Agreement And Plan Of Merger

by and among

AQUAhydrate, Inc.
a Nevada corporation (the “Company”),

The Alkaline Water Company Inc.
a Nevada corporation (the “Parent”),

and

AWC Acquisition Company Inc.
a Nevada corporation and a wholly-owned Subsidiary of Parent (the “Merger Sub”)

September 9, 2019

ARTICLE 1 THE MERGER		2
1.1	The Merger	2
1.2	Merger Consideration	2
1.3	Closing	3
1.4	Effective Time	3
1.5	Effects of the Merger	3
1.6	Articles of Incorporation; By-Laws	4
1.7	Directors and Officers	4
ARTICLE 2 EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES		5
2.1	Effect of the Merger on Capital Stock	5
2.2	Exchange Procedures	7
2.3	Adjustments	12
2.4	Withholding Rights	12
2.5	Lost Certificates	12
2.6	Treatment of Stock Options and Other Stock-Based Compensation	12
2.7	Treatment of Warrants	13
2.8	Tax Treatment	13
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY		13
3.1	Organization and Good Standing	13
3.2	Capitalization	14
3.3	Absence of Rights to Acquire Company Securities	14
3.4	Not a Reporting Corporation	14
3.5	Authority	14
3.6	No Conflict	15

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3.7	Subsidiaries	16
3.8	Partnerships or Joint Ventures	16
3.9	Financial Statements	16
3.10	Books and Records/Minute Books	19
3.11	Title to Personal Property	19
3.12	Title to Real Property	19
3.13	Intellectual Property	19
3.14	Accounts Receivable	23
3.15	Inventories	23
3.16	Material Contracts	23
3.17	Tax Matters	24
3.18	No Agents	25
3.19	Employment Matters	25
3.20	ERISA	27
3.21	Consents	28
3.22	Compliance	28
3.23	Legal Proceedings	29
3.24	Operating Permits and Licenses	29
3.25	Insurance	30
3.26	Indebtedness of the Company	30
3.27	Related Party Transactions	31
3.28	Compliance with Healthcare Laws	31
3.29	Compliance with Advertising Laws	31
3.30	Compliance with Environmental Laws	32
3.31	Expropriation	32
3.32	Rights of Other Persons	32

3.33	Rights on Business Activities	32
3.34	Relationships with Customers, Suppliers, Distributors and Sales Representatives	33
3.35	Regulatory Proceedings	33
3.36	Products	33
3.37	Protection of Personal Information	33
3.38	Certain Payments	33
3.39	Sanctions	34
3.40	Anti-Money Laundering and Compliance with Anti-Corruptions Laws	34
3.41	Parent Disclosure Record	35
3.42	No Standstills	35
3.43	Anti-Takeover Statutes	35
3.44	Absence of Certain Changes or Events	35
3.45	Undisclosed Information	36
3.46	Survival	36
3.47	Reliance	36
3.48	No Further Representations and Warranties	36
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB		37
4.1	Organization and Good Standing	37
4.2	Capitalization	38
4.3	Authorization of the Parent Common Stock Shares	38
4.4	Reporting Issuer Status	38
4.5	Stock Exchange Listing	39
4.6	Absence of Rights to Acquire Securities	39
4.7	Authority	39
4.8	Validity of Consideration Shares	40

4.9	No Conflict	40
4.10	Subsidiaries	41
4.11	Partnerships or Joint Ventures	41
4.12	Books and Records	41
4.13	Actions and Proceedings	41
4.14	Intellectual Property	42
4.15	Consents	45
4.16	Compliance	45
4.17	Disclosure Controls	46
4.18	Parent Disclosure Record	46
4.19	Exchange Act Reports	46
4.20	Financial Representations	47
4.21	Tax Matters	49
4.22	Legal Proceedings	50
4.23	Regulatory Proceedings	50
4.24	Absence of Certain Changes or Events	50
4.25	Title to Personal Property	51
4.26	Material Contracts	52
4.27	Certain Transactions	52
4.28	Certain Payments	52
4.29	Undisclosed Information	52
4.30	Compliance with Healthcare Laws	53
4.31	Compliance with Advertising Laws	53
4.32	Compliance with Environmental Laws	53
4.33	No Brokers	54
4.34	Title to Real Property	54

4.35	Employment Matters	54
4.36	ERISA	55
4.37	Operating Permits and License	56
4.38	Relationships with Customers, Suppliers, Distributors and Sales Representatives	56
4.39	Products	56
4.40	Survival	56
4.41	Reliance	57
4.42	No Further Representations and Warranties	57
ARTICLE 5 COVENANTS		57
5.1	Conduct of Business of the Company	57
5.2	Conduct of the Business of the Parent	60
5.3	Access to Information; Confidentiality	62
5.4	Standstill	62
5.5	Preparation of Joint Proxy Statement/Prospectus	67
5.6	Company Stockholders Meeting	68
5.7	Parent Stockholders Meeting; Approval by Sole Stockholder of the Merger Sub	68
5.8	Notices of Certain Events; Stockholder Litigation	69
5.9	Resignations	70
5.10	Directors' and Officers' Indemnification and Insurance	70
5.11	Commercially Reasonable Efforts	71
5.12	Public Announcements	74
5.13	Anti-Takeover Statutes	74
5.14	Stock Exchange Matters	74
5.15	Certain Tax Matters	75
5.16	Obligations of Merger Sub	75
5.17	Closing Conditions.	75

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5.18	Expenses	75
5.19	Conversion Schedule	75
5.20	Directors and Officers of the Parent:	75
5.21	Agreement with Roth Capital Partners LLC	76
5.22	Further Assurances	76
ARTICLE 6 CONDITIONS		76
6.1	Conditions to Each Party's Obligation to Effect the Merger	76
6.2	Conditions to Obligations of the Parent and the Merger Sub	77
6.3	Conditions to Obligation of the Company	80
ARTICLE 7 TERMINATION, AMENDMENT, AND WAIVER		80
7.1	Termination by Mutual Consent	80
7.2	Termination by Either the Parent or the Company	80
7.3	Termination by the Parent	81
7.4	Termination by the Company	82
7.5	Notice of Termination; Effect of Termination	82
7.6	Amendment	83
7.7	Extension; Waiver	83
ARTICLE 8 INDEMNIFICATION		84
8.1	Survival of Representations and Warranties	84
8.2	Indemnification by the Company Stockholders and the Parent	84
8.3	Indemnifiable Damage Threshold; Other Limitations.	86
8.4	Indemnification Procedures	87
8.5	Stockholders' Representative	91

ARTICLE 9 MISCELLANEOUS		92
9.1	Definitions	92
9.2	Interpretation; Construction	108
9.3	Survival	108
9.4	Governing Law	108
9.5	Submission to Jurisdiction	109
9.6	Waiver of Jury Trial	109
9.7	Notices	110
9.8	Entire Agreement	111
9.9	No Third-Party Beneficiaries	111
9.10	Severability	112
9.11	Assignment	112
9.12	Remedies	112
9.13	Specific Performance	112
9.14	Counterparts; Effectiveness	112
9.15	Attorneys' Fees	112

Exhibits

Exhibit A	Company Escrow Agreement
Exhibit B	Working Capital Ratio
Exhibit C	Seventh Amended and Restated Articles of Incorporation of AQUAhydrate, Inc. and Transaction Chronology
Exhibit D	Creditor Escrow Agreement
Exhibit E	Roth / Emerald Escrow Agreement

AGREEMENT AND PLAN OF MERGER

This Agreement And Plan Of Merger (this “Agreement”), is entered into as of September 9, 2019, by and among AQUAhydrate, Inc. a Nevada corporation (the “Company”), The Alkaline Water Company Inc., a Nevada corporation (the “Parent”), and AWC Acquisition Company Inc., a Nevada corporation and a wholly-owned Subsidiary of the Parent (the “Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 9.1 hereof.

WHEREAS:

A.	The Parties intend that the Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

B.	The Board of Directors of the Company (the “Company Board”) has unanimously:

	(a)	determined that it is in the best interests of the Company, the holders of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) and the holders of shares of the Company Preferred Stock, and declared it advisable, to enter into this Agreement with the Parent and the Merger Sub;

	(b)	approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and

	(c)	resolved, subject to the terms and conditions set forth in this Agreement, to recommend approval of this Agreement by the stockholders of the Company; in each case, in accordance with the Nevada Revised Statutes (the “NRS”);

C.	The respective Boards of Directors of the Parent (the “Parent Board”) and the Merger Sub (the “Merger Sub Board”) have each unanimously:

	(a)	determined that it is in the best interests of the Parent or the Merger Sub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement; and

	(b)	approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the NRS;

D.	The Parent Board has resolved to recommend that the holders of shares of the Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”), approve the issuance of shares of the Parent Common Stock in connection with the Merger on the terms and subject to the conditions set forth in this Agreement (the “Parent Stock Issuance”);

E.	All of the Parent Common Stock otherwise issuable by the Parent in connection with the Merger shall be placed in escrow by the Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Company Escrow Agreement;

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F.	For U.S. federal income Tax purposes, the Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code; and

G.	The Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

Article 1
The Merger

1.1	The Merger

On the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, at the Effective Time:

(a)	the Merger Sub will merge with and into the Company (the “Merger”);

(b)	the separate corporate existence of the Merger Sub will cease; and

(c)	the Company will continue its corporate existence under the NRS as the surviving corporation in the Merger and a Subsidiary of the Parent (sometimes referred to herein as the “Surviving Corporation”).

1.2	Merger Consideration

Subject to the terms and conditions of this Agreement, in consideration for the Merger, the Parent hereby agrees that it will:

(a)

at the Closing issue to the holders of the Company Common Stock, on a pro-rata basis, such number of shares of the Parent Common Stock that is equal to 19,565,217 less any shares of the Parent Common Stock to be issued in connection with the Merger to any finders or placement agents, including Roth Capital Partners LLC and Emerald Partners Pty Limited, and to any other Persons for the payment of any outstanding liabilities; and

(b)	at the Closing issue to the holders of the Company Preferred Stock, on a pro-rata basis, an additional 3,750,000 shares of the Parent Common Stock (the “Performance Shares”) as follows:

	(i)	an aggregate of 1,000,000 shares of the Parent Common Stock which will be subject to escrow and not released until the Parent achieves Trailing Revenue of $60 million in any Period after the Closing;

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	(ii)	an aggregate of 1,250,000 shares of the Parent Common Stock which will be subject to escrow and not released until the Parent achieves Trailing Revenue of $80 million in any Period after the Closing; and

	(iii)	an aggregate of 1,500,000 shares of the Parent Common Stock which will be subject to escrow and not released until the Parent achieves Trailing Revenue of $100 million in any Period after the Closing, provided that these shares of the Parent Common Stock will be immediately released from escrow upon a Change of Control.

1.3	Closing

Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place as soon as practicable (and, in any event, within two Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties. The Closing shall take place remotely via the exchange of documents, signatures, and funds. The document deliveries required hereunder at the Closing may be made by portable document format (.pdf), facsimile, or hand delivery. The actual date of the Closing is hereinafter referred to as the “Closing Date”.

1.4	Effective Time

Subject to the provisions of this Agreement, at the Closing, the Company, the Parent, and the Merger Sub will cause articles of merger (the “Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada in accordance with the relevant provisions of the NRS and shall make all other filings or recordings required under the NRS. The Merger will become effective at such time as the Articles of Merger have been duly filed with the Secretary of State of the State of Nevada or at such later date or time as may be agreed by the Company and the Parent in writing and specified in the Articles of Merger in accordance with the NRS (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

1.5	Effects of the Merger

The Merger shall have the effects set out in this Agreement and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and the Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

1.6	Articles of Incorporation; By-Laws

At the Effective Time:

	(a)	the articles of incorporation of the Merger Sub in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation, except that references to the Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof or as provided by Applicable Laws; and

	(b)	the by-laws of the Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to the Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation, or as provided by Applicable Laws.

1.7	Directors and Officers

The directors and officers of the Surviving Corporation from and after the Effective Time will be as set out below and will remain until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

Name	Position
Matthew Howison	Director and President
Ira Tochner	Director
Richard Wright	Director and Chief Executive Officer
Aaron Keay	Director
Brian Sudano	Director
[To be nominated by the Company following execution of this Agreement]	Director
[To be nominated by Parent following execution of this Agreement]	Director
[To be mutually agreed by the Company and Parent following execution of this Agreement]	Chief Financial Officer

Article 2
Effect of the Merger on Capital Stock; Exchange of Certificates

2.1	Effect of the Merger on Capital Stock

At the Effective Time, as a result of the Merger and without any action on the part of the Parent, the Merger Sub, or the Company or the holder of any capital stock of the Parent, the Merger Sub, or the Company:

(a)

each share of the Company Common Stock or Company Preferred Stock that is owned by the Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries as of immediately prior to the Effective Time (the “Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor;

(b)	each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive:

(i)

such number of shares of Parent Common Stock, subject to the escrow provisions set forth in this Agreement, that is equal to (i) 19,565,217 less any shares of the Parent Common Stock to be issued in connection with the Merger to any finders or placement agents, including Roth Capital Partners, LLC and Emerald Partners Pty Limited, and to any other Persons for the payment of liabilities, (ii) divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time; and

	(ii)	any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of the Company Common Stock in accordance with Section 2.2(k);

(c)

each share of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive:

(i)

such number of Performance Shares, subject to the escrow provisions set forth in this Agreement that is equal to the quotient of 3,750,000 divided by the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time; and

	(ii)	any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of the Company Preferred Stock.

(d)

at the Effective Time, all shares of the Company Common Stock and the Company Preferred Stock will no longer be outstanding and all shares of the Company Common Stock and the Company Preferred Stock will be cancelled and retired and will cease to exist, and each holder of: (i) a certificate formerly representing any shares of the Company Common Stock or Company Preferred Stock (each, a “Certificate” or “Company Share Certificate”); or (ii) any book- entry shares which immediately prior to the Effective Time represented shares of the Company Common Stock or Company Preferred Stock (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive:

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(A) the Merger Consideration in accordance with Section 2.2 hereof; and

(B) any dividends or other distributions to which the holder thereof becomes entitled to upon the surrender of such shares of the Company Common Stock in accordance with Section 2.2(k);

(e)

each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of the Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence;

(f)

no certificates or scrip representing fractional shares of the Parent Common Stock shall be issued upon the conversion of the Company Common Stock pursuant to Section 2.1(b) or the conversion of the Company Preferred Stock pursuant to Section 2.1(c) and such fractional share interest shall not entitle the owner thereof to vote or to any other rights of a holder of shares of the Parent Common Stock. In the event that any holder of the Company Common Stock or Company Preferred Stock would otherwise be entitled to receive a fractional share of the Parent Common Stock (after aggregating all shares and fractional shares of the Parent Common Stock issuable to such holder), then such holder will receive an aggregate number of shares of the Parent Common Stock rounded down to the nearest whole share;

(g)

notwithstanding any other provisions of this Agreement, shares of the Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.1(a)) and held by a holder who has not voted in favor of approval of this Agreement or consented thereto in writing and who has properly exercised right of dissent of such shares in accordance with NRS 92A.300 to NRS 92A.500 (and, if the Company is subject to Section 2115 of the California Corporations Code, such rights as may be granted to such persons in Chapter 13 of the California Corporations Code) (such shares of the Company Common Stock and Company Preferred Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s right of dissent under the NRS with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by NRS 92A.300 to NRS 92A.500 (and, if the Company is subject to Section 2115 of the California Corporations Code, such rights as may be granted to such persons in Chapter 13 of the California Corporations Code); provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right of dissent pursuant to NRS 92A.300 to NRS 92A.500 (or, if applicable, Chapter 13 of the California Corporations Code) or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by NRS 92A.300 to NRS 92A.500 (or, if applicable, Chapter 13 of the California Corporations Code), such shares of the Company Common Stock and Company Preferred Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Sections 2.1(b) and 2.2 (including the provision for the Escrow Shares pursuant to Section 2.2(j)), without interest thereon, upon surrender of such Certificate or Book-Entry Shares formerly representing the shares of the Company Common Stock and Company Preferred Stock. The Company shall provide the Parent prompt written notice of any demands received by the Company for appraisal of shares of the Company Common Stock and Company Preferred Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to NRS 92A.300 to NRS 92A.500 (or, if applicable, Chapter 13 of the California Corporations Code) that relates to such demand (collectively, “Appraisal Demand Notices”), and the Parent shall have the opportunity and right to direct all negotiations and Proceedings with respect to such demands. Except with the prior written consent of the Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands; and

(h)

if any shares of the Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, stock option exercise agreement or other agreement with the Company, then the shares of the Parent Common Stock issued in exchange for such shares of the Company Common Stock will also be unvested and/or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of the Parent Common Stock may be marked accordingly with appropriate legends.

2.2	Exchange Procedures

(a)

Prior to the Effective Time, the Parent shall appoint an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Merger Consideration for the Certificates and the Book-Entry Shares. At or promptly following the Effective Time, the Parent shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent certificates representing the shares of the Parent Common Stock to be issued as the Merger Consideration (or make appropriate alternative arrangements if uncertificated shares of the Parent Common Stock represented by book-entry shares will be issued). In addition, the Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or other distributions, if any, to which the holders of the Company Common Stock and Company Preferred Stock may be entitled pursuant to Section 2.2(k) for distributions or dividends, on the Parent Common Stock to which they are entitled to pursuant to Section 2.1(b), with both a record and payment date after the Effective Time and prior to the surrender of the Company Common Stock and Company Preferred Stock in exchange for such Parent Common Stock. Such cash and shares of the Parent Common Stock, together with any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 2.2(a), are referred to collectively in this Agreement as the “Exchange Fund.”

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(b)

Promptly after the Effective Time, the Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of the Company Common Stock and Company Preferred Stock at the Effective Time, whose Company Common Stock or Company Preferred Stock was converted pursuant to Section 2.1(b) or Section 2.1(c) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as the Parent and the Surviving Corporation may reasonably specify) for use in such exchange. Each holder of shares of the Company Common Stock and Company Preferred Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration into which such shares of the Company Common Stock and Company Preferred Stock have been converted pursuant to Section 2.1(b) or Section 2.1(c) in respect of the Company Common Stock and Company Preferred Stock represented by a Certificate or Book-Entry Share, subject to the escrow provisions provided in Section 2.2(j), and any dividends or other distributions pursuant to Section 2.2(k)) upon:

	(i)	surrender to the Exchange Agent of a Certificate; or

	(ii)	receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares,

in each case, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article 2, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c)

Until surrendered as contemplated by this Article 2, each Company Share Certificate and Book-Entry Share shall, subject to appraisal rights under the NRS (and if the Company is subject to Cal. Corp. Code §2115, Chapter 13 of the California Corporations Code) and Section 2.1(h), be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable shares of the Parent Common Stock with respect to the shares of the Company Common Stock formerly represented thereby to which such holder is entitled pursuant to Section 2.2. No payments of any portion of the Merger Consideration will be made until the holder of the Company Common Stock or Company Preferred Stock surrenders such Certificate(s) or Book-Entry Shares pursuant hereto.

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(d)

Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund will be invested by the Exchange Agent, as directed by the Parent or the Surviving Corporation. No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Exchange Fund will be payable to the Parent or the Surviving Corporation, as the Parent directs.

(e)

If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book- Entry Share, as applicable, is registered, it shall be a condition to such payment that:

	(i)	such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and

(ii)

the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(f)	Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to the Parent, upon demand.

(g)

In the event of a transfer of ownership of shares of the Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, the applicable shares of the Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered is registered if the Company Share Certificate representing such shares of the Company Common Stock or Company Preferred Stock is presented to the Parent, accompanied by all documents required to evidence and effect such transfer and evidence that:

	(i)	the shares are transferable; and

	(ii)	any applicable stock transfer taxes have been paid.

(h)

All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of the Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article 2.

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(i)

Promptly following the end of the twelve months after the Effective Time, any portion of the Exchange Fund that remains unclaimed by the holders of shares of the Company Common Stock and Company Preferred Stock shall be returned to the Parent and the Exchange Agent’s duties shall terminate. Thereafter, upon the surrender of a Company Share Certificate to the Parent, together with a properly executed letter of transmittal and forms of stock power and such other documents as may reasonably be required by the Parent, and subject to applicable abandoned property, escheat and similar Laws, any such holder who has not exchanged shares of the Company Common Stock or Company Preferred Stock for the Merger Consideration in accordance with this Section 2.2 prior to that time shall be entitled to receive in exchange therefore the applicable Merger Consideration without any interest. Notwithstanding the foregoing, neither the Parent nor the Surviving Corporation shall be liable to any holder of shares of the Company Common Stock or Company Preferred Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of the Company Common Stock or Company Preferred Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Body) shall become, to the extent permitted by Applicable Laws, the property of the Parent free and clear of any claims or interest of any Person previously entitled thereto.

(j)

Prior to or simultaneously with the Closing, the Stockholders’ Representative and the Parent shall enter into an escrow agreement (the “Company Escrow Agreement”) with an escrow agent selected by the Parent and reasonably acceptable to the Stockholders’ Representative (the “Escrow Agent”). Pursuant to the terms of the Company Escrow Agreement, the Parent shall deposit one or more certificates in the name of the Escrow Agent representing the Escrow Shares into an escrow account, which account is to be managed by the Escrow Agent (the “Escrow Account”). Any Escrow Shares in the Escrow Account are referred to herein as the “Escrow Fund.” In connection with such deposit of the Escrow Shares with the Escrow Agent and as of the Effective Time, each holder of the Company Common Stock and Company Preferred Stock will be deemed to have received and deposited with the Escrow Agent each stockholder’s pro rata interest in the Escrow Fund as determined as of the Closing by reference to such stockholder’s ownership of shares of the Company Common Stock and Company Preferred Stock (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by the Parent after the Effective Time with respect to shares constituting the Escrow Fund), without any act of the stockholders of the Company (the “Company Stockholders”). Distributions of any Escrow Shares from the Escrow Account shall be governed by the terms and conditions of the Company Escrow Agreement. The Stockholder Representative shall have the right to direct up to 261,000 shares of the Merger Consideration (not including any of the Performance Shares) to be issued to the Principal Shareholders to a separate account (the “Stockholder Representative Account”) to pay expenses, professional fees and other amounts required to be paid by the Stockholder Representative or the Company Stockholders pursuant to Article VIII. If the Stockholder Representative wishes to sell any of the Parent Common Stock so designated by the Stockholder Representative to the Stockholder Representative Account, then the Stockholder Representative must request the approval of the Parent Committee, provided that each request seeks reimbursement of a minimum of the lesser of (i) $50,000 and (ii) the balance of the Stockholder Representative Account, and a maximum of $200,000 of expenses and professional fees. Upon receipt of the approval of the Parent Committee and subject to compliance with all Applicable Laws, the Stockholder Representative shall be permitted to sell such shares of the Parent Common Stock in the amount and manner approved by the Parent Committee. The Stockholder Representative acknowledges that its ability to sell shares may be limited by federal and state securities laws. The approval of this Agreement and the Merger by the Company Stockholders shall constitute approval of the Company Escrow Agreement and of all the arrangements relating thereto, including, without limitation, the placement of the Escrow Shares in escrow and the appointment of the Stockholders’ Representative. No portion of the Escrow Fund shall be contributed in respect of any Company Stock Option or any warrant or other security exercisable or convertible into the Company Common Stock or Company Preferred Stock. No shares of Parent Common Stock contributed to the Escrow Fund shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation or the Parent other than as set out in Section 1.2 of this Agreement.

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(k)

All shares of the Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by the Parent in respect of the Parent Common Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Company Common Stock or Company Preferred Stock until the Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.5) or Book-Entry Share is surrendered for exchange in accordance with this Section 2.2. Subject to the effect of Applicable Laws, following such surrender, there shall be issued or paid to the holder of record of the whole shares of the Parent Common Stock issued in exchange for the Company Common Stock or Company Preferred Stock in accordance with Section 2.2, without interest:

(i)

 at the time of such surrender, the dividends or other distributions with a  record date after the Effective Time theretofore payable with respect to such whole shares of the Parent Common Stock and not paid; and

(ii)

at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of the Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

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2.3	Adjustments

Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or the Parent Common Stock shall occur (other than the issuance of additional shares of capital stock of the Company or the Parent as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration, the Escrow Shares and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

2.4	Withholding Rights

Each of the Exchange Agent, the Escrow Agent, the Parent, the Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as may be required to be deducted and withheld with respect to the making of such payment under any tax Laws. To the extent that amounts are so deducted and withheld by the Exchange Agent, the Escrow Agent, the Parent, the Merger Sub or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, the Parent, the Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding.

2.5	Lost Certificates

If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Parent, the posting by such Person of a bond, in such reasonable amount as the Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of the Company Common Stock formerly represented by such Certificate as contemplated under this Article 2.

2.6	Treatment of Stock Options and Other Stock-Based Compensation

(a)

Prior to the Effective Time, the Company shall take such actions as may be necessary to provide that each option to acquire shares of the Company Common Stock or Company Preferred Stock (each, a “Company Stock Option”) then outstanding under the Company Stock Plan, as well as any arrangement for the issuance of Company Stock Options not covered by the Company Stock Plan, shall be of no further force or effect as of the Effective Time (either because such Company Stock Option shall have been exercised prior to the Effective Time or shall have been otherwise cancelled and terminated (without regard to the exercise price of the Company Stock Options) as of or prior to the Effective Time).

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	(b)	At or prior to the Effective Time, the Company Stock Plan shall be terminated and of no further force or effect.

(c)

Without limiting the foregoing, the Company shall take such actions as may be necessary to ensure that the Company will not, at the Effective Time, be bound by any options, stock appreciation rights, or other rights or agreements which would entitle any Person, other than the Parent and its Subsidiaries, to own any capital stock of the Company or the Surviving Corporation or to receive any payment in respect thereof.

2.7	Treatment of Warrants

Prior to the Effective Time, the Company shall take such action as may be necessary to ensure that each outstanding and unexercised Company Warrant shall be of no further force or effect as of the Effective Time (either because such Company Warrant shall have been exercised prior to the Effective Time or shall have been otherwise cancelled and terminated (without regard to the exercise price of the Company Warrants) as of or prior to the Effective Time). Without limiting the foregoing, the Company shall take such action as may be necessary to ensure that the Company and the Surviving Corporation (as applicable) will not, at the Effective Time, be bound by any rights or agreements which would entitle any Person, other than the Parent and its Subsidiaries, to own any capital stock of the Company or the Surviving Corporation or to receive any payment in respect thereof.

2.8	Tax Treatment

For U.S. federal income Tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the regulations promulgated thereunder, that this Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

Article 3
Representations and Warranties of the Company

Except as otherwise disclosed in the Company Disclosure Letter, the Company makes the following representations to the Parent, as of the Execution Date and as of the Closing, and acknowledges and agrees that the Parent is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Company Disclosure Letter, in connection with the execution, delivery and performance of this Agreement:

3.1	Organization and Good Standing

	(a)	The Company is a company duly organized, validly existing and in good standing under the laws of Nevada.

(b)

The Company has full corporate power, authority and capacity to conduct the Company Business as it has been and is presently conducted, to own, operate or use the properties and the Company Assets that it purports to own, operate or use, and to perform all of its obligations under any applicable Contracts to which it is a party.

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(c)

The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the owning or leasing of any Company Assets or the operation of the Company Business makes such licensing or qualification necessary, except where the failure to be so qualified would not result in a Company Material Adverse Effect.

3.2	Capitalization

All of the authorized, issued and outstanding Company Securities are as set out in the Company Disclosure Letter. All of the outstanding Company Securities have been duly authorized and validly issued and are fully paid and non-assessable. To the Knowledge of the Company none of the outstanding Company Securities were issued in violation of any Applicable Laws. Other than as set out in the Company Disclosure Letter, the Company does not own, or have any contract to acquire, any securities of any Person, or any direct or indirect equity or ownership interest in any other business. There are no Contracts purporting to restrict the transfer of any of the Company Securities, or restricting or affecting the voting of any of the Company Securities to which the Company is a party, or of which the Company is aware.

3.3	Absence of Rights to Acquire Company Securities

Other than as set out in the Company Disclosure Letter, no Person has any contract or right, present or future, contingent or absolute, capable of becoming a contract or right:

(a) to require the Company to issue any of the Company Securities; or

(b) to require the Company to purchase, redeem or otherwise acquire any of the Company Securities.

3.4	Not a Reporting Corporation

The Company is not a reporting issuer in Canada, as that term is defined by Applicable Securities Laws in Canada, and does not have a class of securities registered under the Exchange Act. There is no published market for any of the Company Securities.

3.5	Authority

The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, approval of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of the Company Common Stock and, if applicable, the Company Preferred Stock (voting as a single class or as separate classes, as applicable) (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Parent and the Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company Stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company Stockholders for approval at the Company Stockholders Meeting; and (iv) resolved to recommend that Company Stockholders vote in favor of approval of this Agreement in accordance with the NRS (collectively, the “Company Board Recommendation”).

3.6	No Conflict

Neither the execution and delivery of the Agreement, nor the consummation or performance of any of the transactions contemplated herein, will, directly or indirectly (with or without notice or lapse of time or both):

	(a)	contravene, conflict with, or result in a violation of any provision of the Charter Documents of the Company or any resolution adopted by the Company Board;

	(b)	contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Applicable Laws to which the Company or the Company Assets may be subject;

	(c)	contravene, conflict with, or result in a violation of, any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Company, or that otherwise relates to the Company Business or any of the Company Assets;

	(d)	cause any of the Company Assets to be reassessed or revalued by any Governmental Body;

	(e)	contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any subsisting Contracts, oral or written, entered into by the Company, by which the Company is bound, or to which it or the Company Assets are subject, which have total payment obligations on the part of the Company which reasonably can be expected to exceed $25,000, or are for a term of or in excess of one year (each, a “Company Material Contract”);

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	(f)	result in the imposition or creation of any Liens upon or with respect to any of the Company Assets or any of the Company Securities;

(g)

require the Company to obtain any consent from any Person in connection with the execution and delivery of the Agreement or the consummation or performance of any of the transactions contemplated herein.

3.7	Subsidiaries

The Company has no Subsidiaries and no material interest in any other Person.

3.8	Partnerships or Joint Ventures

The Company is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind, including as a beneficiary or trustee in any trust arrangement, and is not party to any agreement under which it agrees to carry on any part of the Company Business or any other activity in such manner, or by which the Company agrees to share any revenue or profit with any other Person.

3.9	Financial Statements

(a)

The audited financial statements for the years ended December 31, 2018, 2017 and the reviewed financial statements for 2016 and the interim reviewed financial statements for the three and six months ended June 30, 2019 (such 2019 financial statements to be completed prior to Closing) (collectively, the

“Company Financial Statements”):

		(i)	are in accordance with the books and records of the Company;

		(ii)	present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for such periods; and

		(iii)	have been prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved.

(b)

All material financial transactions of the Company have been accurately recorded in the books and records of the Company and such books and records fairly present the financial position and the affairs of the Company.

(c)

To the Knowledge of the Company other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, the Company has no material liabilities, net of cash, which:

		(i)	are not set forth in Company Financial Statements or have not heretofore been paid or discharged;

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	(ii)	did not arise in the ordinary course of business under a Contract or plan that has been specifically disclosed in writing to the Parent; or

(iii)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in, or as a result of, the ordinary course of business since the Company Accounting Date, and otherwise disclosed in writing to the Parent.

(d)

To the Knowledge of the Company except to the extent reflected or reserved against in the Company Financial Statements or incurred subsequent to the Company Accounting Date in the ordinary course of business, the Company has no outstanding liabilities, and any liabilities incurred by the Company in the ordinary course business since the Company Accounting Date have not had, individually or in the aggregate, a Company Material Adverse Effect.

(e)	Since the Company Accounting Date, there have not been:

(i)

any changes in the condition or operations of the Company Business, the Company Assets or the financial affairs of the Company which have caused, individually or in the aggregate, a Company Material Adverse Effect; or

(ii)

any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance), which has caused or may cause a Company Material Adverse Effect.

(f)	Since the Company Accounting Date, and other than as contemplated by the Agreement, the Company has not:

(i)

transferred, assigned, sold or otherwise disposed of any of the Company Assets shown or reflected in the Company Financial Statements or cancelled any debts or claims other than the sale of inventory in the ordinary course of business;

	(ii)	incurred or assumed any material liability (other than in the ordinary course of business except costs incurred in connection with the Merger);

	(iii)	issued or sold any Company Securities;

(iv)

discharged or satisfied any liens, or paid any liabilities, other than current liabilities or the current portion of long term liabilities disclosed in the Company Financial Statements, or current liabilities incurred since the date thereof in the ordinary course of business;

(v)

declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of Company Securities, nor purchased, redeemed, subdivided, consolidated, or reclassified any Company Securities;

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	(vi)	made any gift of money or of any of the Company Assets to any Person;

	(vii)	purchased or sold any of the Company Assets outside of the ordinary course of business;

	(viii)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding $25,000;

	(ix)	amended or changed, or taken any action to amend or change, its organizational documents;

(x)

made payments of any kind to or on behalf of either a holder of Company Securities or any related parties of a holder of Company Securities, nor under any management agreement, save and except business related expenses and salaries in the ordinary course of business and at the regular rates payable;

	(xi)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or subjected any of the Company Assets to any lien of any nature whatsoever;

(xii)

made or suffered any amendment or termination of any Company Material Contract, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(xiii)

increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its directors, officers, Employees or consultants, or made any increase in, or any addition to, other benefits to which any of its directors, officers, Employees or consultants may be entitled;

	(xiv)	adopted, or increased the payments to or benefits under, any Company Employee Plan; or

	(xv)	authorized or agreed, or otherwise have become committed, to do any of the foregoing.

(g)

The Company has no guarantees, indemnities or contingent or indirect obligations with respect to the liabilities of any other Person, including any obligation to service the debt of, or otherwise acquire an obligation of, another Person, or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of, any other Person.

(h)

The Company is not a party to, bound by or subject to any Contract or Applicable Laws that would be violated or breached by, or under which default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

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3.10	Books and Records/Minute Books

The minute books of the Company contain all the written minutes which exist of all meetings held and all corporate action taken by, holders of Company Securities and the Company Board. At the Closing, all of those books and records will be in the possession of the Company.

3.11	Title to Personal Property

The Company possesses, and has good and marketable title to, all personal property reasonably necessary for the continued operation of the Company Business as presently conducted and as represented to the Parent, including all the Company Assets. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and other Company Assets are owned by the Company free and clear of all Liens.

3.12	Title to Real Property

The Company does not own any real property. The Company possesses, and has good and marketable title to, all Leased Real Estate or other such interests necessary for the continued operation of the Company Business as presently conducted and as represented to the Parent, including all real property and leaseholds reflected in the Company Financial Statements. All Leased Real Estate is leased by the Company free and clear of all Liens created by the Company. The Company has delivered or made available to the Parent copies of such instruments by which the Company acquired such interests.

3.13	Intellectual Property

	(a)	For the purposes of this section and this Agreement, the following words have the following meanings:

(i)

“Company Intellectual Property” includes all Contracts whereby the Company licenses Intellectual Property from any other Person (other than off-the-shelf licenses), any item of Intellectual Property solely owned by the Company, and any item of Intellectual Property in which the Company has or purports to have a joint ownership interest; and

(ii)

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to Applicable Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all:

(A)

trademarks, service marks, trade names, brand names, logos, slogans, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of, and symbolized by, and all registrations, applications and renewals for, any of the foregoing;

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(B)

internet domain names, whether or not trademarks, web addresses, web pages, websites and related content, URLs (uniform resource locator) and accounts with Twitter, Facebook and other social media companies, and the content found thereon and related thereto;

(C)

works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights;

(D)

inventions, discoveries, trade secrets, software source code, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein;

(E)

patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Body-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models);

(F)	all licenses for listed intellectual property granted to third parties;

(G)	all future income and proceeds from any of the listed intellectual property and from the licenses listed in (F) above; and

(H)	all rights to damages, royalties and profits by reason of the past, present or future infringement or other misuse of any of the listed intellectual property.

(b)	The Company Disclosure Letter lists all:

	(i)	registered Company Intellectual Property; and

	(ii)	Company Intellectual Property that is not registered but that is used in the Company Business.

(c)

All required filings and fees related to the Company Intellectual Property have been filed on a timely basis with, and paid to, the relevant Governmental Bodies, and all Company Intellectual Property is otherwise in good standing. The Company has provided the Parent with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all of the Company Intellectual Property.

(d)

The Company Intellectual Property is valid and enforceable, and the Company has not received notice of any Proceeding challenging the extent, validity or enforceability of, or the Company’s ownership of, any of the Company Intellectual Property, in whole or in part, and in the case of pending applications for the Company Intellectual Property, the Company has not received notice of any Proceeding seeking to oppose any such application, or have any such application canceled, re-examined or found invalid, in whole or in part.

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(e)

The Company Disclosure Letter lists all Contracts regarding, or related to, the Company Intellectual Property. The Company has provided the Parent with true and complete copies of all such Contracts, including all modifications, amendments and supplements thereto and waivers thereunder. Each of such Contracts is valid and binding on the Company, as applicable, in accordance with its terms and is in full force and effect. To the Knowledge of the Company, no other party to any such Contract is in breach of, or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of, or any intention to terminate, any such Contract. Except as disclosed in the Company Disclosure Letter, the Company has not permitted or licensed any Person to use any of the Company Intellectual Property. Except pursuant to the terms of the Contracts, the Company has not agreed to indemnify any Person against any charge of infringement or other violation with respect to any Intellectual Property.

(f)

The Company has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Company Business, in each case, free and clear of encumbrances. Without limiting the generality of the foregoing, the Company has entered into contracts with every current and former director, officer and Employee of the Company, and with every current and former independent contractor or consultant to the Company, whereby such director, officer, Employee(s), contractor(s) and consultant(s) have:

(i)

assigned to the Company any ownership interest and right they may have in any of the Company Intellectual Property and have waived any moral rights or any rights to similar effect in any country or at common law they may have therein for the benefit of the Company;

	(ii)	acknowledged exclusive ownership of all of the Company Intellectual Property by the Company; and

	(iii)	entered into nondisclosure agreements pursuant to which they have agreed to maintain the confidentiality of the Company Intellectual Property.

(g)

Except as otherwise disclosed in the Agreement, the consummation of the transactions contemplated in the Agreement will not result in the loss or impairment of, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company Business.

(h)

To the Knowledge of the Company, the rights of the Company in the Company Intellectual Property are valid, subsisting and enforceable. The Company has taken all reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure Contracts.

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(i)

To the Knowledge of the Company, the conduct of the Company Business as currently and formerly conducted, and the products, processes and services of the Company, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To the Knowledge of the Company, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any of the Company Intellectual Property.

(j)	All of the Company Intellectual Property is either:

	(i)	owned solely by the Company, free and clear of any Liens; or

	(ii)	rightfully used and authorized for use by the Company pursuant to a valid and enforceable written license.

(k)

The Company Intellectual Property constitutes all of the Intellectual Property necessary to carry on the Company Business by the Parent following the Closing, consistent with the manner in which it was conducted prior to the Closing, and the Company is not obligated to provide any consideration (whether financial or otherwise) to any other Person nor is any other Person otherwise entitled to any consideration, with respect to any exercise of rights by the Company, or the Parent in the Company Intellectual Property (other than with respect to maintenance costs associated with Company Intellectual Property owned by the Company and license fees and other payments associated with Company Intellectual Property licensed by the Company).

(l)

There is no Proceeding (including any oppositions, interferences or re- examinations) settled, pending or to the Knowledge of the Company threatened (including in the form of offers to obtain a license):

	(i)	alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company;

(ii)

challenging the validity, enforceability, registrability or ownership of any of the Company Intellectual Property or the rights of the Company with respect to any of the Company Intellectual Property; or

(iii)

by the Company or any other Person alleging any infringement, misappropriation, dilution or other violation by any Person of Company Intellectual Property, and the Company is not party to any other Proceeding with respect to any of the Company Intellectual Property or any other rights arising with respect to any Intellectual Property.

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(m)

The Company is not subject to any outstanding or, to the Knowledge of the Company, prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any of Company Intellectual Property.

(n)

To the Knowledge of the Company, the consummation of the Merger will not alter, impair or otherwise adversely affect any rights or obligations of the Company in any of the Company Intellectual Property, and, from and after the Closing, the Parent will be able to maintain all of the Company’s rights thereto as they existed at the Closing, without modification or impairment.

(o)

To the Knowledge of the Company, no third-party licensed Company Intellectual Property is subject to revocation or termination upon a change of control of the Company. Except for in respect of Company Intellectual Property licensed by the Company, the Company is not required to pay any royalty or other fees to any other Person.

3.14	Accounts Receivable

All accounts receivable of the Company that are reflected on the balance sheet included in the Company Financial Statements or on the accounting records of the Company as of the Closing have been recorded by the Company in accordance with its usual accounting practices consistent with prior periods, and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The reserve taken for doubtful or bad debtor accounts is adequate based on the past experience of the Company and is consistent with the accounting procedures used in previous fiscal periods. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any such account receivable relating to the amount or validity of such account receivable. The Company Disclosure Letter contains a complete and accurate list of all such accounts receivable which sets forth the aging of such accounts receivable.

3.15	Inventories

All inventory (the “Inventory”) used for the Company Business is owned by the Company free and clear of all Liens other than Liens that will be released at Closing, and no Inventory is held on a consignment basis. To the Knowledge of the Company, the quantities of each item of Inventory are not excessive (including taking into account aging or date of expiry) but are reasonable in the present circumstances of the Company. All necessary reserves have been taken to ensure all inventory values are recoverable. All of the Inventory is valued in accordance with GAAP.

3.16	Material Contracts

The Company has provided the Parent with all of the Company Material Contracts entered into by the Company in the course of carrying on the Company Business, a list of which is included in Company Disclosure Letter. The Company is not party to or bound by any other Company Material Contract, whether oral or written, and the Company Material Contracts are all valid and subsisting, in full force and effect and unamended, and no material default or violation exists in respect thereof on the part of the Company, as applicable, or, to the Knowledge of the Company, on the part of any of the other parties thereto. The Company has not received notice of any intention on the part of any of the other parties thereto to terminate or materially alter any Company Material Contracts or any event that, with notice or the lapse of time, or both, will create a material breach or violation thereof, or default under any Company Material Contracts. To the Knowledge of the Company, the continuation, validity and effectiveness of each Company Material Contract will in no way be affected by the consummation of the transactions contemplated by the Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification or change to, any Company Material Contract to which the Company is a party.

3.17	Tax Matters

As of the Execution Date:

	(a)	the Company has filed, or caused to be filed, all Tax Returns that are or were required to be filed by, or with respect to, the Company pursuant to all Applicable Laws. The Company has made available to the Parent copies of all such Tax Returns filed by the Company. The Company has not given, or been requested to give, waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment by the Company, or for which the Company may be liable;

	(b)	all Taxes that the Company is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person or amounts reserved therefor;

	(c)	all Tax Returns filed by the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the Execution Date;

	(d)	the Company has paid all Taxes that have become or are due with respect to any period ended on or prior to the Execution Date, and has established an adequate reserve therefor for those Taxes not yet due and payable, except for:

(i) any Taxes the non-payment of which will not have a Company Material Adverse Effect; and

(ii) such Taxes, if any, as are listed in the Company Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Company Financial Statements;

	(e)	the Company is not presently under, nor has it received notice of, any contemplated investigation or audit by any Governmental Body concerning any fiscal year or period ended prior to the Closing; and

	(f)	to the Knowledge of the Company, the Company Financial Statements contain full provision for all Taxes, including any deferred taxes that may be assessed to the Company through the Company Accounting Date.

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3.18     No Agents

Other than Roth Capital Partners LLC and Emerald Partners Pty Limited, no broker, agent, financial advisor or other intermediary has been engaged by the Company in connection with the transactions contemplated by the Agreement and, consequently, no commission is payable or due to any Person other than Roth Capital Partners LLC and Emerald Partners Pty Limited from the Company.

3.19    Employment Matters

(a)	The Company has provided the Parent a list of each Employee of the Company, which includes:

	(i)	the name of each Employee (except as prohibited under Applicable Laws);

	(ii)	each Employee’s current position and any prior positions held with the Company and any predecessor thereof;

	(iii)	the date of each Employee’s initial commencement of employment with the Company or any predecessor thereof;

	(iv)	each Employee’s current salary, accrued vacation, benefits, severance entitlements and other financial entitlements; and

	(v)	each Employee’s term of employment.

(b)	The Company has provided the Parent:

(i)

correct and complete copies of all documents embodying each Company Employee Plan and each Employee Contract with respect to the Company, including all amendments thereto, and copies of all documents used in connection therewith, a list of which is included in the Company Disclosure Letter;

	(ii)	the most recent annual actuarial valuations, if any, prepared for each Employee Plan of the Company;

	(iii)	if any Employee Plan of the Company is funded, the most recent annual and periodic accounting of such Employee Plan assets; and

(iv)

all communications material to any Employee of the Company relating to any Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

(c)

The Company has performed, in all material respects, all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by another party to any Employee Plan, and all Employee Plans have been established and maintained in all material respects in accordance with their respective terms and in substantial compliance with all Applicable Laws. There are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits), against any Employee Plan or against the assets of any Employee Plan. The Employee Plans can be amended, terminated or otherwise discontinued after the Closing in accordance with their terms, and, to the Knowledge of the Company, without liability to the Company, the Parent or any Affiliate thereof (other than ordinary administration expenses typically incurred in a termination event). There are no audits, inquiries or Proceedings pending or, to the Knowledge of the Company, threatened, by any Governmental Body in respect of any Employee Plans or proposed Employee Plans.

(d)

The execution of the Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under an Employee Plan, Employee Contract, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee of the Company.

(e)	The Company:

(i)

is in compliance in all material respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment, and wages and hours with respect to all of its Employees;

	(ii)	has withheld all amounts required by law or by agreement to be withheld by it from the wages or salaries of, and other payments to, Employees;

	(iii)	is not liable for any arrears of wages, taxes or any penalty for failure to comply with any of the foregoing;

(iv)

is not liable for any payment to any trust or other fund or to any Governmental Body with respect to unemployment compensation benefits, social security or other benefits for its Employees (other than routine payments to be made in the ordinary course of business and consistent with past practice);

	(v)	has provided or will provide its Employees with all wages, benefits, stock options, bonuses, incentives and all other compensation that are, or have become, due and payable through to the Closing; and

(vi)

represents that in the three years prior to the Execution Date, no citation has been issued by any Governmental Body against it, and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement Proceeding involving it has been filed or is pending or, to its knowledge, threatened, against it under any Applicable Law relating to occupational safety and health.

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	(f)	No work stoppage, labour strike or other “concerted action” involving Employees of, or against, the Company is pending or, to the Knowledge of the Company, threatened in writing. The Company is not involved in, and, to the Knowledge of the Company, the Company is not threatened with, any labour dispute, grievance, or litigation relating to labour, safety or discrimination matters involving any Employee of the Company, including charges of unfair labour practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Company Material Adverse Effect. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any Employees, and no collective bargaining agreement is being negotiated. The Company has no Knowledge of any activities or Proceedings of a labour union to organize any of the Employees of the Company.

	(g)	Except for claims by Employees under any applicable workers’ compensation or similar legislation which, if adversely determined, would not, either individually or in the aggregate, have a Company Material Adverse Effect, there are no complaints, claims or charges pending or outstanding or, to the Knowledge of the Company, anticipated, and there are no Orders, decisions, directions or convictions currently registered or outstanding by any Governmental Body against, or in respect of, the Company under or in respect of any employment legislation.

	(h)	The Company Disclosure Letter lists all Employees in respect of whom the Company has been advised by any workers compensation or similar authority that such Employees are in receipt of benefits under workers’ compensation or similar legislation. There are no appeals pending before any workers compensation or similar authority involving the Company, and all levies, assessments and penalties made against the Company pursuant to workers’ compensation or similar legislation have been paid. The Company is not aware of any audit currently being performed by any workers compensation or similar authority with respect to the Company, and all payments required to be made in respect of termination or severance pay under any employment standards or similar legislation in respect of any Employee have been made by the Company.

3.20	ERISA

Other than as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect:

	(a)	no “employee benefit plan” (as defined in Section 3(3) of ERISA), for which the Company would have any liability (whether absolute or contingent) (each an “ERISA Plan”) has experienced a failure to satisfy the “minimum funding standard” (as defined in Section 302 ERISA or Section 412 of the Code), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) or any similar minimum funding failure event with respect to any ERISA Plan (other than an ERISA Plan that under Applicable Law is required to be funded by a trust or funding vehicle maintained exclusively by a governmental authority) that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens;

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	(b)	each ERISA Plan is in compliance in all respects with Applicable Law, including, without limitation, ERISA and the Code;

	(c)	other than in the ordinary course, neither the Company nor any trade or business, whether or not incorporated, that, together with the Company, would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), 414(c), 414(m) or 414(o) of the Code has incurred or reasonably expects to incur any liability with respect to any ERISA Plan:

(i) under Title IV of ERISA; or

(ii) in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Company, except as required to avoid excise tax under Section 4980B of the Code and except, on a case by case basis, limited extensions of health insurance benefits (for a period of no more than 18 months post-employment) to former employees receiving severance payments from the Company; and

	(d)	each ERISA Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

3.21	Consents

Except as disclosed in the Agreement or the Company Disclosure Letter, no authorization, approval, Order, license, permit or consent of any Governmental Body or any other Person, and no registration, declaration or filing by the Company with any such Governmental Body or other Person, is required in order for the Company to:

	(a)	consummate the transactions contemplated by the Agreement;

	(b)	execute and deliver all of the documents in connection with the Merger;

	(c)	duly perform and observe the terms and provisions of the Agreement; or

	(d)	render the Agreement legal, valid, binding and enforceable.

3.22	Compliance

	(a)	The Company is, and at all times has been, in full compliance with all material requirements of each Governmental Body required for the operation of the Company Business except where the failure to be in compliance would not result in a Company Material Adverse Effect.

	(b)	To the Knowledge of the Company, no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result, directly or indirectly, in a material violation of, or a failure to comply with, any material requirement of any Governmental Body required for the operation of the Company Business, or could reasonably be expected to result directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any authorization of any Governmental Body required for the operation of the Company Business.

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(c)

The Company has not received any written notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any material requirement of any Governmental Body, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification of any authorization of any Governmental Body.

(d)

All applications required to have been filed for the renewal of any authorizations required from any Governmental Body for the operation of the Company Business, up to the Execution Date, have been duly filed on a timely basis with each applicable Governmental Body, and all other filings required to have been made with respect to such authorizations have been duly made on a timely basis with each applicable Governmental Body.

3.23	Legal Proceedings

	(a)	There is no pending Proceeding:

		(i)	that has been commenced by or against the Company or that otherwise relates to or may affect the Company Business or any of Company Assets; or

		(ii)	that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

(b)

To the Knowledge of the Company, no Proceeding has been threatened in writing against the Company or with respect to the Company Business or the Company Assets, and no event has occurred or circumstance exists, that may give rise to or serve as a basis for the commencement of any such Proceeding.

	(c)	There is no Order to which any of the Company, the Company Business or any of the Company Assets is subject.

(d)

To the Knowledge of the Company, no Employee or agent of the Company is subject to any Order that prohibits such Employee or agent from engaging in or continuing any conduct, activity or practice relating to the Company Business.

3.24	Operating Permits and Licenses

The Company owns or holds all material permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, Orders (inclusionary or exclusionary) or other concessions required in connection with the conduct of the Company Business. All such permits and licenses are valid and enforceable, each in accordance with its respective terms, and to the Knowledge of the Company, no party to any of them is in default thereunder or in breach thereof, or would, with the giving of notice or the lapse of time or both, be in breach or default thereof.

3.25	Insurance

	(a)	All insurance policies to which the Company is a party, or that provide coverage to the Company, or to any Employee of the Company:

		(i)	are valid, outstanding and enforceable;

		(ii)	are issued by an insurer that is financially sound and reputable;

		(iii)	taken together, provide adequate insurance coverage for the Company Assets and the Company Business for all risks normally insured against by a Person carrying on the same business as the Company;

		(iv)	are sufficient for compliance with all Applicable Laws and Contracts to which the Company is a party or by which it is bound;

		(v)	will continue in full force and effect following the consummation of the transactions contemplated herein; and

		(vi)	do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

	(b)	The Company has not received:

		(i)	any refusal of coverage or any notice that a defense will be afforded with reservation of rights; or

		(ii)	any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed, or that the issuer of any policy is not willing or able to perform its obligations thereunder.

	(c)	The Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which it is a party or that provides coverage to the Company or any Employee thereof.

	(d)	The Company has given prompt notice to its insurers of all claims or possible claims that may be insured by any of its respective policies, and the Company Disclosure Letter contains a list of all of such claims.

3.26	Indebtedness of the Company

Except as disclosed in the Company Disclosure Letter and except for:

	(a)	the payment of salaries and reimbursement for out-of-pocket expenses in the ordinary course; and

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	(b)	amounts disclosed in the Company Financial Statements,

the Company is not indebted to any shareholder of the Company, any Related Party, or any Employee of the Company, on any account whatsoever.

3.27	Related Party Transactions

With the exception of the Agreement or as otherwise disclosed to the Parent, there are no Contracts or other transactions currently in place between the Company and:

	(a)	any Employee of the Company;

	(b)	any holder of record or, to the Knowledge of the Company, beneficial owner of:

(i) 10% or more of the Company Common Stock;

(ii) Company Securities which, taken together, represent 10% or more of the voting rights of the Company; or

(iii) Company Securities which are convertible into the Company Common Stock, and following such conversion, such holder of record or beneficial owner would be the holder of record or beneficial owner, as applicable, of 10% or more of the Company Common Stock; and

	(c)	any Affiliates of any such Employee, or holder of record or beneficial owner, on the other hand.

3.28	Compliance with Healthcare Laws

Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company is conducting its business in compliance with all applicable healthcare and public health laws, rules, and regulations of each jurisdiction in which it conducts its business, including, without limitation, the Federal Food, Drug and Cosmetic Act, and the rules and regulations promulgated thereunder, the Controlled Substances Act and the rules and regulations promulgated thereunder, the Agricultural Marketing Act and the rules and regulations promulgated thereunder, comparable state laws and regulations, and all applicable state and local container deposit laws or other public health regulations applicable to the Company’s products except, in each case, where such non-compliance could not reasonably be expected to have a Company Material Adverse Effect.

3.29	Compliance with Advertising Laws

Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company is conducting its business in compliance with all applicable advertising and consumer protection laws, rules, and regulations of each jurisdiction in which it conducts its business, including, without limitation, the Federal Trade Commission Act, and all applicable rules, regulations and guidelines issued by the Federal Trade Commission intended to define with specificity acts or practices that are unfair or deceptive under the federal statute, and all comparable state laws and regulations except, in each case, where such non-compliance could not reasonably be expected to have a Company Material Adverse Effect.

3.30	Compliance with Environmental Laws

Except for those that would not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect:

(a)

the Company is not in violation of any Environmental Laws, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Substances or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances except, in each case, whose such violation could not reasonably be expected to have a Company Material Adverse Effect;

(b)	the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements;

(c)

there are no pending or, to the Knowledge of the Company, threatened in writing administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or Proceedings relating to any applicable Environmental Law against the Company; and

(d)

to the Knowledge of the Company, there are no existing events, conditions or facts that would reasonably be expected to form the basis of an Order for clean- up or remediation, or an action, suit or Proceeding by any private party or Governmental Body, against or affecting the Company relating to Hazardous Substances or any applicable Environmental Laws.

3.31	Expropriation

No part of the Company Assets has been taken, condemned or expropriated by any Governmental Body nor has any written notice or Proceeding in respect thereof been given or commenced nor does the Company know of any intent or proposal to give such notice or commence any such Proceedings.

3.32	Rights of Other Persons

No Person has any right of first refusal or option to acquire or any other right of participation in any of the properties or assets owned by the Company or any part thereof.

3.33	Rights on Business Activities

There is no arbitral award, judgment, injunction, constitutional ruling, Order or decree binding upon the Company that has or could reasonably be expected to have the effect of prohibiting, restricting, or impairing any business practice of the Company, any acquisition or disposition of property by the Company, or the conduct of the business by the Company as currently conducted or as proposed, which could reasonably be expected to have a Company Material Adverse Effect.

3.34	Relationships with Customers, Suppliers, Distributors and Sales Representatives

The Company has not received any written communication that any material customer, supplier, distributor or sales representative intends to, or constitutes a threat that any such Person may, cancel, terminate or otherwise modify or not renew its relationship with the Company, which in any of such cases would have a Company Material Adverse Effect.

3.35	Regulatory Proceedings

Except for ordinary course inquiries by any Governmental Body, no Governmental Body is presently alleging or asserting, or, to the knowledge of the Company a, threatening in writing to allege or assert, noncompliance with any applicable legal requirement or registration in respect of the Company Business where such noncompliance would reasonably be expected to have a Company Material Adverse Effect.

3.36	Products

All products associated with the Company Business are currently processed, manufactured, tested, packaged and labeled at facilities which are in compliance with good production practices prescribed by Applicable Laws and such other regulatory requirements applicable to such products.

3.37	Protection of Personal Information

The Company has security measures and safeguards in place to protect Personally Identifiable Information it collects from customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. The Company has complied in all material respects with all Applicable Laws relating to privacy and consumer protection and has not collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by Applicable Laws related to privacy, whether collected directly or from third parties, in an unlawful manner. The Company has taken all reasonable steps to protect Personally Identifiable Information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

3.38	Certain Payments

Since the Company Accounting Date, neither the Company nor, to the Knowledge of the Company, any Employee or agent thereof, nor any other Person associated with or acting for or on behalf of the Company, has, directly or indirectly:

(a)	made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services:

	(i)	to obtain favorable treatment in securing business;

	(ii)	to pay for favorable treatment for business secured;

	(iii)	to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any Related Party of the Company; or

		(iv)	in violation of any Applicable Laws; or

	(b)	established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.39	Sanctions

Neither the Company nor, to the Knowledge of the Company, any Employee or Affiliates of the Company, has had any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the Government of Canada or any other relevant sanctions authority

(collectively, “Sanctions”) imposed upon such Person, and the Company is not in violation of any of the Sanctions or any Laws or executive Order relating thereto, nor to the Knowledge of the Company is it conducting business with any Person subject to any Sanctions.

3.40	Anti-Money Laundering and Compliance with Anti-Corruptions Laws

To the Knowledge of the Company, the operations of the Company are and have been conducted, at all times, in material compliance with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering laws of the jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or Proceeding by or before any Governmental Body against the Company with respect to the Anti-Money Laundering Laws is pending. To the Knowledge of the Company, the Company has not, directly or indirectly:

(a)

made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of Applicable Laws; or

(b)	made any contribution to any candidate for public office,

in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Applicable Laws of any relevant jurisdiction covering a similar subject matter applicable to the Company and its operations. Neither the Company nor, to the Knowledge of the Company, any director, officer, agent, Employee, affiliate or Person acting on behalf of the Company has been or is currently subject to any Sanctions. To the Knowledge of the Company, none of the Company, or any of their respective Affiliates, nor any of their respective officers, directors or Employees acting on behalf of the Company or any of their respective Affiliates has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any Applicable Law, and to the knowledge of the Company, no such action has been taken by any of its agents, Representatives or other Persons acting on behalf of the Company or any of their respective Affiliates.

3.41	Parent Disclosure Record

The Company has had the ability to review the Parent Disclosure Record.

3.42	No Standstills

The Company has not waived any confidentiality, standstill or similar agreement or restriction to which it is a party, except to permit submissions of expressions of interest prior to the Execution Date.

3.43	Anti-Takeover Statutes

No “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

3.44	Absence of Certain Changes or Events

Since the Company Accounting Date, except as contemplated by this Agreement, or otherwise disclosed to the Parent, the Company has not:

(a)

incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice or in connection with the Merger, or discharged or satisfied any lien, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any Company Material Adverse Effect;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Company to any lien of any nature whatsoever;

(d)

made or suffered any amendment or termination of any Company Material Contract to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend, or made or agreed to make any other distribution or payment in respect of any Company Securities or redeemed, purchased or otherwise acquired, or agreed to redeem, purchase or acquire any Company Securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had a Company Material Adverse Effect;

(g)	suffered any Company Material Adverse Effect (financial or otherwise);

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(h)

there has not been any material increase in or modification of the compensation payable to or to become payable by the Company to any of its Employees or any grant to any such Employee of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement made to, for or with any of such directors, officers, Employees or consultants;

	(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding $25,000;

	(j)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

	(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.45	Undisclosed Information

(a)

To the Knowledge of the Company, the Company does not have any information relating to the Company, the Company Business, or the Company Assets which is not generally known or which has not been disclosed to the Parent and which could reasonably be expected to have a Company Material Adverse Effect.

(b)

To the Knowledge of the Company, no representation or warranty of the Company in the Agreement, and no statement in Company Disclosure Letter, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

3.46	Survival

The representations and warranties of the Company under this Article 3 will survive the Closing for a period of 12 months after the Closing.

3.47	Reliance

The Company acknowledges and agrees that the Parent has entered into the Agreement relying on the representations and warranties and other terms and conditions of the Company contained in the Agreement, notwithstanding any independent searches or investigations that have been, or may be, undertaken by or on behalf of the Parent, and that no information which is now known or should be known, or which may hereafter become known, by the Parent or its Employees or professional advisers prior to the Closing, will limit or extinguish the Parent’s right to indemnification hereunder.

3.48	No Further Representations and Warranties

The representations and warranties contained in this Article 3, the attached exhibits, and in any certificate or document delivered at Closing pursuant to this Agreement are the only representations and warranties made by the Company in connection with the Company Securities and the matters set forth in this Agreement. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REFERENCED IN THE PRECEDING SENTENCE, THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE COMPANY ASSETS, LIABILITIES, THE COMPANY BUSINESS OR ANY OTHER MATTER, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, HABITABILITY, WORKMANSHIP OR FITNESS FOR A PARTICULAR PURPOSE. ALL SUCH ADDITIONAL REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED. None of the material or information provided by or communications made by the Company or any of its Affiliates, or by any advisor thereof, whether by use of a “data room,” or in any information memorandum, or otherwise, or by any broker or investment banker, will independently cause or independently create any warranty, express or implied, as to the title, condition, value or quality of the Company Securities. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY PROJECTIONS OR FORECASTS MADE AVAILABLE TO THE PARENT. THERE IS NO ASSURANCE THAT ANY PROJECTED OR FORECASTED RESULTS WILL BE ACHIEVED.

Article 4
Representations and Warranties of the Parent and the Merger Sub

Except as disclosed in the Parent SEC Documents, the Parent Disclosure Record or as otherwise disclosed in the Parent Disclosure Letter, the Parent and the Merger Sub make the following representations to the Company, as at the date of the Execution Date and as at the Closing, and acknowledge and agree that the Company is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Parent SEC Documents, the Parent Disclosure Record and the Parent Disclosure Letter, in connection with the execution, delivery and performance of this Agreement:

4.1	Organization and Good Standing

	(a)	The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

	(b)	Each Subsidiary of the Parent is duly organized, validly existing and in good standing under the respective laws of its jurisdiction of incorporation or organization.

(c)

The Parent and each of its Subsidiaries has full corporate or limited liability company power, authority and capacity to conduct the Parent Business as it has been and is presently conducted, to own, operate or use the properties and the Parent Assets that it purports to own, operate or use, and to perform all its obligations under any applicable Contracts to which it is a party.

(d)

The Parent and each of its Subsidiaries is duly qualified to do business as a corporation or limited liability company and is in good standing in each jurisdiction in which the owning or leasing of any Parent Assets or the operation of the Parent Business makes such licensing or qualification necessary, except where such failure to be so qualified would not result in a Parent Material Adverse Effect.

4.2	Capitalization

The authorized share capital of the Parent consists of 200,000,000 shares of the Parent Common Stock and 100,000,000 shares of the Parent Preferred Stock. As at the date hereof, 43,549,081 shares of the Parent Common Stock were issued and outstanding, 1,500,000 shares of Series C Parent Preferred Stock were issued and outstanding, with each such share of Series C Parent Preferred Stock being convertible into one share of the Parent Common Stock, and 3,800,000 shares of Series D Parent Preferred Stock were issued and outstanding, with each such share of Series D Parent Preferred Stock being convertible into one share of the Parent Common Stock. Further, an aggregate of 2,250,900 shares of the Parent Common Stock are issuable upon the exercise of the Parent Stock Options, and an aggregate of 2,188,489 shares of the Parent Common Stock are issuable upon the exercise of the Parent Warrants, and, except for the Series C Parent Preferred Stock, the Series D Parent Preferred Stock, the Parent Stock Options, the Parent Warrants and as set out in the Parent Disclosure Letter, as of the date hereof, there are no options, warrants, conversion privileges or other rights, shareholder rights plans, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by the Parent of any securities of the Parent (including the shares of the Parent Common Stock), or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of the Parent (including the shares of the Parent Common Stock) or subsidiaries of the Parent. All outstanding shares of the Parent Common Stock have been duly authorized and validly issued in compliance with Applicable Laws, are fully paid and non-assessable, and all the shares of the Parent Common Stock issuable upon the exercise of the Parent Stock Options and the Parent Warrants, and upon the conversion of the Series C Parent Preferred Stock and the Series D Parent Preferred Stock, in accordance with their respective terms have been duly authorized and, upon issuance, will be validly issued as fully paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights.

4.3	Authorization of the Parent Common Stock Shares

The shares of the Parent Common Stock to be issued in connection with the Merger have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Parent pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Parent Common Stock is not subject to the pre-emptive or other similar rights of any holder of the Parent Securities.

4.4	Reporting Issuer Status

The Parent is a reporting issuer as that term is defined in the Securities Act (British Columbia), and to the knowledge of the Parent, the Parent is in compliance in all material respects with all of its obligations as a reporting issuer. The Parent has a class of securities registered under the Exchange Act. Since incorporation, and except as disclosed in the Parent Disclosure Letter, the Parent has not been the subject of any investigation by any stock exchange or any other securities regulatory authority or body, is, as of the date hereof, current with all filings required to be made by it under Applicable Securities Laws and is not aware of any deficiencies in the filing of any documents or reports with any stock exchange or securities regulatory authority or body.

4.5	Stock Exchange Listing

The shares of the Parent Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on Nasdaq and the TSXV. The Parent has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of the Parent Common Stock under the Exchange Act or delisting the shares of the Parent Common Stock from Nasdaq or the TSXV. The Parent has not received any notice that it is out of compliance with the listing or maintenance requirements of Nasdaq and the TSXV and the Parent is, and will continue to be, in material compliance with all such listing and maintenance requirements. The Parent has not received any notification that the SEC, the Canadian securities regulators, Nasdaq or the TSXV is contemplating terminating the registration of the shares of the Parent Common Stock under the Exchange Act or delisting the Parent Common Stock from Nasdaq or the TSXV.

4.6	Absence of Rights to Acquire Securities

Except as set out in this Agreement and the Parent Disclosure Letter, there are no outstanding Contracts obligating the Parent to issue any of the Parent Securities.

4.7	Authority

Each of the Parent and the Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger: (i) the approval of this Agreement by the Parent as the sole stockholder of Merger Sub; and (ii) the need to obtain the stockholder approval required by Nasdaq and the TSXV for the Parent Stock Issuance (the “Requisite Parent Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and the Merger Sub and the consummation by the Parent and the Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Parent and the Merger Sub and no other corporate Proceedings on the part of the Parent or the Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement, subject only, in the case of consummation of the Merger, to: (i) the approval of this Agreement by the Parent as the sole stockholder of Merger Sub; and (ii) the need to obtain the Requisite Parent Vote. This Agreement has been duly executed and delivered by the Parent and the Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of the Parent and the Merger Sub, enforceable against the Parent and the Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

The Parent Board by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Parent duly called and held or a written resolution signed by all the directors of the Parent and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Parent and the Parent’s stockholders, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein, (C) directed that the Parent Stock Issuance be submitted to a vote of the Parent’s stockholders for approval at the Parent Stockholders Meeting, and (D) resolved to recommend that the Parent’s stockholders vote in favor of approval of the Parent Stock Issuance (collectively, the “Parent Board Recommendation”).

The Merger Sub Board by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Merger Sub duly called and held or a written resolution signed by all the directors of the Merger Sub and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Merger Sub and the Parent, as the sole stockholder of the Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that the Parent, as the sole stockholder of the Merger Sub, approve this Agreement in accordance with the NRS.

4.8	Validity of Consideration Shares

The Parent Common Stock will, upon issuance in accordance with the terms of this Agreement, be duly and validly issued, fully paid and non-assessable.

4.9	No Conflict

Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the transactions contemplated herein, will, directly or indirectly (with or without notice or lapse of time or both):

(a)

contravene, conflict with, or result in a violation of any provision of the Charter Documents of the Parent or any of its Subsidiaries or any resolution adopted by the Parent Board or the board of directors of any of its Subsidiaries;

(b)

contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Applicable Laws to which the Parent or the Parent Assets may be subject;

(c)

contravene, conflict with, or result in a violation of, any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Parent or any of its Subsidiaries, or that otherwise relates to the Parent Assets or the Parent Business;

(d)	cause any of the Parent Assets to be reassessed or revalued by any Governmental Body;

(e)

contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any subsisting contracts, oral or written, entered into by the Parent, by which the Parent is bound, or to which it or the Parent Assets are subject, which have total payment obligations on the part of the Parent which reasonably can be expected to exceed $250,000, or are for a term of or in excess of one year (each, a “Parent Material Contract”);

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(f)	result in the imposition or creation of any liens upon or with respect to any of the Parent Assets or the Parent Securities; or

(g)

require the Parent or any of its Subsidiaries to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

4.10	Subsidiaries

Alkaline 88, LLC, A88 Infused Beverage Division, Inc. and A88 International, Inc. are the Parent’s only Subsidiaries and are wholly-owned by the Parent.

4.11	Partnerships or Joint Ventures

Neither the Parent nor any of its Subsidiaries is a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind, including as a beneficiary or trustee in any trust arrangement, and is not party to any agreement under which it agrees to carry on any part of the Parent Business or any other activity in such manner, or by which the Parent or any of its Subsidiaries agrees to share any revenue or profit with any other Person.

4.12	Books and Records

The books of account, minute books, stock record books and other records of the Parent and its Subsidiaries are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Parent and its Subsidiaries contain accurate and complete records of all meetings held, and corporate action taken by, such entity, such entity’s board of directors and committees thereof, and no meeting of any of the foregoing has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records for the Parent and its Subsidiaries will be in the possession of the Parent. The corporate minute books of the Parent and its Subsidiaries contain all resolutions of such entity, committees thereof and the shareholders, as applicable, held according to Applicable Laws, including Applicable Securities Laws, and are complete and accurate in all material respects.

4.13	Actions and Proceedings

There is no action, lawsuit, claim, Proceeding, or investigation pending or, after due enquiry any investigation, threatened, against, relating to or affecting the Parent or any of its Subsidiaries before any court, government agency, or any arbitrator of any kind which, if decided adversely against the Parent or any of its Subsidiaries might reasonably be expected to have a Parent Material Adverse Effect on the financial condition of such entity or its business including the Parent Business. The Parent is not aware of any existing ground on which any such Proceeding might be commenced with any reasonable likelihood of success; and there is not presently outstanding against the Parent or any of its subsidiaries any judgement, decree, injunction, rule or Order of any court, governmental agency, or arbitrator relating to or affecting the Parent or any of its Subsidiaries.

4.14	Intellectual Property

	(a)	For the purposes of this section and this Agreement, the following words have the following meanings:

(i)

“Parent Intellectual Property” includes all contracts whereby the Parent or any of its Subsidiaries licenses Intellectual Property from any other Person (other than off-the-shelf licenses), any item of Intellectual Property solely owned by the Parent or any of its Subsidiaries, and any item of Intellectual Property in which the Parent or any of its Subsidiaries has or purports to have a joint ownership interest; and

	(b)	The Parent Disclosure Letter lists all:

		(i)	registered Parent Intellectual Property; and

		(ii)	Parent Intellectual Property that is not registered but that is used in the Parent Business.

(c)

All required filings and fees related to the Parent Intellectual Property have been filed on a timely basis with, and paid to, the relevant Governmental Bodies, and all Parent Intellectual Property is otherwise in good standing. The Parent has provided the Company with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all of the Parent Intellectual Property.

(d)

The Parent Intellectual Property is valid and enforceable, and the Parent has not received notice of any Proceeding challenging the extent, validity or enforceability of, or the Parent’s or any of its Subsidiaries’ ownership of, any Parent Intellectual Property, in whole or in part, and in the case of pending applications for the Parent Intellectual Property, neither the Parent nor any of its Subsidiaries has received notice of any Proceeding seeking to oppose any such application, or have any such application canceled, re-examined or found invalid, in whole or in part.

(e)

The Parent Disclosure Letter lists all Contracts regarding, or related to, the Parent Intellectual Property. The Parent has provided the Company with true and complete copies of all such Contracts, including all modifications, amendments and supplements thereto and waivers thereunder. Each of such Contracts is valid and binding on respectively the Parent or its appropriate Subsidiary in accordance with its terms and is in full force and effect. Neither the Parent, its Subsidiaries, nor, to the knowledge of the Parent, any other party to any such Contract is in breach of, or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of, or any intention to terminate, any such Contract. Except as disclosed in the Parent Disclosure Record, the Parent has not permitted or licensed any Person to use any of the Parent Intellectual Property. Except pursuant to the terms of the Contracts, the Parent has not agreed to indemnify any Person against any charge of infringement or other violation with respect to Intellectual Property.

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(f)

The Parent and its Subsidiaries have the valid right to use all other Intellectual Property used in or necessary for the conduct of the Parent Business, in each case, free and clear of encumbrances. Without limiting the generality of the foregoing, the Parent and its Subsidiaries have respectively entered into Contracts with every current and former Employee of the Parent or its Subsidiaries as appropriate, and with every current and former independent contractor or consultant to the Parent or its Subsidiaries as appropriate, whereby such Employee(s), contractor(s) and consultant(s) have:

(i)

respectively assigned to the Parent or any of its Subsidiaries any ownership interest and right they may have in any Parent Intellectual Property and have waived any moral rights or any rights to similar effect in any country or at common law they may have therein for the benefit of the Parent or such Subsidiary of the Parent;

	(ii)	acknowledged exclusive ownership of all Parent Intellectual Property by the Parent or its respective Subsidiary; and

	(iii)	entered into nondisclosure agreements pursuant to which they have agreed to maintain the confidentiality of the Parent Intellectual Property.

(g)

Except as otherwise disclosed in this Agreement, the consummation of the transactions contemplated in this Agreement will not result in the loss or impairment of, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Parent’s or any of its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Parent Business.

(h)

To the knowledge of the Parent, the rights of the Parent and its respective subsidiaries in the Parent Intellectual Property are valid, subsisting and enforceable. The Parent has taken all reasonable steps to maintain the Parent Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Parent Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure Contracts.

(i)

To the knowledge of the Parent, the conduct of the Parent Business as currently and formerly conducted, and the products, processes and services of the Parent, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To the knowledge of the Parent, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Parent Intellectual Property.

(j)	All of the Parent Intellectual Property is either:

	(i)	owned solely by the Parent or the respective Subsidiary of the Parent, free and clear of any Liens; or

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	(ii)	rightfully used and authorized for use by the Parent or the respective Subsidiary of the Parent pursuant to a valid and enforceable written license.

(k)

Except as noted in the Parent Disclosure Letter, the Parent Intellectual Property constitutes all of the Intellectual Property necessary to carry on the Parent Business by the Parent following the Closing, consistent with the manner in which it was conducted prior to the Closing, and neither the Parent nor any of its Subsidiaries is obligated to provide any consideration (whether financial or otherwise) to any other Person nor is any other Person otherwise entitled to any consideration, with respect to any exercise of rights by the Parent, its Subsidiaries or the Parent in the Parent Intellectual Property (other than with respect to maintenance costs associated with Parent Intellectual Property owned by the Parent and license fees and other payments associated with Parent Intellectual Property licensed by the Parent).

(l)	There is no Proceeding (including any oppositions, interferences or re- examinations) settled, pending or threatened (including in the form of offers to obtain a license):

	(i)	alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Parent or the respective Subsidiary of the Parent;

(ii)

challenging the validity, enforceability, registrability or ownership of any Parent Intellectual Property or the rights of the Parent or the respective Subsidiary of the Parent with respect to any Parent Intellectual Property; or

(iii)

by the Parent or any other Person alleging any infringement, misappropriation, dilution or other violation by any Person of the Parent Intellectual Property, and neither the Parent nor any of its Subsidiaries is a party to any other Proceeding with respect to any Parent Intellectual Property or any other rights arising with respect to any Intellectual Property.

(m)

Neither the Parent nor any of its Subsidiaries is subject to any outstanding or, to the knowledge of the Parent, prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any Parent Intellectual Property.

(n)

To the Knowledge of the Parent, the consummation of the Merger will not alter, impair or otherwise adversely affect any rights or obligations of the Parent or any of its Subsidiaries in any of the Parent Intellectual Property.

(o)

To the Knowledge of the Parent, no third-party licensed Parent Intellectual Property is subject to revocation or termination upon a change of control of the Parent or any of its Subsidiaries. Except as otherwise disclosed in this Agreement or the Parent Disclosure Letter, neither the Parent nor any of its Subsidiaries is required to pay any royalty or other fees to any other Person.

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4.15	Consents

Except as disclosed in this Agreement or the Parent Disclosure Letter, no authorization, approval, Order, license, permit or consent of any Governmental Body or any other Person, and no registration, declaration or filing by the Parent or any of its Subsidiaries with any such Governmental Body or other Person, is required in order for the Parent or any of its Subsidiaries to:

	(a)	consummate the transactions contemplated by this Agreement;

	(b)	execute and deliver all of the documents in connection with the Merger;

	(c)	duly perform and observe the terms and provisions of this Agreement; or

	(d)	render this Agreement legal, valid, binding and enforceable.

4.16	Compliance

(a)

To the Knowledge of the Parent, the Parent and its Subsidiaries are in full compliance with, are not in default or violation in any material respect under, and have not been charged with or received any notice at any time of any material violation of, any Applicable Laws related to the Parent Business.

(b)

To the Knowledge of the Parent, neither the Parent nor any of its Subsidiaries are subject to any Order entered in any Proceeding applicable to the Parent Business that would have a Parent Material Adverse Effect.

(c)

The Parent and its Subsidiaries have duly filed all reports and returns required to be filed by them with any applicable Governmental Body and have obtained all governmental permits and other governmental consents, except as may be required after the Execution Date. All of such permits and consents are in full force and effect, and no Proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or, to the knowledge of the Parent, threatened, and none of them will be affected in a material adverse manner by the consummation of the Merger.

(d)

To the knowledge of the Parent, no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result, directly or indirectly, in a material violation of, or a failure to comply with, any material requirement of any Governmental Body required for the operation of the Parent Business, or could reasonably be expected to result directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any authorization of any Governmental Body required for the operation of the Parent Business.

(e)

Neither the Parent nor any of its Subsidiaries has received any written notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any material requirement of any Governmental Body, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification of any authorization of any Governmental Body.

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(f)

All applications required to have been filed for the renewal of any authorizations required from any Governmental Body for the operation of the Parent Business, up to the Execution Date, have been duly filed on a timely basis with each applicable Governmental Body, and all other filings required to have been made with respect to such authorizations have been duly made on a timely basis with each applicable Governmental Body.

4.17	Disclosure Controls

Except as described in the Parent Disclosure Letter, the Parent SEC Documents, or the Parent Disclosure Record, the Parent maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and the Applicable Securities Laws of Canada and that has been designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act or Applicable Securities Laws of Canada is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and the Applicable Securities Laws of Canada, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure.

4.18	Parent Disclosure Record

As of their respective dates, the documents comprising the Parent Disclosure Record were filed on a timely basis and complied in all material respects with the requirements of the Applicable Securities Laws. The Parent Disclosure Record includes all of the documents and reports that the Parent was required to file under Applicable Securities Laws in Canada on SEDAR. As of the time filed on SEDAR (or, if amended or suspended by a filing prior to the Execution Date, then on the date of such filing) none of the Parent Disclosure Record contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.19	Exchange Act Reports

The Parent has filed all reports required to be filed pursuant to the Exchange Act (the “Parent SEC Documents”). Such reports, on the date filed, complied in all material respects with all requirements of the Exchange Act and did not contain any misstatements of material facts or omit to state facts necessary in order to make the reports not misleading.

4.20	Financial Representations

	(a)	Included with the Parent SEC Documents are true, correct, and complete copies of the Parent Financial Statements.

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(b)	The Parent Financial Statements:

	(i)	are in accordance with the books and records of the Parent;

	(ii)	present fairly the financial condition of the Parent as of the respective dates indicated and the results of operations for such periods; and

	(iii)	have been prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved.

(c)

All material financial transactions of the Parent have been accurately recorded in the books and records of the Parent and such books and records fairly present the financial position and the affairs of the Parent.

(d)

To the Knowledge of the Parent other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, neither the Parent nor its Subsidiaries have material liabilities, net of cash, which:

	(i)	are not set forth in the Parent Financial Statements or have not heretofore been paid or discharged;

	(ii)	did not arise in the ordinary course of business under any Contract or plan that has been specifically disclosed in writing to the Company; or

(iii)

have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the ordinary course of its business since the Parent Accounting Date, and otherwise disclosed in writing to the Parent.

(e)

To the Knowledge of the Parent except to the extent reflected or reserved against in the Parent Financial Statements or incurred subsequent to the Parent Accounting Date in the ordinary course of the Parent Business, the Parent has no outstanding indebtedness or liabilities, and any liabilities incurred by the Parent in the ordinary course of business since the Parent Accounting Date have not had a Parent Material Adverse Effect.

(f)	Since the Parent Accounting Date, there have not been:

(i)

any changes in the condition or operations of the Parent Business, or the assets or financial affairs of the Parent or its Subsidiaries which have caused, individually or in the aggregate, a Parent Material Adverse Effect; or

(ii)

any damage, destruction or loss, labor trouble or other event, development or condition, of any character (whether or not covered by insurance), which has caused or may cause a Parent Material Adverse Effect.

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(g)	Since the Parent Accounting Date, and other than as contemplated by this Agreement, neither the Parent nor any of its subsidiaries has:

	(i)	transferred, assigned, sold or otherwise disposed of any of the assets shown or reflected in the Parent Financial Statements or cancelled any debts or claims;

	(ii)	incurred or assumed any material liability (other than costs incurred in connection with the Merger);

(iii)

discharged or satisfied any Liens, or paid any liabilities, other than current liabilities or the current portion of long term liabilities disclosed in the Parent Financial Statements, or current liabilities incurred since the date thereof in the ordinary course of business;

(iv)

declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of the Parent Securities, nor has it purchased, redeemed, subdivided, consolidated, or reclassified any of the Parent Securities;

	(v)	made any gift of money or of any assets to any Person;

	(vi)	purchased or sold any assets;

	(vii)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding $250,000;

	(viii)	amended or changed, or taken any action to amend or change, its organizational documents;

(ix)

made payments of any kind to or on behalf of either shareholder or any Related Party of a shareholder, nor under any management agreement, save and except business related expenses in the ordinary course of business and at the regular rates payable;

(x)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or subjected any of the material assets or properties of the Parent or any of its subsidiaries to any lien of any nature whatsoever;

(xi)

increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees, or made any increase in, or any addition to, other benefits to which any of its Employees may be entitled;

(xii)

made or suffered any amendment or termination of any Material Contract, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

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	(xiii)	adopted or increased the payments to or benefits under any employee plan; or

	(xiv)	authorized or agreed, or otherwise have become committed, to do any of the foregoing.

(h)

Neither the Parent nor any of its Subsidiaries has any guarantees, indemnities or contingent or indirect obligations with respect to the liabilities of any other Person, including any obligation to service the debt of, or otherwise acquire an obligation of, another Person, or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of, any other Person.

(i)

Neither the Parent nor any of its Subsidiaries is a party to, bound by or subject to any Contract or Applicable Laws that would be violated or breached by, or under which default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

4.21	Tax Matters

As of the Execution Date:

(a)

each of the Parent and its Subsidiaries has filed, or caused to be filed, all Tax Returns that are or were required to be filed by, or with respect to, the Parent or its Subsidiaries, either separately or as a member of a group of corporations, pursuant to all Applicable Laws, except for any Tax Returns the non-filing of which will not have a Parent Material Adverse Effect. The Parent has made available to the Company copies of all such Tax Returns filed by the Parent and its Subsidiaries. Neither the Parent nor its Subsidiaries has given, or been requested to give, waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment by the Parent or its Subsidiaries, or for which the Parent or its Subsidiaries may be liable;

(b)

the Parent and its Subsidiaries have paid all Taxes that have become or are due with respect to any period ended on or prior to the Execution Date and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Parent Material Adverse Effect;

(c)

the Parent and its Subsidiaries have withheld from each payment made to any of its past or present Employees or directors, and to any other Person, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under Applicable Laws;

(d)

neither the Parent nor any of its Subsidiaries is presently under, nor received notice of, any contemplated investigation or audit by any Governmental Body concerning any fiscal year or period ended prior to the Execution Date; and

	(e)	to the knowledge of the Parent, the Parent Financial Statements contain full provision for all Taxes, including any deferred Taxes that may be assessed to the Parent or any of its Subsidiaries.

4.22	Legal Proceedings

	(a)	Other than as set out in the Parent Disclosure Letter, there is no pending Proceeding:

(i) that has been commenced by or against the Parent, any of its Subsidiaries or that otherwise relates to or may affect the Parent Business or any of the Parent Assets; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

(b)

To the Knowledge of the Parent, no Proceeding has been threatened against the Parent, any of its Subsidiaries or with respect to the Parent Business or the Parent Assets, and no event has occurred or circumstance exists, that may give rise to or serve as a basis for the commencement of any such Proceeding.

	(c)	There is no Order to which any of the Parent, any of its Subsidiaries, the Parent Business or any of the Parent Assets are subject.

(d)

To the Knowledge of the Parent, no Employee or agent of the Parent or any of its Subsidiaries is subject to any Order that prohibits such Employee or agent from engaging in or continuing any conduct, activity or practice relating to the Parent Business.

4.23	Regulatory Proceedings

Except for ordinary course inquiries by any Governmental Body, no Governmental Body is presently alleging or asserting, or, to the knowledge of the Parent, threatening to allege or assert, noncompliance with any applicable legal requirement or registration in respect of the Parent Business, where such non-compliance would reasonably be expected to have a Parent Material Adverse Effect.

4.24	Absence of Certain Changes or Events

Since the Parent Accounting Date, except as contemplated in this Agreement or otherwise disclosed to the Company, neither the Parent nor any of its subsidiaries has:

(a)

incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice or in connection with the Merger, or discharged or satisfied any lien, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any Parent Material Adverse Effect;

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(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)

created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Parent or any of its Subsidiaries to any lien of any nature whatsoever;

(d)

made or suffered any amendment or termination of any Parent Material Contract to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)

declared, set aside or paid any dividend, or made or agreed to make any other distribution or payment in respect of any Parent Securities or redeemed, purchased or otherwise acquired, or agreed to redeem, purchase or acquire any Parent Securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect;

(g)	suffered any Parent Material Adverse Effect (financial or otherwise);

(h)

there has not been any material increase in or modification of the compensation payable to or to become payable by the Parent or any of its Subsidiaries to any of their respective Employees or any grant to any such Employee of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement made to, for or with any of such directors, officers, employees or consultants;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding $250,000;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

4.25	Title to Personal Property

The Parent and its Subsidiaries possess, and have good and marketable title to, all property necessary for the continued operation of the Parent Business as presently conducted and as represented to the Company. All such property is used in the Parent Business. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Parent and its subsidiaries are respectively owned by the Parent or its Subsidiaries free and clear of all Liens and other adverse claims.

4.26	Material Contracts

Each Parent Material Contract to which the Parent or any of its Subsidiaries is a party is in full force and effect, and there exists no material breach or violation of or default by the Parent or any of its Subsidiaries under any such Parent Material Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such Parent Material Contract by the Parent or any of its Subsidiaries. To the Knowledge of the Parent, the continuation, validity and effectiveness of each Parent Material Contract to which the Parent or any of its Subsidiaries is a party will in no way be affected by the consummation of the Merger. There exists no actual or threatened termination, cancellation or limitation of, or any amendment, modification or change to, any such Parent Material Contract.

4.27	Certain Transactions

Neither the Parent nor any of its subsidiaries is a guarantor or indemnitor of any indebtedness of any Person.

4.28	Certain Payments

Since the Parent Accounting Date, neither the Parent, its Subsidiaries nor, to the knowledge of the Parent, any Employee or agent thereof, nor any other Person associated with or acting for or on behalf of the Parent or its Subsidiaries, has, directly or indirectly:

	(a)	made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services:

		(i)	to obtain favorable treatment in securing business;

		(ii)	to pay for favorable treatment for business secured;

		(iii)	to obtain special concessions, or for special concessions already obtained, for or in respect of the Parent, its Subsidiaries or any Related Party of the Parent; or

		(iv)	in violation of any Applicable Laws; or

	(b)	established or maintained any fund or asset that has not been recorded in the books and records of the Parent or its Subsidiaries.

4.29	Undisclosed Information

	(a)	Other than as set out in the Parent Disclosure Record or the Parent SEC Documents, neither the Parent nor any of its subsidiaries has any specific information relating to the Parent or its subsidiaries which is not generally known or which has not been disclosed to the Parent and which could reasonably be expected to have a Parent Material Adverse Effect.

	(b)	To the Parent’s Knowledge, no representation or warranty of the Parent in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

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4.30	Compliance with Healthcare Laws

Except as would not reasonably be expected to have a Parent Material Adverse Effect, the Parent is conducting the Parent Business in compliance with all applicable healthcare and public health laws, rules, and regulations of each jurisdiction in which it conducts its business, including, without limitation, the Federal Food, Drug and Cosmetic Act, and the rules and regulations promulgated thereunder, the Controlled Substances Act and the rules and regulations promulgated thereunder, the Agricultural Marketing Act and the rules and regulations promulgated thereunder, comparable state laws and regulations, and all applicable state and local container deposit laws or other public health regulations applicable to the Parent’s products except, in each case, where such non-compliance could not reasonably be expected to have a Parent Material Adverse Effect.

4.31	Compliance with Advertising Laws

Except as would not reasonably be expected to have a Parent Material Adverse Effect, the Parent is conducting the Parent Business in compliance with all applicable advertising and consumer protection laws, rules, and regulations of each jurisdiction in which it conducts its business, including, without limitation, the Federal Trade Commission Act, and all applicable rules, regulations and guidelines issued by the Federal Trade Commission intended to define with specificity acts or practices that are unfair or deceptive under the federal statute, and all comparable state laws and regulations except, in each case, where such non-compliance could not reasonably be expected to have a Parent Material Adverse Effect.

4.32	Compliance with Environmental Laws

Except as would not reasonably be expected to, individually or in the aggregate, result in a Parent Material Adverse Effect:

(a)	neither the Parent nor any of its subsidiaries is in violation of Environmental Laws, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Substances or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances except, in each case, whose such violation could not reasonably be expected to have a Parent Material Adverse Effect;

(b)	the Parent and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance in all material respects with their requirements;

(c)	there are no pending or, to the knowledge of the Parent, threatened in writing administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or Proceedings relating to any applicable Environmental Law against the Parent; and

(d)	to the knowledge of the Parent, there are no existing events, conditions or facts that would reasonably be expected to form the basis of an Order for clean-up or remediation, or an action, suit or Proceeding by any private party or Governmental Body, against or affecting the Parent relating to Hazardous Substances or any applicable Environmental Laws.

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4.33	No Brokers

Neither the Parent nor any of its Subsidiaries has retained any broker, agent, or other intermediary in connection with the transactions contemplated by this Agreement and no commission is payable by the Parent or any of its Subsidiaries to any such Person in connection with regard to the transactions set forth herein.

4.34	Title to Real Property

Neither the Parent nor any of its Subsidiaries own any real property. The Parent and its Subsidiaries possess, and have good and marketable title to, all leaseholds or other such interests necessary for the continued operation of the Parent Business as presently conducted and as represented to the Company, including all real property and leaseholds reflected in the Parent Financial Statements. All leaseholds are leased by the Parent or its Subsidiaries free and clear of all Liens created by the Parent. The Parent has delivered or made available to the Company copies of such instruments by which the Parent or its Subsidiaries acquired such interests.

4.35	Employment Matters

	(a)	The Parent and its Subsidiaries:

(i)

are in compliance in all material respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment, and wages and hours with respect to all of its Employees;

		(ii)	has withheld all amounts required by law or by agreement to be withheld by it from the wages or salaries of, and other payments to, Employees;

		(iii)	are not liable for any arrears of wages, taxes or any penalty for failure to comply with any of the foregoing;

(iv)

are not liable for any payment to any trust or other fund or to any Governmental Body with respect to unemployment compensation benefits, social security or other benefits for its Employees (other than routine payments to be made in the ordinary course of business and consistent with past practice);

(v)

have provided or will provide its Employees with all wages, benefits, stock options, bonuses, incentives and all other compensation that are, or have become, due and payable through to the Closing; and

(vi)

represent that in the three years prior to the Execution Date, no citation has been issued by any Governmental Body against it, and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement Proceeding involving it has been filed or is pending or, to its knowledge, threatened, against it under any Applicable Law relating to occupational safety and health.

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	(b)	Except for claims by Employees under any applicable workers’ compensation or similar legislation which, if adversely determined, would not, either individually or in the aggregate, have a Parent Material Adverse Effect, there are no complaints, claims or charges pending or outstanding or, to the knowledge of the Parent, anticipated, and there are no Orders, decisions, directions or convictions currently registered or outstanding by any Governmental Body against, or in respect of, the Parent or any of its Subsidiaries under or in respect of any employment legislation.

	(c)	The Parent have listed in the Parent Disclosure Letter all Employees in respect of whom the Parent and its Subsidiaries have been advised by any workers compensation or similar authority that such Employees are in receipt of benefits under workers’ compensation or similar legislation. There are no appeals pending before any workers compensation or similar authority involving the Parent or its Subsidiaries, and all levies, assessments and penalties made against the Parent and its Subsidiaries pursuant to workers’ compensation or similar legislation have been paid. The Parent is not aware of any audit currently being performed by any workers compensation or similar authority with respect to the Parent and its Subsidiaries, and all payments required to be made in respect of termination or severance pay under any employment standards or similar legislation in respect of any Employee have been made by the Parent.

4.36	ERISA

Other than as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect:

	(a)	no “employee benefit plan” (as defined in Section 3(3) of ERISA), for which the Parent or any of its Subsidiaries would have any liability (whether absolute or contingent) has experienced a failure to satisfy the “minimum funding standard” (as defined in Section 302 of ERISA) or Section 412 of the Code), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) or any similar minimum funding failure event with respect to any ERISA Plan (other than an ERISA Plan that under Applicable Law is required to be funded by a trust or funding vehicle maintained exclusively by a governmental authority) that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens;

	(b)	each ERISA Plan is in compliance in all respects with Applicable Law, including, without limitation, ERISA and the Code;

	(c)	other than in the ordinary course, neither the Parent nor any trade or business, whether or not incorporated, that, together with the Parent, would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), 414(c), 414(m) or 414(o) of the Code has incurred or reasonably expects to incur any liability with respect to any ERISA Plan:

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(i)	under Title IV of ERISA; or

(ii)	in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Parent, except as required to avoid excise tax under Section 4980B of the Code and except, on a case by case basis, limited extensions of health insurance benefits (for a period of no more than 18 months post-employment) to former employees receiving severance payments from the Parent; and

(d)

each ERISA Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

4.37	Operating Permits and License

The Parent and its Subsidiaries own or hold all material permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, Orders (inclusionary or exclusionary) or other concessions required in connection with the conduct of the Parent Business. All such permits and licenses are valid and enforceable, each in accordance with its respective terms, and to the knowledge of the Parent, no party to any of them is in default thereunder or in breach thereof, or would, with the giving of notice or the lapse of time or both, be in breach or default thereof.

4.38	Relationships with Customers, Suppliers, Distributors and Sales Representatives

Neither the Parent nor any of its Subsidiaries has received any written communication that any material customer, supplier, distributor or sales representative intends to, or constitutes a threat that any such Person may, cancel, terminate or otherwise modify or not renew its relationship with the Parent or its Subsidiaries, which in any of such cases would have a Parent Material Adverse Effect.

4.39	Products

All products associated with the Parent Business are currently processed, manufactured, tested, packaged and labeled at facilities which are in compliance with good production practices prescribed by Applicable Laws and such other regulatory requirements applicable to such products.

4.40	Survival

The representations and warranties of the Parent in this Article 4 will survive for a period of 12 months after the Closing.

4.41	Reliance

The Parent acknowledges and agrees that the Company has entered into the Agreement relying on the representations and warranties and other terms and conditions of the Parent contained in the Agreement, notwithstanding any independent searches or investigations that have been, or may be, undertaken by or on behalf of the Company, and that no information which is now known or should be known, or which may hereafter become known, by the Company or its Employees or professional advisers prior to the Closing, will limit or extinguish the Company’s right to indemnification hereunder.

4.42	No Further Representations and Warranties

The representations and warranties contained in this Article 4, the attached exhibits, and in any certificate or document delivered at Closing pursuant to this Agreement are the only representations and warranties made by the Parent in connection with the Parent Securities and the matters set forth in this Agreement. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REFERENCED IN THE PRECEDING SENTENCE, THE PARENT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE PARENT ASSETS, LIABILITIES, THE PARENT BUSINESS OR ANY OTHER MATTER, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, HABITABILITY, WORKMANSHIP OR FITNESS FOR A PARTICULAR PURPOSE. ALL SUCH ADDITIONAL REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED. None of the material or information provided by or communications made by the Parent or any of its Affiliates, or by any advisor thereof, whether by use of a “data room,” or in any information memorandum, or otherwise, or by any broker or investment banker, will independently cause or independently create any warranty, express or implied, as to the title, condition, value or quality of the Parent Securities. THE PARENT MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY PROJECTIONS OR FORECASTS MADE AVAILABLE TO THE COMPANY. THERE IS NO ASSURANCE THAT ANY PROJECTED OR FORECASTED RESULTS WILL BE ACHIEVED.

Article 5
Covenants

5.1	Conduct of Business of the Company

During the period from the date of this Agreement until the Effective Time, the Company shall, except as expressly contemplated by this Agreement, as required by Applicable Laws, or with the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), to use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice. To the extent consistent therewith, the Company shall use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of its current officers and employees, to preserve its present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, or as required by Applicable Laws, the Company shall not, without the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	amend or propose to amend its Charter Documents, other than as contemplated in the Seventh Amended and Restated Articles of Incorporation;

(b)	(i) split, combine, or reclassify any of the Company Securities;

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	(i)	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any of the Company Securities; or

(ii)

declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock;

(c)

issue, sell, pledge, dispose of, or encumber any of the Company Securities, other than the issuance of shares of the Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms;

(d)	except as required by Applicable Laws or by any Company Employee Plan or Contract in effect as of the date of this Agreement:

(i)

increase the compensation payable or that could become payable by the Company to directors, officers, Employees, or consultants, other than increases in compensation made to non-officer Employees in the ordinary course of business consistent with past practice;

(ii)

promote any officers or Employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or Employee; or

(iii)

establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(e)

acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $25,000 in the aggregate;

(f)	(i)	transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, or otherwise subject to any Lien (other than a Permitted Lien), any of the Company Assets; provided, that the foregoing shall not prohibit the Company from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting of non-exclusive licenses under the Company Intellectual Property, in each case in the ordinary course of business consistent with past practice; or

	(ii)	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(g)

repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h)

enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;

(i)	institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company of any amount exceeding $25,000 in the aggregate, other than

	(i)	any Legal Action brought against the Parent or the Merger Sub arising out of a breach or alleged breach of this Agreement by the Parent or the Merger Sub; and

	(ii)	the settlement of claims, liabilities, or obligations reserved against in the Company Financial Statements;

provided that the Company shall not settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company Business;

(j)	make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or Applicable Laws;

(k)	(i)	settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued in the Company Financial Statements;

	(ii)	make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting;

	(iii)	amend any material Tax Returns or file claims for material Tax refunds; or

(iv)

enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company;

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(l)	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(m)

except in connection with actions permitted by Section 5.4 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, except for the Parent, the Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(n)

abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Company Intellectual Property, or grant any right or license to any Company Intellectual Property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(o)	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(p)

except to the extent expressly permitted by Section 5.4 or Article 7, take any action that is intended or that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger, or the other transactions contemplated by this Agreement; or

(q)	agree or commit to do any of the foregoing.

5.2	Conduct of the Business of the Parent

During the period from the date of this Agreement until the Effective Time, the Parent shall, and shall cause each of its Subsidiaries, except as expressly contemplated by this Agreement, as required by Applicable Laws, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), to use commercially reasonable efforts to conduct its business and the business of its Subsidiaries in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.2 of the Parent Disclosure Letter or as required by Applicable Laws, the Parent shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	amend its Charter Documents in a manner that would adversely affect the Company or the holders of the Company Common Stock relative to the other holders of the Parent Common Stock;

(b)	(i)

split, combine, or reclassify any of the Parent Securities or any securities of any of the Parent’s Subsidiaries (the “Parent Subsidiary Securities”) in a manner that would adversely affect the Company or the holders of the Company Common Stock relative to the other holders of the Parent Common Stock;

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(ii)	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any of the Parent Securities or any of the Parent Subsidiary Securities; or

(iii)

declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries and ordinary quarterly dividends, consistent with past practice with respect to timing of declaration and payments);

(c)	issue, sell, pledge, dispose of, or encumber any of the Parent Securities or any of the Parent Subsidiary Securities, other than:

(i)

the issuance of shares of the Parent Common Stock upon the exercise of any Parent Stock Option or Parent Warrant or the conversion of a security outstanding as of the date of this Agreement in accordance with its terms;

(ii)

the grant of Parent Stock Options in accordance with any Parent Equity Incentive Plan, the issuance of shares of the Parent Common Stock in accordance with any Parent Equity Incentive Plan, the issuance of shares of the Parent Common Stock upon the exercise of any Parent Stock Option granted after the date hereof in accordance with any Parent Equity Incentive Plan; and

(iii)

sales or issuances of shares of the Parent Common Stock or convertible securities in an amount not exceeding 25% of the issued and outstanding shares of the Parent Common Stock (in the case of convertible securities, on an as-converted basis) as of the date of this Agreement;

(d)

except in connection with actions permitted by Section 5.4 hereof, acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the Merger or other transactions contemplated by this Agreement;

(e)	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(f)

except to the extent expressly permitted by Section 5.4 or Article 7, take any action that is intended or that would reasonably be expected to, individually or in the aggregate, prevent, impede, or materially delay the consummation of the Merger, or the other transactions contemplated by this Agreement; or

(g)	agree or commit to do any of the foregoing.

5.3	Access to Information; Confidentiality

(a)

From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article 7, the Company shall afford to the Parent and the Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company, and the Company shall furnish promptly to the Parent such other information concerning the business and properties of the Company as the Parent may reasonably request from time to time. The Company shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the Parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to the Parent or the Merger Sub pursuant to this Agreement.

(b)

The Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated December 1, 2018, between the Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

5.4	Standstill

(a) For the purposes of this Section 5.4:

(i)

the term “Transaction Proposal” means, other than the Transaction, any bona fide offer, proposal or inquiry made by any Person other than the other Party (or any Affiliate of such Party) with respect to: (a) any take- over bid, exchange offer, plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding-up or exclusive license involving a Party (the “Subject Party”); (b) any transaction or purchase (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), direct or indirect, in a single transaction or a series of related transactions, of all or a significant portion of the assets of, or more than 20% of any class of the share capital, voting securities or other equity interests in the Subject Party (other than any such transaction with respect to a company in which the Subject Party does not have a controlling equity interest); (c) any other similar transaction or series of transactions involving the Subject Party; or (d) any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, or which could reasonably be expected to materially reduce the benefits to the other Party under this Agreement; and

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(ii)

“Superior Proposal” means any bona fide, unsolicited, written Transaction Proposal made by a Person (and not obtained in violation of this Section 5.4) that relates the Subject Party, and: (a) that is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal, (b) that, in the case of a Transaction Proposal to acquire 100% of the outstanding securities of a Party, is made available to all security holders of the Subject Party (the “Subject Holders”), (c) that is not subject to a due diligence condition, (d) that is not subject to a financing condition and in respect of which any required financing to complete such Transaction Proposal has been demonstrated to the satisfaction of the board of directors of the Subject Party (the “Subject Board”), acting in good faith, as having been obtained or reasonably likely to be obtained, and (e) in respect of which the Subject Board determines, in its good faith judgment, after consultation with its outside legal and financial advisors, that (i) failure to recommend such Transaction Proposal to the Subject Holders would be inconsistent with its fiduciary duties under Applicable Laws, and (ii) having regard for all of its terms and conditions, such Transaction Proposal would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable to the Subject Holders from a financial point of view and in the case of the Company, more favourable than the transactions contemplated by this Agreement, after taking into account any change to the transactions contemplated by this Agreement proposed by the Parent.

(b)

From the date of this Agreement until 120 days following the date of this Agreement, except as provided herein, neither Party will, directly or indirectly, through any of its Representatives, or otherwise, and will not permit any Representative to:

(i)

solicit, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any information, properties, facilities, books or records of such Party or entering into any form of agreement, arrangement or understanding), any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, a Transaction Proposal or potential Transaction Proposal;

(ii)

enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the other Party and its Affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to a Transaction Proposal or potential Transaction Proposal; or

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	(iii)	approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend any Transaction Proposal;

(c)

Each Party will, and will cause its Representatives to, immediately cease and terminate any solicitation, encouragement, discussion, negotiations or other activities commenced prior to the date of this Agreement with any Person (other than the other Party and its affiliates) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, a Transaction Proposal or potential Transaction Proposal, and in connection therewith will:

	(i)	discontinue access to and disclosure of all information, including any data room and any non-public or confidential information, properties, facilities, books and records of such Party; and

(ii)

request, and exercise all rights it has to require: (i) the return or destruction of all copies of any information regarding such Party provided to any Person other than the other Party, and (ii) the destruction of all material including, incorporating or otherwise reflecting such information regarding such Party, using all necessary efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(d)

Each Party represents and warrants that it has not waived any confidentiality, standstill or similar agreement or restriction to which it is a party, and further covenants and agrees: (i) that it will take all necessary action to enforce each confidentiality, standstill or similar agreement or restriction to which it is a party, and (ii) that neither it nor any of its Representatives have released or will release, without the prior written consent of the other Party (which may be withheld or delayed in the other Party’s sole and absolute discretion), any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting such Party under any confidentiality, standstill or similar agreement or restriction to which it is a party.

(e)

Notwithstanding Sections 5.4(b) and 5.4(c) and any other provision of this Agreement, if at any time following the date of execution of this Agreement and prior to Closing, either Party receives a bona fide written Transaction Proposal that did not result from a breach of this Section 5.4, or a Transaction Proposal is made to a Subject Holder, and the Subject Board determines in good faith, after consultation with the Subject Party’s financial advisors and outside counsel, that such Transaction Proposal constitutes or, if consummated in accordance with its terms, could reasonably be expected to be a Superior Proposal and in the opinion of the Subject Board, acting in the good faith judgment of the Subject Board, after consultation with outside legal counsel, failure to take such action would be inconsistent with such Subject Board’s exercise of its fiduciary duties, then the Subject Party may, in response to a request made by the Person making or proposing to make such Transaction Proposal, and provided it is in compliance with this Section 5.4: (i) furnish information with respect to the Subject Party to the Person making such Transaction Proposal; or (ii) enter into, participate, facilitate and maintain discussions or negotiations with, and otherwise cooperate with or assist, the Person making such Transaction Proposal; provided that the Subject Party shall not, and shall not allow its Representatives to, disclose any non-public information to such Person if such non-public information has not been previously provided to, or is not concurrently provided to the other Party and without entering into a confidentiality and standstill agreement with such Person.

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(f)

If either Party or any of its Representatives receives or otherwise becomes aware of any inquiry, proposal or offer from any Person that constitutes, or may reasonably be expected to constitute or lead to, a Transaction Proposal, or any request by any Person for copies of, access to, or disclosure of, information relating to such Party, including but not limited to, information, access or disclosure relating to the properties, facilities, books or records of such Party, such Party will immediately notify the other Party, at first orally, and then promptly, and in any event within 48 hours, in writing, of:

(i)

such Transaction Proposal, inquiry, offer or request, including a description of its material terms and conditions and the identity of all Persons making the Transaction Proposal, inquiry, offer or request; and

(ii)

the status of developments and negotiations with respect to such Transaction Proposal, inquiry, offer or request, including any changes, modifications or other amendments to any such Transaction Proposal, inquiry, offer or request, and will provide the other Party with copies of all documents, correspondence or other material received in respect of, from or on behalf of any such Person. Such Party shall thereafter also provide the other Party with such other details of such proposal, inquiry, offer or request, or any amendment to any of the foregoing, information regarding the value in financial terms that the Subject Board has in consultation with its financial advisor determined should be ascribed to any non- cash consideration offered under the Transaction Proposal, and such other information as the other Party may reasonably request, and shall keep the other Party fully informed as to the status, including any changes to the material terms, of such proposal, inquiry, offer or request, or any amendment to any of the foregoing, and shall respond promptly to all inquiries from the other Party with respect thereto.

(g)

The Subject Party covenants that it will not accept, approve, endorse, recommend or enter into any agreement, understanding or arrangement in respect of a Transaction Proposal (other than a confidentiality and standstill agreement permitted by Section 5.4(e)) unless:

	(i)	the Subject Board concludes in good faith that the Transaction Proposal constitutes a Superior Proposal;

	(ii)	the Subject Party has complied with the provisions of this Section 5.4;

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	(iii)	the Transaction Proposal did not result from a breach of this Section 5.4; and

	(iv)	the Subject Party complies with the procedures set out in this Section 5.4.

(h)

Nothing contained in this Agreement shall prohibit the Subject Board from taking any action or from making any disclosure to any of the Subject Holders prior to Closing if, in the good faith judgment of the Subject Board, after consultation with outside legal counsel, failure to take such action or make such disclosure would be inconsistent with the Subject Board’s exercise of its fiduciary duties or such action or disclosure is otherwise required under Applicable Law.

(i)

The Subject Party covenants that it will not accept, approve, endorse, recommend or enter into any agreement in respect of a Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 5.4(e)) unless:

(i)

the Subject Party has complied with its obligations under this Section 5.4 and has provided the other Party with a copy of the Superior Proposal and all related documentation described in Section 5.4(f); and

(ii)

a period (the “Response Period”) of five Business Days has elapsed from the date that is the later of: (A) the date on which the other Party receives written notice from the Subject Board that it has determined, subject only to compliance with this Section 5.4, to accept, approve, endorse, recommend or enter into a binding agreement to proceed with such Superior Proposal; and (B) the date the other Party receives a copy of the Superior Proposal and all related documents described in Section 5.4(f).

(j)

During the Response Period, the other Party will have the right, but not the obligation, to offer to amend this Agreement, or make an offer to the Subject Party, as applicable. The Subject Board shall cooperate with the other Party with respect to the Superior Proposal, including by negotiating in good faith with the other Party, and shall review any such offer by the other Party to amend this Agreement, or any offer made by the other Party to the Subject Party, to determine whether the Superior Proposal to which the other Party is responding would continue to be a Superior Proposal when assessed against the written proposal of the other Party. If the Subject Board determines that the Superior Proposal no longer constitutes a Superior Proposal, when assessed against the written proposal of the other Party, the Subject Party shall enter into an amendment to this Agreement incorporating the amendments to this Agreement or an agreement incorporating the offer as set out in the written proposal. If the Subject Board determines that the Superior Proposal continues to be a Superior Proposal, it may recommend that the Subject Holders accept such Superior Proposal; provided that it is in compliance with the conditions set out in this Section 5.4, including by terminating this Agreement in order to accept or enter into an agreement, understanding or arrangement to proceed with the Superior Proposal.

(k)

Each successive amendment to any Transaction Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Subject Holders shall constitute a new Transaction Proposal for the purposes of this Section 5.4 and the other Party shall be afforded a new Response Period and the rights afforded in this Section 5.4 in respect of each such Transaction Proposal.

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5.5	Preparation of Joint Proxy Statement/Prospectus

(a)

In connection with the Company Stockholders Meeting and the Parent Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, the Company and the Parent shall prepare the Joint Proxy Statement/Prospectus and the Parent shall prepare and file with the SEC the Form S-4 (which shall include the Joint Proxy Statement/Prospectus). The Company and the Parent shall each use its commercially reasonable efforts to:

		(i)	cause the Form S-4 to be declared effective under the Securities Act as promptly as practicable after its filing;

		(ii)	ensure that the Form S-4 complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act; and

(iii)

keep the Form S-4 effective for so long as necessary to complete the Merger. The Parent shall notify the Company promptly of the time when the Form S-4 has become effective or any supplement or amendment to the Form S-4 has been filed, and of the issuance of any stop order or suspension of the qualification of the shares of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Each of the Parent and the Company shall use commercially reasonable efforts to:

(A)

cause the Joint Proxy Statement/Prospectus to be mailed to the Company Stockholders and the Parent’s stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act; and

(B)

see that the Joint Proxy Statement/Prospectus complies in all material respects with the applicable provisions of the Securities Act and Exchange Act. The Parent shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws, and the rules and regulations thereunder in connection with the Parent Stock Issuance in the Merger.

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(b)

The Company shall promptly furnish to the Parent all information concerning the Company and its Affiliates required by Applicable Laws and the rules and policies of the Nasdaq and TSXV to be set forth in the Form S-4 or the Joint Proxy Statement/Prospectus. Each of the Parent and the Company shall promptly correct any information provided by it for use in the Form S-4 or the Joint Proxy Statement/Prospectus if and to the extent that such information shall have become false or misleading in any material respect. Each of the Parent and the Company shall take all steps necessary to amend or supplement the Form S-4 or the Joint Proxy Statement/Prospectus, as applicable, and to cause the Form S-4 or the Joint Proxy Statement/Prospectus, as so amended or supplemented, to be filed with the SEC and disseminated to the holders of the Company Securities and/or the Parent Common Stock, in each case as and to the extent required by Applicable Laws.

5.6	Company Stockholders Meeting

The Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the Form S-4 is declared effective, and, in connection therewith, the Company shall mail the Joint Proxy Statement/Prospectus to the holders of the Company Securities in advance of such meeting. The Joint Proxy Statement/Prospectus shall include the Company Board Recommendation. The Company shall use reasonable best efforts to:

(a)	solicit from the holders of the Company Securities proxies in favor of the approval of this Agreement and the Merger; and

(b)	take all other actions necessary or advisable to secure the vote or consent of the holders of the Company Securities required by Applicable Laws to obtain such approval.

The Company shall keep the Parent and the Merger Sub updated with respect to proxy solicitation results as requested by the Parent or the Merger Sub. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of the Parent (other than (i) in order to obtain a quorum of its stockholders; or (ii) as reasonably determined by the Company to comply with Applicable Law). The Company shall use its commercially reasonable efforts to cooperate with the Parent to hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement.

5.7	Parent Stockholders Meeting; Approval by Sole Stockholder of the Merger Sub

(a)

The Parent shall take all action necessary to duly call, give notice of, convene, and hold the Parent Stockholders Meeting as soon as reasonably practicable after the Form S-4 is declared effective, and, in connection therewith, the Parent shall mail the Joint Proxy Statement/Prospectus to the holders of the Parent Common Stock in advance of the Parent Stockholders Meeting. The Joint Proxy Statement/Prospectus shall include the Parent Board Recommendation. The Parent shall use reasonable best efforts to:

		(i)	solicit from the holders of the Parent Common Stock proxies in favor of the approval of the Parent Stock Issuance; and

(ii)

take all other actions necessary or advisable to secure the vote or consent of the holders of the Parent Common Stock required by Applicable Laws to obtain such approval. The Parent shall keep the Company updated with respect to proxy solicitation results as requested by the Company.

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Once the Parent Stockholders Meeting has been called and noticed, the Parent shall not postpone or adjourn the Parent Stockholders Meeting without the consent of Company (other than: (A) in order to obtain a quorum of its stockholders; or (B) as reasonably determined by the Parent to comply with Applicable Laws).

The Parent shall use its reasonable best efforts to cooperate with Company to hold the Parent Stockholders Meeting as soon as reasonably practicable after the date of this Agreement.

	(b)	Immediately following the execution and delivery of this Agreement, the Parent, as sole stockholder of the Merger Sub, shall approve this Agreement and the Merger, in accordance with the NRS.

5.8	Notices of Certain Events; Stockholder Litigation

	(a)	The Company shall notify the Parent and the Merger Sub, and the Parent and the Merger Sub shall notify the Company, promptly of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Agreement; and

(iii)

any event, change, or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.2(a), Section 6.2(b), or Section 6.2(c) of this Agreement (in the case of the Company) or Section 6.3(a), Section 6.3(b), or Section 6.3(c) of this Agreement (in the case of the Parent and the Merger Sub), to be satisfied.

(b)

The Company shall promptly advise the Parent in writing after becoming aware of any Legal Action commenced, or to the Company’s Knowledge threatened, after the date hereof against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger) and shall keep the Parent reasonably informed regarding any such Legal Action. The Company shall give the Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation and shall consider the Parent’s views with respect to such stockholder litigation and shall not settle any such stockholder litigation without the prior written consent of the Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

	(c)	In no event shall:

(i)

the delivery of any notice by a Party pursuant to this Section 5.8 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants, or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement;

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	(ii)	disclosure by the Company be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to the Company’s representations or warranties; or

	(iii)	disclosure by the Parent be deemed to amend or supplement the Parent Disclosure Letter or constitute an exception to the Parent’s or the Merger Sub’s representations or warranties.

This Section 5.8 shall not constitute a covenant or agreement for purposes of Section 6.2(b) or Section 6.3(b).

5.9	Resignations

The Company shall deliver to the Parent written resignations, effective as of the Closing Date, of the officers and directors of the Company set forth on Section 5.9 of the Company Disclosure Letter as requested by the Parent at least five Business Days prior to the Closing.

5.10	Directors’ and Officers’ Indemnification and Insurance

(a)

The Parent and the Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company (each a “Company Indemnified Party”) as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.10 of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of two years from the Effective Time, (i) the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification, and advancement of expenses equivalent to the provisions of the Charter Documents of the Company as in effect immediately prior to the Effective Time with respect to acts or omissions by any Company Indemnified Party occurring prior to the Effective Time, (ii) maintain a policy of director and officer liability insurance with commercially reasonable coverage, however, in no event shall such coverage be less than any such current policy maintained by the Company for the period prior to the Effective Time,] and (iii) shall not amend, repeal, or otherwise modify any such policies or provisions in the Charter Documents in any manner that would adversely affect the rights thereunder of any Company Indemnified Party; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

(b)

The obligations of the Parent, the Merger Sub, and the Surviving Corporation under this Section 5.10 shall survive the consummation of the Merger and shallnot be terminated or modified in such a manner as to adversely affect any Company Indemnified Party to whom this Section 5.10 applies without the consent of such affected Company Indemnified Party (it being expressly agreed that the Company Indemnified Parties to whom this Section 5.10 applies shall be third party beneficiaries of this Sectioneach of whom may enforce the provisions of this Section 5.10).

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	(c)	In the event the Parent, the Surviving Corporation, or any of their respective successors or assigns:

		(i)	consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or

(ii)

transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.10.

The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Company Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to, or in substitution for, any such claims under any such policies.

5.11	Commercially Reasonable Efforts

(a)

Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.11), each of the Parties shall, and the Parent shall cause its Subsidiaries to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including:

(i)

the obtaining of all necessary permits, waivers, and actions or nonactions from Governmental Bodies and the making of all necessary registrations and filings (including filings with Governmental Bodies) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or Proceeding by, any Governmental Bodies;

		(ii)	the obtaining of all necessary consents or waivers from third parties; and

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	(iii)	the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

The Company and the Parent shall, subject to Applicable Laws, promptly:

		(A)	cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above; and

		(B)	supply the other with any information that may be reasonably required in order to effectuate the taking of such actions.

Each Party shall promptly inform the other Parties of any communication from any Governmental Body regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or the Parent or the Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Body with respect to the transactions contemplated by this Agreement, then it shall use commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request, and, if permitted by Applicable Laws and by any applicable

Governmental Body, provide the other Party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Body in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither the Parent nor the Company shall commit to or agree (or permit any of the Parent’s Subsidiaries to commit to or agree) with any Governmental Body to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable antitrust laws (the “Antitrust Laws”), without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed).

(b)	Without limiting the generality of the undertakings pursuant to Section 5.11(a) hereof, the Parties shall:

(i)

provide or cause to be provided as promptly as reasonably practicable to Governmental Bodies with jurisdiction over the Antitrust Laws (each such Governmental Body, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement, including, if applicable, preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws; and

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(ii)

subject to the terms set forth in Section 5.11(c) hereof, use commercially reasonable efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Body or expiration of applicable waiting periods.

(c)

In the event that any administrative or judicial action or Proceeding is instituted (or threatened to be instituted) by a Governmental Body or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with the Parent and the Merger Sub and shall use its commercially reasonable efforts to contest and resist any such action or Proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of the Parent, the Merger Sub, or any of their respective Affiliates shall be required to defend, contest, or resist any action or Proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d)

Notwithstanding anything to the contrary set forth in this Agreement, none of the Parent, the Merger Sub, or any of the Parent’s Subsidiaries shall be required to, and the Company may not, without the prior written consent of the Parent, which shall not be unreasonably withheld, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to:

(i)

sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, the Parent, the Merger Sub, or any of the Parent’s Subsidiaries;

(ii)

conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, the Parent, the Merger Sub, or any of the Parent’s Subsidiaries in any manner; or

(iii)

impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, the Parent, the Merger Sub, or any of the Parent’s Subsidiaries;

provided, that if requested by the Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs.

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5.12	Public Announcements

The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of the Parent and the Company. Except as and to the extent required by Applicable Law, without the prior written consent of the Parent, neither the Company nor the Parent will not, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction between the Parties or any of the terms, conditions or other aspects of the transactions proposed in this Agreement. If a Party is required by law to make any such disclosure, it must first provide to the other Parties the content of the proposed disclosure, the reason that such disclosure is required by law, and the time and place that the disclosure will be made.

5.13	Anti-Takeover Statutes

If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to the Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board on the one hand, and the Parent and the Parent Board on the other hand, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

5.14	Stock Exchange Matters

(a)

The Parent shall use its reasonable best efforts to obtain the acceptance by Nasdaq and the TSXV of the transactions contemplated hereby including the Parent Stock Issuance and the Merger and to cause the shares of the Parent Common Stock to be issued in connection with the Merger to be listed on Nasdaq and TSXV (or such other stock exchange as may be mutually agreed upon by the Company and the Parent), subject to official notice of issuance, prior to the Effective Time.

(b)

To the extent requested by the Parent, the Company shall cooperate with the Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and the rules and policies of Nasdaq and TSXV to obtain the acceptance by Nasdaq and the TSXV of the transactions contemplated hereby including the Parent Stock Issuance and the Merger and to cause the shares of the Parent Common Stock to be issued in connection with the Merger to be listed on Nasdaq and TSXV (or such other stock exchange as may be mutually agreed upon by the Company and the Parent).

5.15	Certain Tax Matters

None of the Company nor the Parent shall (and the Company and the Parent shall cause their respective Subsidiaries not to) take or fail to take any action which action (or failure to act) would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

5.16	Obligations of Merger Sub

The Parent will take all action necessary to cause the Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

5.17	Closing Conditions.

From the date hereof until the Closing, each Party shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article 6 hereof.

5.18	Expenses

Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel):

(a)	if incurred by the Parent and the Merger Sub, shall be paid by the Parent; and

(b)	if incurred by the Company or its stockholders (the “Stockholder Expenses”), shall be paid by the Company and/or the Company Stockholders.

5.19	Conversion Schedule

Within two (2) Business Days of the Closing the Company shall prepare and deliver to the Parent a schedule (the “Final Conversion Schedule”) (i) showing, as of the Effective Time, the number of shares of the Parent Common Stock to be issued to each holder of shares of Company Common Stock and each holder of rights to acquire capital stock of the Company, (ii) showing, as of the Effective Time, the number of Performance Shares to be issued to each holder of shares of the Company Preferred Stock, and (iii) showing, as of the Effective Time, the number of shares of the Parent Common Stock to be issued to Roth Capital Partners LLC, Emerald Partners Pty Limited and each of the parties entering into the Creditor Escrow Agreement.

5.20	Directors and Officers of the Parent:

(a) At Closing, the Parent will cause the Parent Board to consist of seven directors, of which four will be nominees of the Parent and three will be nominees of the Company.

(b)

At Closing, the Parent will cause the officers of the Parent to consist of Richard A. Wright as the Chief Executive Officer, Matthew Howison as President and such other persons as are mutually determined by the Parties.

5.21	Agreement with Roth Capital Partners LLC

Prior to Closing, the Company will amend the letter agreement with Roth Capital Partners LLC dated January 28, 2019 (the “Roth Agreement”) to:

	(a)	delete the reference to the requirement for the Parent to file a Form S-3 Registration Statement and to pay Roth the M&A Transaction Fee in cash (on pages 2 and 3 of the Roth Agreement);

	(b)	delete the reference to the requirement for the Parent to provide Roth with the right to act as lead placement agent or solo underwriter for a financing (on pages 3 and 4 of the Roth Agreement);

	(c)	amend the Roth Agreement such that all shares of Parent Common Stock issued to Roth pursuant to the Roth Agreement will be subject to the escrow provisions set out in this Agreement; and

	(d)	make any other amendments as may be reasonably requested by the Parent.

5.22	Capital Reorganization of the Company

Prior to the Closing, the Company will have the Company Board adopt and obtain the approval of the Company Stockholders for the adoption of the Seventh Amended and Restated Articles of Incorporation and amend and restate the articles of the Company to become substantially in the form attached hereto as Exhibit C to this Agreement, all in accordance with the transaction chronology set forth in Exhibit C attached to this Agreement (the “Company Capital Reorganization”).

5.23	Further Assurances

At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or the Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or the Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Article 6
Conditions

6.1	Conditions to Each Party’s Obligation to Effect the Merger

The respective obligations of each Party to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to Applicable Laws) on or prior to the Closing Date of each of the following conditions:

	(a)	this Agreement will have been duly approved by the Requisite Company Vote;

	(b)	the Parent Stock Issuance will have been approved by the Requisite Parent Vote;

	(c)	if necessary, the Parent shall have filed with Nasdaq Listing of Additional Shares Notification Form with respect to the shares of the Parent Common Stock to be issued pursuant to this Agreement;

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(d)	the Merger and other transactions contemplated in this Agreement shall have been accepted by the TSXV;

(e)	the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order;

(f)

if applicable, the waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated and all required filings shall have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Antitrust Laws;

(g)

no Governmental Body having jurisdiction over any Party shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement;

(h)

the number of Dissenting Shares that are the subject of Appraisal Demand Notices that have not been withdrawn shall not exceed 5% of the total number of shares of the Company Common Stock issued and outstanding prior to the Effective Time; and

(i)

all consents, approvals and other authorizations of any Governmental Body set forth in Section 6.1 of the Company Disclosure Letter and Section 6.1 of the Parent Disclosure Letter and required to consummate the Merger, the Parent Stock Issuance, and the other transactions contemplated by this Agreement (other than the filing of the Articles of Merger with the Secretary of State of the State of Nevada) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

6.2	Conditions to Obligations of the Parent and the Merger Sub

The obligations of the Parent and the Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to Applicable Laws) by the Parent and the Merger Sub on or prior to the Closing Date of the following conditions:

(a)

the representations and warranties of the Company set forth in Article 3 of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)

the Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing;

(c)

since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(d)

the Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.2(a), Section 6.2(b), and Section 6.2(c) hereof;

(e)

the Parent and the Stockholders’ Representative shall have entered into the Company Escrow Agreement and the Company Escrow Agreement shall be in full force and effect and shall not have been anticipatorily breached or repudiated;

(f)

the Parent and each of the Principal Stockholders shall have entered into the Company Escrow Agreement and the Company Escrow Agreement shall be in full force and effect and shall not have been anticipatorily breached or repudiated;

(g)

each issued and outstanding share of the Original Company Preferred Stock shall have been converted into shares of the Company Common Stock and Company Preferred Stock in accordance with the Seventh Amended and Restated Articles of Incorporation, and each holder thereof shall have waived prior notice of the consummation of the Merger;

(h)

prior to the Effective Time, all of the convertible securities of the Company shall have been converted into shares of the Company Common Stock and Company Preferred Stock or shall have been otherwise cancelled and terminated and they shall be of no force or effect;

(i)

prior to the Effective Time, all of the Company Stock Options and the Company Warrants shall have been exercised or shall have been otherwise cancelled and terminated and they shall be of no force or effect;

(j)	an officer of the Company shall certify the Final Conversion Schedule and deliver such schedule to the Parent;

(k)

if applicable and requested by Parent, the Company shall have terminated the 401(k) Plan effective at least one day prior to the Closing Date and all contributions payable to the 401(k) Plan shall have been made. The Company shall have provided the Parent:

	(i)	executed resolutions of the Company Board authorizing the termination; and

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(ii)

an executed amendment to the 401(k) Plan sufficient to ensure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination;

(l)

the Company’s total non-current liabilities (including, without limitation, any debt of any nature), as determined in accordance with GAAP, shall not exceed $50,000 as of the Closing; excluding $358,932 in building lease obligations through the full term of the lease and $64,567 in non-current obligations to Eventide for ionizer financing;

(m)	before the Closing, all shareholders loans (including all accrued interest thereon) made to the Company will be forgiven or converted into shares of the Company Common Stock;

(n)	the Company having a Working Capital Ratio of no less than 1.0 (as calculated in accordance with Exhibit B) on the Closing;

(o)	the Company shall have amended the Roth Agreement in accordance with Section 5.21;

(p)

the Parent shall have been furnished evidence satisfactory to it that all rights granted by the Company to its stockholders and in effect prior to the Closing, including, but not limited to, rights of co-sale, voting, registration, first refusal, first offer, preemption, observation or information or operational covenants, shall have terminated prior to the Closing Date;

(q)	the Parent shall have received a mutually agreeable opinion of Glaser Weil Fink Howard Avchen & Shapiro LLP, counsel to the Company, or another counsel reasonably satisfactory to the Parent;

(r)	none of the Celebrity Endorsement Agreements will have been terminated on or before the Closing; and

(s)

before the Closing, the Parent shall have received executed copies of the Roth Escrow Agreement, the Emerald Escrow Agreement and the Creditor Escrow Agreement, and each such agreement shall be in full force and effect and not have been anticipatorily breached or repudiated.

6.3	Conditions to Obligation of the Company

The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Effective Time of the following conditions:

(a)

the representations and warranties of the Parent and the Merger Sub set forth in Article 4 of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

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(b)

the Parent and the Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing;

(c)

since the date of this Agreement, there shall not have been any Parent Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(d)	the Company will have received a certificate, signed by an officer of the Parent, certifying as to the matters set forth in Section 6.3(a), Section 6.3(b), and Section 6.3(c); and

(e)	the Company shall have received a mutually agreeable opinion of Clark Wilson LLP, counsel to the Parent, or another counsel reasonably satisfactory to the Company.

Article 7
Termination, Amendment, and Waiver

7.1	Termination by Mutual Consent

This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote or the Requisite Parent Vote) by the mutual written consent of the Parent and the Company.

7.2	Termination by Either the Parent or the Company

This Agreement may be terminated by either the Parent or the Company at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote or the Requisite Parent Vote):

(a)

if the Merger has not been consummated on or before October 31, 2019 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to any Party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

(b)

if any Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger, the Parent Stock Issuance, or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order;

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(c)

if this Agreement has been submitted to the stockholders of the Company for approval at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(d)

if the Parent Stock Issuance has been submitted to the stockholders of the Parent for approval at a duly convened Parent Stockholders Meeting and the Requisite Parent Vote shall not have been obtained at such meeting (unless such Parent Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(e)

if there is a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, and such Company Material Adverse Effect or Parent Material Adverse Effect is not cured or remedied to the satisfaction of the other Party, acting reasonably within 20 days of receipt from the other Party of such material adverse effect; or

(f)

if the number of Dissenting Shares that are the subject of Appraisal Demand Notices that have not been withdrawn exceeds 5% of the total number of shares of the Company Common Stock and Company Preferred Stock issued and outstanding.

7.3	Termination by the Parent

This Agreement may be terminated by the Parent at any time prior to the Effective Time:

(a)	if prior to the receipt of the Requisite Parent Vote at the Parent Stockholders Meeting, the Parent Board authorizes the Parent, in full compliance with the terms of this Agreement, including Section 5.4 hereof, to enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract in respect of a Superior Proposal (a “Superior Proposal Agreement”); provided that in the event of such termination, the Parent substantially concurrently enters into a legally binding Superior Proposal Agreement; or

(b)	if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that the Parent shall have given the Company at least 10 days written notice prior to such termination stating the Parent’s intention to terminate this Agreement pursuant to this Section 7.3; provided further, that the Parent shall not have the right to terminate this Agreement pursuant to this Section 7.3 if the Parent or the Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

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7.4	Termination by the Company

This Agreement may be terminated by the Company at any time prior to the Effective Time:

	(a)	if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.4 hereof, to enter into a Superior Proposal Agreement; provided that in the event of such termination, the Company substantially concurrently enters into a legally binding Superior Proposal Agreement; or

	(b)	if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Parent or the Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.3(a) or Section 6.3(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that the Company shall have given the Parent at least 10 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.4; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.4 if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

7.5	Notice of Termination; Effect of Termination

The Party desiring to terminate this Agreement pursuant to this Article 7 (other than pursuant to Section 7.1) shall deliver written notice of such termination to each of the other Parties specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.5 shall be, unless otherwise provided herein, effective immediately upon delivery of such written notice to the other Party. If this Agreement is terminated pursuant to this Article 7, it will become void and of no further force and effect, with no liability on the part of any Party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such Party) to any other Party, except:

(a)	with respect to Section 5.3(b), Section 5.18, this Section 7.5, and Article 9 (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and

(b)

with respect to any liabilities or damages incurred or suffered by a Party, to the extent such liabilities or damages were the result of fraud or the wilful breach by another Party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

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7.6	Amendment

At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote or the Requisite Parent Vote, by written agreement signed by each of the Parties; provided, however, that:

(a)

following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of the Company Common Stock without such approval; and

(b)

following the receipt of the Requisite Parent Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of the Parent Common Stock without such approval.

7.7	Extension; Waiver

At any time prior to the Effective Time, the Parent or the Merger Sub, on the one hand, or the Company, on the other hand, may:

(a)	extend the time for the performance of any of the obligations of the other Parties;

(b)	waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered under this Agreement; or

(c)	unless prohibited by Applicable Laws, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement.

Any agreement on the part of a Party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     Article 8
Indemnification

8.1	Survival of Representations and Warranties

The representations and warranties of the Company contained in this Agreement and the Company Escrow Agreement (collectively, the “Acquisition Documents”) shall survive the Effective Time for a period of 12 months. The representations and warranties of the Parent contained in the Acquisition Documents shall survive the Effective Time for a period of 12 months. Neither the period of survival nor the liability of the Company Stockholders with respect to the Company’s representations and warranties shall be affected by any investigation made at any time (whether before or after the Effective Time) by or on behalf of the Parent or by any actual, implied or constructive knowledge or notice of any facts or circumstances that the Parent may have as a result of any such investigation or otherwise. The Parties agree that reliance shall not be an element of any claim for misrepresentation or indemnification under this Agreement. The waiver by the Parent of any condition based on the accuracy of any such representation or warranty, or based on the performance of, or compliance with, any covenant or obligation, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants or obligations. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Parent to the Stockholders’ Representative or by the Company to the Parent, as applicable, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

8.2	Indemnification by the Company Stockholders and the Parent

(a)

After the Effective Time, the Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Parent Indemnified Parties”) shall be indemnified and held harmless by the Company Stockholders, jointly and severally, only to the extent of any Indemnity Escrow Shares remaining in the Escrow Fund for any and all liabilities, losses, damages of any kind, diminution in value, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and expenses and other costs of defending, investigating or settling claims) suffered, incurred, accrued (in accordance with GAAP) or paid by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (collectively, “Losses”), arising out of or resulting from:

(i)

any inaccuracy or breach of any representation or warranty (without giving effect to any qualification as to materiality or knowledge (or similar qualifications contained therein) made by the Company in the Acquisition Documents;

		(ii)	the breach by the Company of any covenant or agreement made by the Company in the Acquisition Documents;

		(iii)	any Losses from any other claims or demands whatsoever in connection with any claims made by any present or former holder of any Company Securities;

		(iv)	any Losses from breach of contract or other claims made by any party alleging to have had a contractual or other right to acquire the Company’s capital stock or the Company Assets;

(v)

in the event that any amounts paid to the holders of Dissenting Shares, including any interest required to be paid thereon, that are in excess of what such holders would have received hereunder had such holders not been holders of Dissenting Shares; and

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	(vi)	any Stockholder Expenses payable by the Surviving Corporation following the Closing.

(b)

As used herein, “Losses” are not limited to matters asserted by third parties, but include Losses incurred or sustained by the Parent Indemnified Parties in the absence of claims by third parties.

(c)

By virtue of their approval of this Agreement and their approval of the transactions contemplated hereby, the Company Stockholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnified Party) the Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such inaccuracy or breach.

(d)

No stockholder of the Company shall have any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such stockholder may become subject under or in connection with this Agreement.

(e)

Notwithstanding anything herein to the contrary, the Company’s representations and warranties contained in Article 3 of this Agreement shall, for purposes of the Company’s indemnification obligations, be deemed to be made as of the date of this Agreement and as of the Effective Time (except for any such representation or warranty that expressly speaks of an earlier date) without regard to the exceptions set forth in the certificates delivered in connection with Section 6.2(d).

(f)

After the Effective Time, the Company and its affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Company Indemnified Parties”) shall be indemnified and held harmless by the Parent for any and all Losses arising out of or resulting from:

(i)

any inaccuracy or breach of any representation or warranty (without giving effect to any qualification as to materiality or knowledge (or similar qualifications contained therein) made by the Parent in the Acquisition Documents; and

	(ii)	the breach by the Parent of any covenant or agreement made by the Parent in the Acquisition Documents.

(g)

As used in Section 8.2(f), “Losses” are not limited to matters asserted by third parties, but include Losses incurred or sustained by the Company Indemnified Parties in the absence of claims by third parties.

(h)

Notwithstanding anything herein to the contrary, the Parent’s representations and warranties contained in Article 4 of this Agreement shall, for purposes of the Parent’s indemnification obligations, be deemed to be made as of the date of this Agreement and as of the Effective Time (except for any such representation or warranty that expressly speaks of an earlier date).

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(i)

Materiality standards or qualifications in any representation, warranty or covenant in the Acquisition Documents shall only be taken into account in determining whether a breach of or default in connection with such representation, warranty or covenant (or failure of any representation or warranty to be true and correct) exists, and shall not be taken into account in determining the amount of any Losses with respect to such breach, default or failure to be true and correct.

(j)

The value of any Indemnity Escrow Shares released from the Escrow Fund in connection with the indemnification of the Parent Indemnified Parties shall be determined at a deemed price of $2.30 per Indemnity Escrow Share.

8.3	Indemnifiable Damage Threshold; Other Limitations.

(a)

Notwithstanding anything contained herein to the contrary, no Parent Indemnified Party may make a claim for any Indemnity Escrow Shares from the Escrow Fund in respect of any claim for indemnification that is made pursuant to clauses (i) or (ii) of Section 8.2(a) and that does not involve (i) fraud (which, for purposes of this Article 8 shall not include negligent misrepresentation), willful breach or intentional misrepresentation by the Company or any Company Stockholder, or (ii) any failure of any of the representations and warranties contained in Section 3.17 to be true and correct, unless and until a notice of an indemnification claim from the Parent Indemnified Party hereunder describing Losses in an aggregate amount greater than $250,000 (the “Threshold”) has been delivered, in which case the Parent Indemnified Party may make claims for indemnification and may receive Indemnity Escrow Shares from the Escrow Fund or indemnification hereunder, as the case may be, for all Losses (including the amount of the Threshold).

(b)

The period during which claims for Losses may be made for the indemnity obligations under this Agreement (the applicable period, the “Claims Period”) for the matters listed in clauses (i) or (ii) of Section 8.2(a), shall commence at the Closing and terminate on the date that is 12 months following the Effective Time (the “Escrow Period”), except in the case of fraud, willful breach or intentional misrepresentation by the Company. The Claims Period for the matters other than those listed in clauses (i) or (ii) of Section 8.2(a) shall commence at the Closing and terminate upon the expiration of the applicable statute of limitations which in no event shall exceed six years (the applicable time period specified in this sentence being the “Subsequent Claim Period”). During the Escrow Period, all claims for indemnification must be made against the Escrow Fund. Notwithstanding anything contained herein to the contrary, at the conclusion of the Escrow Period the Indemnity Escrow Shares having a value equal to the aggregate amount of unresolved indemnity claims shall remain in the Escrow Fund and not be released until the claim for Losses for which such shares have been withheld have been resolved or satisfied. The remainder of the Indemnity Escrow Shares in the Escrow Fund, if any, shall be paid to the Company Stockholders promptly (and in any event within ten (10) Business Days) after the expiration of the later of the Escrow Period or the resolution or satisfaction of any unresolved or unsatisfied claims for Losses following the expiration of the Escrow Period, as applicable.

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(c)

In calculating Losses for any indemnity claim hereunder, there shall be deducted (retroactively, if necessary, and net of all costs and expenses incurred in relation thereto) (i) any insurance recovery actually received in respect thereof (and no right of subrogation shall accrue hereunder to any insurer), and (ii) any recoveries from third parties pursuant to indemnification or otherwise with respect thereto. An Indemnified Party will use commercially reasonable efforts to attempt to seek recovery under any existing insurance policy that could relate to a Loss.

(d)

An Indemnified Party shall make commercially reasonable efforts to mitigate any actual or potential Losses subject to indemnification pursuant to this Article 8 to the extent required by applicable Law, and the failure to do so shall result in a reduction in the Indemnifying Party’s indemnification obligation hereunder but only to the extent such efforts were required under applicable Law and would have mitigated such Losses.

(e)

The Parties covenant and agree that in the event (i) any indemnity is actually paid to a Parent Indemnified Party by or on behalf of a Company Indemnifying Party pursuant to this Agreement due to a breach of this Agreement based solely upon the uncollectibility of any account receivable, then in such event such portion of the account receivable subject to such indemnification or adjustment, as the case may be, which was written off in connection with such uncollectibility will be assigned to the Stockholder’s Representative.

8.4	Indemnification Procedures

(a)

For purposes of this Section 8.4, a party against which indemnification may be sought is referred to as the “Indemnifying Party” and the Party which may be entitled to indemnification is referred to as the “Indemnified Party”.

(b)

The obligations and liabilities of Indemnifying Parties under this Article 8 with respect to Losses arising from actual or threatened claims or demands by any third party which are subject to the indemnification provided for in this Article 8 (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 10 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article 8 except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

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(c)

If the Indemnifying Party acknowledges in writing that it intends to participate in the defense of such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim through counsel of its choice (such counsel to be reasonably acceptable to the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party within 10 days of the receipt of such notice from the Indemnified Party; provided, however, that the Indemnifying Party shall not have the right to assume the defense of the Third Party Claim if:

	(i)	any such claim seeks, in addition to or in lieu of monetary losses, any injunctive or other equitable relief;

(ii)

there is reasonably likely to exist a conflict of interest that would make it inappropriate (in the judgment of the Indemnified Party acting reasonably) for the same counsel to represent both the Indemnified Party and the Indemnifying Party; or

(iii)

settlement of, or an adverse judgment with respect to, the Third Party Claim may establish (in the good faith judgment of the Indemnified Party) a precedential custom or practice adverse to the business interests of the Indemnified Party or would increase the Tax liability of the Indemnified Party;

provided further, that if by reason of the Third Party Claim a Lien, attachment, garnishment, execution or other encumbrance is placed upon any of the property or assets of such Indemnified Party, the Indemnifying Party, if it desires to exercise its right to participate in such defense of the Third Party Claim, must agree to furnish a satisfactory indemnity bond (by using a portion of the Escrow Fund or otherwise) to obtain the prompt release of such Lien, attachment, garnishment, execution or other encumbrance. If the Indemnifying Party assumes the defense of a Third Party Claim, it will conduct the defense actively, diligently and at its own expense; provided that amount paid on account of a Third Party Claim shall be the obligation of the Indemnified Party, subject to any rights to receive indemnifications hereunder. For clarity, if the Stockholder Representative assumes the defense of a Third Party Claim, (i) the Stockholder Representative shall pay all expenses related to such Third Party Claim (subject to reimbursement as provided in Section 8.4(g)), (ii) the Indemnified Party shall satisfy any judgment or settlement, and (iii) the Indemnified Party is entitled to receive Indemnity Escrow Shares from the Escrow Fund having a value equal to the amount of the judgement or settlement (subject to the limitations contained herein). The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably requested by the Indemnifying Party. Except with the written consent of the Indemnified Party (not to be unreasonably withheld), the Indemnifying Party will not, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any settlement:

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	(iv)	which does not include as an unconditional term thereof the giving to the Indemnified Party by the third party of a release from all liability with respect to such suit, claim, action, or proceeding;

	(v)	unless there is no finding or admission of:

		(A)	any violation of Law by the Indemnified Party (or any affiliate thereof);

		(B)	any liability on the part of the Indemnified Party (or any affiliate thereof); or

		(C)	any violation of the rights of any person and no effect on any other claims of a similar nature that may be made by the same third party against the Indemnified Party (or any affiliate thereof); or

	(vi)	which exceeds the then current value of the Escrow Shares remaining in the Escrow Fund.

(d)

In the event that the Indemnifying Party fails or elects not to assume the defense of an Indemnified Party against such Third Party Claim which the Indemnifying Party had the right to assume pursuant to Section 8.4(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim in any manner as it may reasonably deem appropriate and may settle such claim after giving written notice thereof to the Indemnifying Party, on such terms as such Indemnified Party may deem appropriate, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such settlement. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as suffered, incurred or accrued (in accordance with GAAP). If the Indemnifying Party does not elect to assume the defense of a Third Party Claim which it has the right to assume hereunder, the Indemnified Party shall have no obligation to do so.

(e)

In the event that the Indemnifying Party is not entitled to assume the defense of the Indemnified Party against such Third Party Claim pursuant to Section 8.4(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate after giving written notice thereof to the Indemnifying Party, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such judgment or settlement. In such case, the Indemnified Party shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably requested by the Indemnified Party. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as suffered, incurred or accrued (in accordance with GAAP).

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(f)

In the event an Indemnified Party controls the defense of any Third Party Claim, the Indemnified Party may not settle such claim unless it first secures in writing the consent of the Indemnifying Party which shall not be unreasonably withheld including but not limited to a release of the Indemnifying Party.

(g)

The Parties covenant and agree that in the event that the Stockholders’ Representative makes an Indemnification Claim (as defined in the Company Escrow Agreement) and (i) the Stockholders’ Representative would, but for this Section 8.5(g), be entitled to receive a distribution of the Indemnity Escrow Shares from the Escrow Fund pursuant to Section 7.2 of the Company Escrow Agreement (a “Subordinated Claim”), (ii) at that time, there are one or more claims for Losses by one or more Parent Indemnified Parties outstanding (each such claim a “Priority Claim” and together, the “Priority Claims”), and (iii) the aggregate value of the Priority Claims and the Subordinate Claim exceeds the value of the Indemnity Escrow Shares remaining in the Escrow Fund, then the Escrow Agent shall only make a payment from the Escrow Fund to the Stockholders’ Representative to the extent by which the value of the Indemnity Escrow Shares remaining in the Escrow Fund exceeds the aggregate value of the Priority Claims. Thereafter, the Escrow Agent shall make payments from the Indemnity Escrow Shares remaining in the Escrow Fund to the applicable Parent Indemnified Parties in accordance with the terms of the Company Escrow Agreement to the extent any Priority Claims are finally resolved in the favor of the applicable Parent Indemnified Parties in accordance with this Section 8, and shall make payments to the Stockholders’ Representative from the Indemnity Escrow Shares remaining in the Escrow Fund of the amount of any Priority Claim that is finally resolved not in the favor of the applicable Parent Indemnified Parties.

8.5	Stockholders’ Representative

(a)

Yucaipa American Alliance Fund II LP (such person and any successor or successors being the “Stockholders’ Representative”) shall act as the representative of the Company Stockholders, and shall be authorized to act on behalf of the Company Stockholders and to take any and all actions required or permitted to be taken by the Stockholders’ Representative under this Agreement with respect to any claims (including the settlement thereof) made by a Parent Indemnified Party for indemnification pursuant to this Article 8 and with respect to any actions to be taken by the Stockholders’ Representative pursuant to the terms of the Company Escrow Agreement (including, without limitation, the exercise of the power to:

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(i)	authorize the delivery of Escrow Shares to a Parent Indemnified Party in satisfaction of claims by a Parent Indemnified Party;

(ii)	agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to any claims for indemnification; and

(iii)	take all actions necessary in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing).

In all matters relating to this Article 8, the Stockholders’ Representative shall be the only party entitled to assert the rights of the Company Stockholders, and the Stockholders’ Representative shall perform all of the obligations of the Company Stockholders hereunder. The Parent Indemnified Parties shall be entitled to rely on all statements, representations and decisions of the Stockholders’ Representative.

(b)

The Company Stockholders shall be bound by all actions taken by the Stockholders’ Representative in his, her or its capacity thereof, except for any action that conflicts with the limitations set forth in Section 8.5(d). The Stockholders’ Representative shall promptly, and in any event within five Business Days, provide written notice to the Company Stockholders of any action taken on behalf of them by the Stockholders’ Representative pursuant to the authority delegated to the Stockholders’ Representative under this Section 8.5. The Stockholders’ Representative shall, at all times, act in his or her capacity as Stockholders’ Representative in a manner that the Stockholders’ Representative believes to be in the best interest of the Company Stockholders. Neither the Stockholders’ Representative nor any of its directors, officers, agents or employees, if any, shall be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken under this Agreement or the Company Escrow Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Stockholders’ Representative may consult with legal counsel, independent public accountants and other experts selected by it. The Stockholders’ Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Company Escrow Agreement. As to any matters not expressly provided for in this Agreement or the Company Escrow Agreement, the Stockholders’ Representative shall not exercise any discretion or take any action.

(c)

Each Company Stockholder shall indemnify and hold harmless and reimburse the Stockholders’ Representative from and against such Company Stockholder’s ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Stockholders’ Representative arising out of or resulting from any action taken or omitted to be taken by the Stockholders’ Representative under this Agreement or the Company Escrow Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Stockholders’ Representative’s gross negligence, bad faith or willful misconduct.

(d)

Notwithstanding anything to the contrary herein or in the Company Escrow Agreement, other than the receipt of funds to the Stockholder Representative Account, the Stockholders’ Representative is not authorized to, and shall not, accept on behalf of any Company Stockholder any Merger Consideration to which such Company Stockholder is entitled under this Agreement and the Stockholders’ Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or Parent now or hereafter owned of record or beneficially by any Company Stockholder unless the Stockholders’ Representative is expressly authorized to do so in a writing signed by such Company Stockholder.

     Article 9
Miscellaneous

9.1	Definitions

For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

(a)	“Acquisition Documents” has the meaning set forth in Section 8.1.

(b)	“Action” has the meaning set forth in Section 9.15.

(c)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

(d)	“Agreement” has the meaning set forth in the Preamble.

(e)	“Anti-Money Laundering Laws” has the meaning set forth in Section 3.40.

(f)	“Antitrust Laws” has the meaning set forth in Section 5.11.

(g)	“Applicable Laws” means, with respect to any Person, any domestic (whether federal, state, territorial, provincial, municipal or local) or foreign statutes, laws, ordinances, rules, administrative interpretations, regulations, Orders, writs, injunctions, directives, judgments, decrees or other requirements of any Governmental Body applicable to such Person or any of its Affiliates or any of their respective properties, assets, Employees, consultants or agents (in connection with such Employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates), including Applicable Securities Laws.

(h)	“Applicable Securities Laws” means all applicable securities laws in all jurisdictions relevant to the issuance of securities of the Parent pursuant to the terms of this Agreement.

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(i)	“Appraisal Demand Notice” shall have the meaning set forth in Section 2.1(g);

(j)	“Articles of Merger” has the meaning set forth in Section 1.4.

(k)	“Book-Entry Share” has the meaning set forth in Section 2.1(c).

(l)	“Business Day” means any day, other than Saturday, Sunday, or any day on which banking institutions located in Phoenix, Arizona are authorized or required by Law or other governmental action to close.

(m)	“Cancelled Shares” has the meaning set forth in Section 2.1(a).

(n)	“Certificate” has the meaning set forth in Section 2.1(c).

(o)	“Charter Documents” means:

(i) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof;

(ii) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement, as applicable, thereof;

(iii) with respect to a partnership, the certificate of formation and the partnership agreement; and

(iv) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

(p)	“Change in Control” means the occurrence after the Closing of any of the following events:

(i)

any Person is or becomes the beneficial owner (having the meaning given to the term “beneficial owner” in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 50% or more of the Parent’s then outstanding voting securities unless the change in relative beneficial ownership of the Parent’s securities by any person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii)

the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the beneficial owners of the voting securities of the Parent immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such transaction;

(iii)

during any period of one year, not including any period prior to the Closing, individuals who at the beginning of such period constituted the Parent Board (including for this purpose any new directors whose election by the Parent Board or nomination for election by the Parent’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Parent Board; or

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(iv)

the stockholders of the Parent approve a plan of complete liquidation or dissolution of the Parent or an agreement for the sale or disposition by the Parent of all or substantially all of the Parent Assets.

(q)	“Closing” has the meaning set forth in Section 1.3.

(r)	“Closing Date” has the meaning set forth in Section 1.3.

(s)	“Code” has the meaning set forth in the Recitals.

(t)	“Company” has the meaning set forth in the Preamble.

(u)	“Company Accounting Date” means June 30, 2019.

(v)	“Company Assets” means all assets of the Company necessary for the operation of the Company Business.

(w)	“Company Board” has the meaning set forth in the Recitals.

(x)	“Company Board Recommendation” has the meaning set forth in Section 3.5.

(y)	“Company Business” means all business conducted by the Company prior to or following the Closing.

(z)	“Company Capital Reorganization” has the meaning set forth in Section 5.22.

(aa)	“Company Common Stock” has the meaning set forth in the Recitals.

(bb)	“Company Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by the Company to the Parent concurrently with the execution of this Agreement.

(cc)

“Company Employee Plan” means a plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability, medical, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company for the benefit of any current or former employee, independent contractor, consultant, or director of the Company, or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability.

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(dd)	“Company Equity Award” means a Company Stock Option or a Company Restricted Share granted by the Company, as the case may be.

(ee)

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

(ff)	“Company Escrow Agreement” has the meaning set forth in Section 2.2(j), substantially in the form attached hereto as Exhibit A.

(gg)	“Company Financial Statements” has the meaning set forth in Section 3.9(a).

(hh)	“Company Indemnified Party” has the meaning set forth in Section 5.10(a)

(ii)	“Company Intellectual Property” has the meaning set forth in Section 3.13.

(jj)	“Company Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to:

	(i)	the Company Business, results of operations, condition (financial or otherwise), or the Company Assets, taken as a whole; or

(ii)

the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to, or resulting from:

		(A)	changes generally affecting the economy, financial, or securities markets;

		(B)	the announcement of the transactions contemplated by this Agreement;

		(C)	any outbreak or escalation of war or any act of terrorism;

		(D)	general conditions in the industry in which the Company operates; or

(E)

any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by a clause of this proviso).

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provided further, however, that any event, change, and effect referred to in clauses (A), (C) or (D) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or effect has a disproportionate effect on the Company, taken as a whole, compared to other participants in the industries in which the Company conducts its business.

(kk)	“Company Material Contract” has the meaning set forth in Section 3.6(e).

(ll)	“Company Preferred Stock” means all preferred stock of the Company.

(mm)	“Company Restricted Share” means a restricted share of the Company Common Stock granted as an equity award.

(nn)

“Company Securities” means all shares of the Company Common Stock, all shares of the Company Preferred Stock and any other securities or indebtedness convertible into the Company Common Stock or the Company Preferred Stock.

(oo)	“Company Share Certificate” has the meaning set forth in Section 2.1(c).

(pp)	“Company Stock Option” has the meaning set forth in Section 2.6(a).

(qq)	“Company Stock Plan” means the AQUAhydrate, Inc. 2010 Equity Incentive Plan, as amended.

(rr)	“Company Stockholders” has the meaning set forth in Section 2.2(j).

(ss)	“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the approval of the Company Capital Reorganization, the Merger and this Agreement.

(tt)	“Company Warrants” means the outstanding warrants to purchase shares of the Company Common Stock outstanding.

(uu)	“Confidentiality Agreement” has the meaning set forth in Section 5.3(b).

(vv)	“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

(ww)

“Creditor Escrow Agreement” means the Escrow Agreement to be entered into by each of Yucaipa American Alliance Fund II, LP, Yucaipa American Alliance (Parallel) Fund II, LP, The Mark Wahlberg Trust and SC Beverages LLC and Parent, substantially in the form attached hereto as Exhibit D.

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(xx)	“Dissenting Shares” has the meaning set forth in Section 2.1(g).

(yy)	“EDGAR” means the electronic data gathering, analysis and retrieval system in the United States.

(zz)	“Effective Time” has the meaning set forth in Section 1.4.

(aaa)	“Emerald Escrow Agreement” means the Escrow Agreement to be entered into by Emerald Partners Pty Limited and Parent , substantially in the form attached hereto as Exhibit E.

(bbb)	“Employee” means, with respect to any Person, any current, former or retired employee, officer, director manager or consultant of such Person.

(ccc)	“Employee Contract” refers to any employment, severance, consulting or similar Contract between an Employee and any Person.

(ddd)

“Employee Plan” refers to any plan, program, policy, practice, Contract or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other benefits of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, pursuant to which a Person has, or may have, any material Liability, contingent or otherwise.

(eee)	“End Date” has the meaning set forth in Section 7.2(a).

(fff)	“Endorsement Agreements” means the Endorsement Agreements set forth in Section 6.2(f) of the Company Disclosure Letter.

(ggg)	“Environmental Laws” means any Applicable Law, and any Order or binding agreement with any Governmental Body:

(i)

relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or

(ii)

concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials, including, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977; the Toxic Substances Control Act of 1976, as amended; the Emergency Planning and

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Community Right-to-Know Act of 1986; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990; and the Occupational Safety and Health Act of 1970, as amended.

(hhh)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)	“ERISA Plan” has the meaning set forth in Section 3.20.

(jjj)	“Escrow Account” has the meaning set forth in Section 2.2(j).

(kkk)	“Escrow Agent” has the meaning set forth in Section 2.2(j)

(lll)	“Escrow Fund” has the meaning set forth in Section 2.2(j).

(mmm)	“Escrow Shares” means all of the Merger Consideration.

(nnn)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(ooo)	“Exchange Agent” has the meaning set forth in Section 2.2(a).

(ppp)	“Exchange Fund” has the meaning set forth in Section 2.2(a).

(qqq)	“Execution Date” means the date of the execution of the Parties of this Agreement.

(rrr)

“Family” means with respect to an individual including: (a) the individual, (b) the individual’s spouse, (c) any other natural person who is related to the individual or the individual’s spouse where the second degree, and (d) any other natural person who resides with such individual.

(sss)	“Final Conversion Schedule” has the meaning set forth in Section 5.19.

(ttt)	“Form S-4” means the registration statement on Form S-4 in connection with the Parent Stock Issuance.

(uuu)	“GAAP” means United States generally accepted accounting principles.

(vvv)	“Governmental Antitrust Authority” has the meaning set forth in Section 5.11(b).

(www)	“Governmental Body” means:

(i) any governing body of any nation, state, province, county, city, town, village, district or other jurisdiction of any nature;

(ii) federal, state, provincial, local, municipal, foreign or other government;

(iii) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

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(iv) any multi-national organization or body;

(v) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitrator; or

(vi) any stock exchange upon which the Parent Common Stock is listed for trading.

(xxx)	“Hazardous Substance” means:

(i)

any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and

(ii)

any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

(yyy)	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(zzz)	“Indemnified Party” has the meaning set forth in Section 8.4(a).

(aaaa)	“Indemnifying Party” has the meaning set forth in Section 8.4(a).

(bbbb)	“Indemnity Escrow Shares” means 25% of the shares of Parent Common Stock representing the Merger Consideration.

(cccc)	“Intellectual Property” has the meaning set forth in Section 3.13.

(dddd)	“Inventory” has the meaning set forth in Section 3.15.

(eeee)

“Joint Proxy Statement/Prospectus” means the joint proxy statement prepared by the Parent and the Company in connection with the Company Stockholders Meeting and the Parent Stockholders Meeting. The Joint Proxy Statement/Prospectus shall also be included in the Form S-4.

(ffff)	“Knowledge” means:

(i)

with respect to the Company, (A) the actual knowledge of each of the individuals listed in Section 9.1 of the Company’s Disclosure Letter, (B) the knowledge that each of the individuals listed in Section 9.1 of the Company’s Disclosure Letter would have obtained after reasonable inquiry of employees of the Company who have primary administrative or operational responsibility for such matter in question, and (C) the actual knowledge of the directors of the Company in their capacities as directors of the Company; and

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(ii) with respect to the Parent and its Subsidiaries, (A) the actual knowledge of each of the individuals listed in Section 9.1 of the Parent’s Disclosure Letter, (B) the knowledge that each of the individuals listed in Section 9.1 of the Parent’s Disclosure Letter would have obtained after reasonable inquiry of employees of the Parent or its Subsidiaries who have primary administrative or operational responsibility for such matter in question, and (C) the actual knowledge of the directors of the Parent in their capacities as directors of the Parent.

(gggg)	“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Body.

(hhhh)	“Lease” shall mean all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company thereunder.

(iiii)	“Leased Real Estate” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company.

(jjjj)	“Legal Action” means any legal, administrative, arbitral, or other Proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.

(kkkk)	“Liability” shall mean any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

(llll)	“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

(mmmm)	“Losses” has the meaning set forth in Section 8.2(a).

(nnnn)	“Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of: (a) voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person, or (b) equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person.

(oooo)	“Merger” has the meaning set forth in Section 1.1.

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(pppp)	“Merger Consideration” means, collectively, the shares of Parent Common Stock as to be issued pursuant to this Agreement.

(qqqq)	“Merger Sub” has the meaning set forth in the Preamble.

(rrrr)	“Merger Sub Board” has the meaning set forth in the Recitals.

(ssss)	“Merger Sub Common Stock” means the shares of common stock of the Merger Sub.

(tttt)	“Nasdaq” means The Nasdaq Stock Market.

(uuuu)	“NRS” has the meaning set forth in the Recitals.

(vvvv)	“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body.

(wwww)	“Original Company Preferred Stock” means all series of preferred stock that was issued and outstanding prior to the adoption, by the Company and the Company Stockholders, of the Seventh Amended and Restated Articles of Incorporation.

(xxxx)	“Owned Real Estate” shall mean all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company.

(yyyy)	“Parent” has the meaning set forth in the Preamble.

(zzzz)	“Parent Accounting Date” means June 30, 2019.

(aaaaa)	“Parent Assets” means all assets of the Parent and its Subsidiaries necessary for the operation of the Parent Business.

(bbbbb)	“Parent Board” has the meaning set forth in the Recitals.

(ccccc)	“Parent Board Recommendation” has the meaning set forth in Section 4.7.

(ddddd)	“Parent Business” means all business conducted by the Parent and its Subsidiaries prior to or following the Closing.

(eeeee)	“Parent Committee” means the committee of the Parent Board established by the Parent to consider requests by the Stockholder Representative for the sale of Parent Common Stock from the Stockholder Representative Account.

(fffff)	“Parent Common Stock” has the meaning set forth in the Recitals.

(ggggg)	“Parent Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by the Parent and the Merger Sub to the Company concurrently with the execution of this Agreement.

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(hhhhh)	“Parent Disclosure Record” means all documents filed on SEDAR by the Parent under Applicable Securities Laws in Canada and all documents filed on EDGAR by the Parent under Applicable Securities Laws in the United States.

(iiiii)	“Parent Equity Incentive Plans” means the following plans, in each case as amended: 2013 Equity Incentive Plan, 2018 Stock Option Plan and 2019 Equity Incentive Plan (to be adopted by the Parent Board, subject to the acceptance of the TSXV).

(jjjjj)	“Parent Financial Statements” means the consolidated audited financial statements for the years ended March 31, 2019, 2018 and 2017.

(kkkkk)	“Parent Indemnified Parties” has the meaning set forth in Section 8.2(a).

(lllll)	“Parent Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to:

	(i)	the business, results of operations, condition (financial or otherwise), or assets of the Parent and its Subsidiaries, taken as a whole; or

	(ii)	the ability of the Parent to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Parent Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions, or changes arising out of, relating to, or resulting from:

		(A)	changes generally affecting the economy, financial, or securities markets;

		(B)	the announcement of the transactions contemplated by this Agreement;

		(C)	any outbreak or escalation of war or any act of terrorism;

		(D)	general conditions in the industry in which the Parent and its Subsidiaries operate;

		(E)	any failure, in and of itself, by the Parent to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Parent Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by a clause of this proviso); or

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	(F)	any change, in and of itself, in the market price or trading volume of the Parent’s securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Parent Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by a clause of this proviso), provided further, however, that any event, change, and effect referred to in clauses (A), (C) or (D) immediately above shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change, or effect has a disproportionate effect on the Parent and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Parent and its Subsidiaries conduct their businesses.

(mmmmm)	“Parent Material Contract” has the meaning set forth in Section 4.9(e).

(nnnnn)	“Parent Preferred Stock” means any preferred stock of the Parent.

(ooooo)	“Parent SEC Documents” has the meaning set forth in Section 4.19.

(ppppp)	“Parent Securities” means all shares of the Parent Common Stock, all shares of the Parent Preferred Stock and any other securities or indebtedness convertible into the Parent Common Stock.

(qqqqq)	“Parent Stock Issuance” has the meaning set forth in the Recitals.

(rrrrr)	“Parent Stock Option” means any option to purchase the Parent Common Stock granted under any Parent Equity Incentive Plan.

(sssss)	“Parent Stockholders Meeting” means the special meeting of the stockholders of the Parent to be held to consider the approval of the Parent Stock Issuance.

(ttttt)	“Parent Subsidiary Securities” has the meaning set forth in Section 5.2(b).

(uuuuu)	“Parent Warrants” means the outstanding warrants to purchase shares of the Parent Common Stock.

(vvvvv)	“Parties” means Parent, the Company and the Merger Sub, and “Party” means any one of them.

(wwwww)	“Performance Shares” has the meaning set forth in Section 1.2(b).

(xxxxx)	“Period” means any twelve month period ending on the last day of any quarterly period of the fiscal year of the Parent.

(yyyyy)	“Permitted Liens” means:

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	(i)	statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof);

	(ii)	mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate Proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof);

	(iii)	zoning, entitlement, building, and other land use regulations imposed by Governmental Bodies having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property;

	(iv)	covenants, conditions, restrictions, easements, and other similar non- monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses;

	(v)	any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; and

	(vi)	Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.

(zzzzz)	“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Body, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(aaaaaa)	“Personally Identifiable Information” means any information that alone or in combination with other information held by the Company can be used to specifically identify a person including but not limited to a natural person’s name, street address, telephone number, e-mail address, photograph, social insurance number, driver’s license number, passport number, credit or debit card number or customer or financial account number or any similar information that is treated as “Personally Identifiable Information” under any Applicable Laws.

(bbbbbb)	“Principal Stockholders“ means SC Beverages, LLC, Mark Wahlberg Trust, Yucaipa American Alliance (Parallel) Fund II, LP and Yucaipa American Alliance Fund II, LP.

(cccccc)	“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, heard by or before, or otherwise involving, any Governmental Body.

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(dddddd)	“Real Estate” means the Owned Real Estate and the Leased Real Estate.

(eeeeee)	“Related Party” means, with respect to a Person that is an individual:

(i)	each member of such individual’s Family;

(ii)	any Person that is, directly or indirectly, controlled by such individual or one or more members of such individual’s Family;

(iii)	any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; or

(iv)	any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

with respect to a Person other than an individual:

(v)	any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person;

(vi)	any Person that holds a Material Interest in such Person;

(vii)	each Person that serves as a partner, executor or trustee of such Person (or in a similar capacity);

(viii)	any Person in which such Person holds a Material Interest; or

(ix)	any Related Person of any Person described in clause (vi) or (vii).

(ffffff)	“Representatives” means a Person’s or a Person’s Subsidiaries’ directors, officers, Employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors.

(gggggg)	“Requisite Company Vote” has the meaning set forth in Section 3.5.

(hhhhhh)	“Requisite Parent Vote” has the meaning set forth in Section 4.7.

(iiiiii)	“Response Period” has the meaning set forth in Section 5.4(i)(ii).

(jjjjjj)	“Roth Agreement” has the meaning set forth in Section 5.21.

(kkkkkk)	“Roth Escrow Agreement” means the Escrow Agreement to be entered into by Roth Capital Partners LLC and Parent, substantially in the form attached hereto as Exhibit E.

(llllll)	“Sanctions” has the meaning set forth in Section 3.39.

(mmmmmm) “SEC” means the United States Securities and Exchange Commission.

(nnnnnn) “SEDAR” means the System for Electronic Disclosure and Reporting in Canada.

(oooooo)	“Securities Act” means the Securities Act of 1933, as amended.

(pppppp) “Seventh Amended and Restated Articles of Incorporation” means the Seventh Amended and Restated Articles of Incorporation to be adopted and approved by the Company Board and the Company Stockholders prior to the Effective Time, substantially in the form set forth in Exhibit C attached to this Agreement.

(qqqqqq)	“Stockholders’ Representative” has the meaning set forth in Section 8.5.

(rrrrrr) “Subject Board” has the meaning set forth in Section 5.4(a)(ii).

(ssssss) “Subject Holders” has the meaning set forth in Section 5.4(a)(ii).

(tttttt) “Subject Party” has the meaning set forth in Section 5.4(a)(i).

(uuuuuu) “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

(vvvvvv)	“Superior Proposal” has the meaning set forth in Section 5.4(a)(ii).

(wwwwww) “Superior Proposal Agreement” has the meaning set forth in Section 7.3(a).

(xxxxxx)	“Surviving Corporation” has the meaning set forth in Section 1.1.

(yyyyyy)	“Takeover Proposal” means with respect to the Company or the Parent, as the case may be, an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any:

(i) direct or indirect acquisition of assets of such Party hereto or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the fair market value of such Party and its Subsidiaries’ consolidated assets or to which 15% or more of such Party’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable;

(ii) direct or indirect acquisition of 15% or more of the voting equity interests of such Party hereto or any of its Subsidiaries whose business constitutes 15% or more of the consolidated net revenues, net income, or assets of such Party and its Subsidiaries, taken as a whole;

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(iii) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of such Party;

(iv) merger, consolidation, other business combination, or similar transaction involving such Party hereto or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated net revenues, net income, or assets of such Party and its Subsidiaries, taken as a whole;

(v) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of such Party or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 15% or more of the consolidated net revenues, net income, or assets of such Party and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

(zzzzzz)	“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

(aaaaaaa)	“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(bbbbbbb)	“Trailing Revenue” means the consolidated revenue of the Parent and all of its Subsidiaries for any Period as may be calculated from the Parent’s consolidated audited or reviewed, as applicable, financial statements.

ccccccc)	“Transaction” means the transactions contemplated by this Agreement.

(ddddddd)	“Transaction Proposal” has the meaning set forth in Section 5.4(a)(i).

(eeeeeee)	“TSXV” means the TSX Venture Exchange.

(fffffff)	“Working Capital Ratio” has the meaning and shall be calculated in accordance with Exhibit B hereto.

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9.2	Interpretation; Construction

The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein:

(a)

to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and

(b)	to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive.

The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter and the Parent Disclosure Letter. The Parties and their respective legal counsel have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

9.3	Survival

Unless otherwise specified herein, none of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 9.3 does not limit any covenant or agreement of the Parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

9.4	Governing Law

This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to this Agreement or the actions of any of the Parties in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada.

9.5	Submission to Jurisdiction

Each of the Parties irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other Party or its successors or assigns shall be brought and determined exclusively in Clark County in the State of Nevada, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in Maricopa County in the State of Arizona. Each of the Parties agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 9.7 or in such other manner as may be permitted by Applicable Laws, will be valid and sufficient service thereof. Each of the Parties hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder:

(a)	any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 9.5;

(b)

any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and

(c)	to the fullest extent permitted by Applicable Laws, any claim that

	(i)	the suit, action, or Proceeding in such court is brought in an inconvenient forum,

	(ii)	the venue of such suit, action, or Proceeding is improper, or

	(iii)	this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

9.6	Waiver of Jury Trial

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

9.7	Notices

All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given:

(a)	when delivered by hand (with written confirmation of receipt);

(b)	when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);

(c)	on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or

(d)	on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.7):

	(i)	If to Parent or Merger Sub, to:

THE ALKALINE WATER COMPANY INC.
14646 N. Kierland Blvd., Suite 255
Scottsdale, AZ 85254 USA

		Attention:	Chief Executive Officer
Email:

and

		Attention:	Michael Reagan
Email:

with a copy (which will not constitute notice to the Parent or the Merger Sub) to:

CLARK WILSON LLP
900 – 885 West Georgia Street
Vancouver, BC V6C 3H1
Canada

		Attention:	Virgil Hlus

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Facsimile:
Email:

(ii)	If to the Company to:

AQUAHYDRATE, INC.
5870 West Jefferson Blvd., Suite D
Los Angeles, CA 90016

Attention: Matthew Howison
Email:

with a copy (which will not constitute notice to the Company to:

Glaser Weil
520 Newport Center Drive, Suite 420
Newport Beach, CA 92660

Attention: George Wall
Facsimile:
Email:

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

9.8	Entire Agreement

This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the Parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or Company Disclosure Letter), the statements in the body of this Agreement will control.

9.9	No Third-Party Beneficiaries

Except as provided in Section 5.10 hereof (which shall be to the benefit of the Parties referred to in such section), this Agreement is for the sole benefit of the Parties and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

9.10	Severability

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.11	Assignment

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither the Parent or the Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other Party (the Parent in the case of the Parent and the Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that prior to the Effective Time, the Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to the Parent or to one or more of the Parent’s direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning Party of any of its obligations hereunder.

9.12	Remedies

Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

9.13	Specific Performance

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Nevada or any state court in the State of Nevada, in addition to any other remedy to which they are entitled at Law or in equity.

9.14	Counterparts; Effectiveness

This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each Party to this Agreement will have received counterparts signed by all of the other Parties.

9.15	Attorneys’ Fees

If a Party to this Agreement brings a Proceeding for relief against the other Parties, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (an “Action”), the non-prevailing Party in such Action agrees to pay to the prevailing Party in such Action the prevailing Party’s reasonable attorneys’ fees and reasonable expenses actually incurred in prosecuting or defending such Action or enforcing an Order granted therein, all of which shall be deemed to have accrued from the commencement of such Action; provided, that the court or arbitrator may fix the amount of reasonable attorneys’ fees and reasonable expenses upon the request of any Party. For purposes of this Section, attorneys’ fees shall include, without limitation, fees incurred in connection with (i) post-judgment motions and collection Proceedings, (ii) contempt Proceedings, (iii) garnishment, levy and debtor and third party examinations, (iv) discovery, and (v) bankruptcy litigation.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

By:	/s/ Richard A. Wright
Name:	Richard A. Wright
Title:	President and Chief Executive Officer

AQUAHYDRATE, INC.

By:	/s/ Matthew Howison
Name:	Matthew Howison
Title:	President

MERGER SUB

By:	/s/ Richard A. Wright
Name:	Richard A. Wright
Title:	President, Secretary and Treasurer

YUCAIPA AMERICAN ALLIANCE FUND II, LLC
(Solely as Stockholders’ Representative)

By:	/s/ Daniel Larsen
Name:	Daniel Larsen
Title:	Assistant Vice President and Secretary

EXHIBIT A

COMPANY ESCROW AGREEMENT

This Company Escrow Agreement dated as of <>, 2019 (this “Agreement”), by and among The Alkaline Water Company Inc., a Nevada corporation (the “Parent”), Yucaipa American Alliance Fund II LLC, solely in its capacity as stockholders’ representative (the “Stockholders’ Representative”), and <> , a <>, as escrow agent (the “Escrow Agent”).

WHEREAS:

A.        Parent, AWC Acquisition Company Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), AQUAhydrate, Inc., a Nevada corporation (the “Company”), and the Stockholders’ Representative have entered into an Agreement and Plan of Merger, dated as of <>, 2019 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”);

B.        The holders of Parent common stock, par value of $0.001 per share (the “Parent Common Stock”) to be issued in connection with the Merger Agreement (each, a “Stockholder”, and collectively, the “Stockholders”) have appointed the Stockholders’ Representative to act on behalf of each Stockholder for purposes of this Agreement;

C.        It is contemplated under the Merger Agreement that Parent will deposit or cause to be deposited into escrow a certificate or certificates representing <> shares of Parent Common Stock, issuable to the Stockholders in the Merger on a pro rata basis in accordance with each Stockholder’s percentage ownership of Parent Common Stock pursuant to the Merger (the “Company Merger Consideration”), and an additional 3,750,000 shares of Parent Common Stock issuable to holders of preferred stock of the Company (each, a “Preferred Stockholder” and collectively, the “Preferred Stockholders”) as performance shares (the “Performance Shares”) under section 1.2(b) of the Merger Agreement;

D.        It is further contemplated that seventy-five percent (75%) of the Company Merger Consideration (the “Regular Escrow Shares”) will be held by the Escrow Agent for a period of six (6) months following the Effective Time, provided that a portion of the Regular Escrow Shares issuable to Yucaipa American Alliance (Parallel) Fund II, LP, Yucaipa American Alliance Fund II, LP, SC Beverages, LLC, and the Mark Wahlberg Trust (collectively, the “Principal Stockholders”) and as set forth in Schedule B (the “Principal Stockholder Merger Consideration”) will be held by the Escrow Agent for a period of twenty-four (24) months following of the Effective Time;

E.        It is further contemplated that twenty-five percent (25%) of the Company Merger Consideration (the “Company Indemnity Shares”) will be held by the Escrow Agent for a period of twelve (12) months (or such longer period if there is unresolved or unsatisfied indemnity claims) following of the Effective Time (the “Indemnity Period”) in respect of any (i) claim of a Parent Indemnified Party that the Parent Indemnified Party suffered, incurred, accrued (in accordance with U.S. GAAP), or paid a Loss (as defined by the Merger Agreement) for which he, she or it is entitled to indemnification, compensation, or reimbursement under Article 8 of the Merger Agreement, or (ii) any claim of Stockholders’ Representative (on behalf of Stockholders) that the Stockholders, while acting as an Indemnifying Party (as described in the Merger Agreement) paid attorney’s fees or incurred other out of pocket expenses in defending a Third Party Claim (as defined in the Merger Agreement) (each of (i) and (ii), an “Indemnification Claim”);

F.        It is further contemplated that any Indemnification Claims made by a Parent Indemnified Party or Stockholders’ Representative (in either case, the “Requesting Party”) within the Indemnity Period shall, if agreed to or determined correct hereunder, be paid pro rata from the pool of shares consisting of the Company Indemnity Shares deposited under this Agreement;

G.        It is further contemplated that the Stockholder Representative will have the right to direct up to 261,000 shares of the Principal Stockholder Merger Consideration (not including any of the Performance Shares) to the Stockholder Representative Account to pay expenses, professional fees and other amounts required to be paid by the Stockholder Representative or the Stockholders pursuant to Article VIII of the Merger Agreement. The portion of the Principal Stockholder Merger Consideration so designated by the Stockholder Representative to be payable to the Stockholder Representative Account may only be sold in accordance with Section 2.2(j) of the Merger Agreement; and

H.        A copy of the Merger Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.          DEFINITIONS

1.1	Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2.          APPOINTMENT AND AGREEMENT OF THE ESCROW AGENT

2.1

Parent and the Stockholders’ Representative hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, the escrow agent upon the terms and conditions set forth in this Agreement.

3.          ESTABLISHMENT OF THE ESCROW FUND

3.1        Pursuant to the terms of the Merger Agreement, Parent shall deliver to the Escrow Agent as soon as practicable, but in no event more than twenty (20) days from the Effective Time, a certificate or certificates representing <> shares of Parent Common Stock, representing the Company Merger Consideration, to be issued in the name of the Escrow Agent, of which:

(a)	twenty-five percent (25%) shall be the Company Indemnity Shares, to be held by the Escrow Agent during the Indemnity Period; and

(b)	seventy-five percent (75%) shall be the Regular Escrow Shares, to be held by the Escrow Agent in escrow in accordance with the terms and conditions of this Agreement,

provided that the portion of the Regular Escrow Shares which represent the Principal Stockholder Merger Consideration shall be held by the Escrow Agent in accordance with the terms and conditions of this Agreement.

3.2        Pursuant to the terms of the Merger Agreement, Parent shall deliver to the Escrow Agent as soon as practicable, but in no more than twenty (20) day’s from the Effective Time, a certificate or certificates representing the Performance Shares to be issued in the name of the Escrow Agent which Performance Shares will be released from escrow to the Preferred Stockholders in accordance the performance milestones of Parent set forth in section 1.2(b) of the Merger Agreement and described further in Section 7 of this Agreement.

3.3        The Company Indemnity Shares, the Regular Escrow Shares, the Principal Stockholder Merger Consideration and the Performance Shares shall be hereinafter referred to as the “Escrow Shares”.

3.4        The Escrow Agent shall hold the Escrow Shares and/or any cash and all interest and other amounts earned thereon (the “Escrow Fund”) in escrow and will not transfer any interest in the Escrow Fund except pursuant to the terms of this Agreement. Each of Parent and the Stockholders’ Representative confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of any lien, charge, claim, option, pledge, security interest, or other encumbrance, except as may be created by this Agreement and the Merger Agreement.

4.          PURPOSE OF THE ESCROW FUND

4.1        The Escrow Shares which are designated as the Company Indemnity Shares shall be held by the Escrow Agent in the Escrow Fund during the Indemnity Period. Any Indemnification Claims made within the Indemnity Period shall, if agreed to or determined correct hereunder, be paid pro rata from the Company Indemnity Shares. Subject to any Indemnification Claims made pursuant to Section 7 hereunder, the Company Indemnity Shares shall only be released in accordance with the terms and conditions of this Agreement and the Merger Agreement.

4.2        The Escrow Shares which are designated as the Regular Escrow Shares but which are not Company Indemnity Shares and which shall not be released in respect of any Indemnification Claim, shall be held by the Escrow Agent until released hereunder in accordance with the terms and conditions of this Agreement.

4.3        The Escrow Shares which are designated as the Principal Stockholder Merger Consideration but which are not Company Indemnity Shares and which shall not be released in respect of any Indemnification Claim, shall be held by the Escrow Agent until released hereunder in accordance with the terms and conditions of this Agreement.

4.4        The Escrow Shares which are designated as the Performance Shares, but which are not Company Indemnity Shares and which shall not be released in respect of any Indemnification Claim, shall be held by the Escrow Agent until released hereunder in accordance with the Performance Milestones (as defined herein) set forth in this Agreement and in accordance with the terms and conditions of the Merger Agreement.

4.5        The Regular Escrow Shares, including the Principal Stockholder Merger Consideration, and any Performance Shares, shall not be used for the payment, in whole or in part, of any Indemnification Claim or subject to any offset.

5.          STOCKHOLDER PERCENTAGE INTEREST IN ESCROW

5.1

Attached hereto as Schedule A is a schedule listing each Stockholder and such Stockholder’s initial interest in the Escrow Fund (expressed as a percentage (calculated to two decimal places), based on the number of shares of Parent Common Stock delivered to the Escrow Agent at the “Closing” (as defined in the Merger Agreement) on behalf of such Stockholder).

6.          STOCKHOLDER RIGHTS

6.1        While any Escrow Shares are held in the Escrow Fund, and pending the release thereof to Parent or the Stockholders’ Representative on behalf of the Stockholders, as the case may be, in connection with any release from the Escrow Fund in accordance with Section 7 hereof, each Stockholder will have all rights with respect to the Escrow Shares attributable to such Stockholder (including, without limitation, the right to vote such shares as set forth in Section 6.2 below), except (i) the right of possession thereof and (ii) the right to sell, assign, pledge, hypothecate, or otherwise transfer, dispose of or encumber such shares or any interest therein. Any cash dividend or other distribution (other than a distribution that is not taxable pursuant to §305 of the Internal Revenue Code, as amended (“Non-taxable Distribution”)) made with respect to the Escrow Shares shall be distributed to the Stockholders in accordance with their percentage ownership of the Escrow Fund and any other Non-taxable Distribution shall be deposited and included in the Escrow Fund and shall be considered Escrow Shares for purposes hereof.

6.2        Each Stockholder shall have the right to exercise any voting right with respect to the Escrow Shares attributable to such Stockholder. The Stockholders’ Representative shall direct the Escrow Agent in writing as to the exercise of any voting rights by the Stockholders, and the Escrow Agent shall comply with any such directions of the Stockholders’ Representative. In the absence of such directions, the Escrow Agent shall not vote any of the Escrow Shares. The Company shall provide such number of proxy materials to the Escrow Agent as requested by the Escrow Agent and the Escrow Agent shall deliver the proxy materials to the Stockholders at the cost of the Parent.

6.3        Each Stockholder shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Escrow Shares attributable to such Stockholder.

6.4        If, after the date of this Agreement, the shares of Parent Common Stock comprising the Escrow Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares, the relevant provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares. Upon the occurrence of any such event, Parent and the Stockholders’ Representative shall deliver to the Escrow Agent a new version of Schedule A reflecting such action.

7.          DISTRIBUTION OF ESCROW SHARES AND PAYMENTS FROM ESCROW FUND

7.1        Subject to this Section 7 and subject to Article 8 of the Merger Agreement, the Escrow Agent shall release the Escrow Shares to the Stockholders as follows:

(a)

on the date which is six (6) months from the date of the Effective Time, all of the Regular Escrow Shares except for the Principal Stockholder Merger Consideration shall be released by the Escrow Agent to the Stockholders in proportion to each Stockholder’s initial interest in the Escrow Fund;

(b)

on the date which is twelve (12) months from the date of the Effective Time (the “Indemnity Release Date”), all of the Company Indemnity Shares shall be released by the Escrow Agent to the Stockholders in proportion to each Stockholder’s initial interest in the Escrow Fund, provided that if there is an unresolved or unsatisfied Indemnification Claim as of the Indemnity Release Date the Company Indemnity Shares shall be released as provided in Sections 7.9 and 7.10;

(c)

on the date which is twelve (12) months from the date of the Effective Time, thirty-three percent (33%) of the Principal Stockholder Merger Consideration, including all of the Company Indemnity Shares issued to the Principal Stockholders, but excluding any shares held in the Stockholder Representative Account, shall be released by the Escrow Agent to the Principal Stockholders in proportion to each Principal Stockholder’s initial interest in the Escrow Fund, provided that if there is an unresolved or unsatisfied Indemnification Claim as of the Indemnity Release Date the Company Indemnity Shares shall be released as provided in Sections 7.9 and 7.10;;

(d)

on the date which is eighteen (18) months from the date of the Effective Time, thirty-three percent (33%) of the Principal Stockholder Merger Consideration, excluding any shares held in the Stockholder Representative Account, shall be released by the Escrow Agent to the Principal Stockholders in proportion to each Principal Stockholder’s initial interest in the Escrow Fund;

(e)

on the date which is twenty-four (24) months from the date of the Effective Time, thirty-four percent (34%) of the Principal Stockholder Merger Consideration, excluding any shares held in the Stockholder Representative Account, shall be released by the Escrow Agent to the Principal Stockholders in proportion to each Principal Stockholder’s initial interest in the Escrow Fund;

(f)

subject to the terms of Section 1.2(b) of the Merger Agreement, the Performance Shares will be distributed to the Preferred Stockholders, on a pro-rata basis, based on the following performance milestones (collectively, the “Performance Milestones”):

(i)	an aggregate of 1,000,000 Performances Shares on the date on which Parent achieves Trailing Revenue of at least $60 million in any Period after the Closing;

(i)	an aggregate of 1,250,000 Performance Shares on the date on which Parent achieves Trailing Revenue of at least $80 million in any Period after the Closing; and

(ii)	an aggregate of 1,500,000 Performance Shares on the date on which the Parent achieves Trailing Revenue of $100 million in any Period after the Closing;

provided, however, that all of the Performance Shares remaining in the Escrow Fund, if any, will be immediately released to the Preferred Stockholders, on a pro-rata basis, upon a Change of Control of Parent. Parent shall deliver to Escrow Agent and Stockholders’ Representative regular status reports regarding the achievement of the Performance Milestones (each a “Performance Certificate”), such Performance Certificates to be delivered on a quarterly basis and also within ten (10) Business Days of the achievement of any Performance Milestone. If Stockholders’ Representative disputes the status of any Performance Milestone set forth in any Performance Certificate then such dispute shall be resolved in accordance with Sections 7.6(a) and (c). In the event that some or all of the Performance Milestones are not achieved by the date which is five (5) years from the date of the Closing, notwithstanding any other provisions of this Agreement any Performance Shares remaining in the Escrow Fund shall be immediately returned to the Parent for cancellation and shall not be distributed to the Stockholders.

7.2        Any Indemnification Claim made by a Requesting Party within the Indemnity Period shall, if agreed to or otherwise determined correct hereunder, shall be paid by the Escrow Agent by way of a release of the Company Indemnity Shares, pro rata in accordance with the percentage interest of each Stockholder, from the Company Indemnity Shares. No other Escrow Shares deposited hereunder shall be released in respect of any Indemnification Claim.

7.3        If, at any time prior to 5:00 p.m. Pacific time on the later of (i) the Indemnity Release Date or (ii) the date of the resolution or satisfaction of any unresolved or unsatisfied claims for Losses, a Requesting Party delivers to the Escrow Agent a certificate executed by the Requesting Party or an authorized officer of the Requesting Party (an “Indemnification Certificate”), which Indemnification Certificate:

(a)	states the Indemnification Claim of the Requesting Party for which he, she or it is entitled to indemnification, compensation, or reimbursement under Article 8 of the Merger Agreement;

(b)	states the aggregate amount of such Indemnification Claim (the “Indemnification Amount”); and

(c)	specifies in reasonable detail the nature and amount of each individual Indemnification Claim,

the Escrow Agent shall, promptly upon receipt of such Indemnification Certificate, deliver a copy of such Indemnification Certificate to the Stockholders’ Representative if a Parent Indemnified Party is the Requesting Party or to Parent if the Stockholders’ Representative is the Requesting Party (in either case, the “Responding Party”).

7.4        If the Responding Party shall object to any amount claimed in connection with any Indemnification Claim specified in any Indemnification Certificate, the Responding Party shall, within fifteen (15) business days after delivery by the Escrow Agent to the Responding Party of such Indemnification Certificate (the “Response Period”), deliver to the Responding Party and the Escrow Agent a certificate, executed by the Responding Party (a “Response Certificate”), which shall specify in reasonable detail (i) each such amount to which the Responding Party objects and (ii) the nature and basis for each such objection.

7.5        If the Escrow Agent shall not have received a Response Certificate objecting to the amount claimed with respect to an Indemnification Claim prior to the expiration of the applicable Response Period, the Responding Party (including the Stockholders if the Stockholders’ Representative is the Responding Party) shall be deemed to have agreed to the Indemnification Certificate and to have acknowledged the correctness of the Indemnification Amount claimed with respect to such Indemnification Claim, or (ii) if the Escrow Agent shall have received a Response Certificate pursuant to Section 7.6 below prior to the expiration of the Response Period with respect to an Indemnification Claim as to which any portion of the Indemnification Amount claimed is not objected to, the Responding Party (including the Stockholders if the Stockholders’ Representative is the Responding Party) shall be deemed to have agreed to that portion of the Indemnification Certificate and to have acknowledged the correctness of that portion of the Indemnification Amount claimed as to which no objection is raised in the Response Certificate, and, in either case, the Escrow Agent shall thereafter forward to the transfer agent for the Parent Common Stock (the “Transfer Agent”) as soon as administratively permissible for further transfer to the Requesting Party such number of Company Indemnity Shares out of the Escrow Fund (such transfer to be applied pro rata in accordance with each Stockholder’s percentage interest in the Escrow Fund) equal to the lesser of (x) the Indemnification Amount (or the portion of the Indemnification Amount not objected to in a Response Certificate) divided by $2.30 and (y) the number of Company Indemnity Shares in the Escrow Fund.

7.6        If the Escrow Agent shall have received within the applicable Response Period a Response Certificate contesting the amount claimed with respect to any Indemnification Claim specified in the Indemnification Certificate (a “Contested Claim”), the amount so contested (the “Contested Amount”) shall be held by the Escrow Agent and shall not be released from the Escrow Fund, except in accordance with either:

(a)	written instructions executed by each of an authorized officer of the Requesting and the Responding Party, or

(b)

if the Contested Claim concerns amounts that are subject to third party claims brought against the Requesting Party in a litigation or arbitration, the determination of such amount in a final, non-appealable decision, award, or settlement of such litigation or arbitration, or

(c)

if the Contested Claim concerns amounts that are not subject to third party claims and if the Stockholders’ Representative and Parent, on behalf of the Parent Indemnified Parties, are unable to resolve any such Contested Claim within thirty (30) days after delivery of the Response Certificate, the settlement of such Contested Claim in accordance with Sections 9.5 (Submission to Jurisdiction), 9.6 (Waiver of Jury Trial), 9.12 (Remedies), 9.13 (Specific Performance) and 9.15 (Attorneys’ Fees) of the Merger Agreement.

7.7        After (i) the receipt of written instructions pursuant to Section 7.6(a), (ii) the final, non-appealable decision, award, or settlement of a third-party claim pursuant to Section 7.6(b), or (iii) the settlement pursuant to Section 7.6(c) of this Agreement, the Escrow Agent shall forward to the Transfer Agent as soon as administratively practicable for further transfer to the Requesting Party such number of Company Indemnity Shares out of the Escrow Fund equal to the lesser of (x) that number of Company Indemnity Shares specified in such written instructions, decision, award, settlement, or arbitration decision, as the case may be (or, if not so specified in the written instructions, decision, award, settlement, or arbitration decision, the number of Company Indemnity Shares equal to the amount set forth in the written instructions, decision, award, settlement, or arbitration decision, as the case may be), divided by $2.30 and (y) the total number of Company Indemnity Shares.

7.8        Notwithstanding the limitations set forth in Section 7.3 of this Agreement, following the Indemnity Release Date, the Parent Indemnified Parties shall be entitled to assert claims against the Company Indemnity Shares under this Section 7 with respect to all Losses that were included in determining the Reserved Amount (as defined below). For purposes of this Agreement, the “Reserved Amount” shall be equal to the aggregate dollar value of all amounts claimed and unpaid in all Indemnification Certificates delivered to the Escrow Agent prior to the Indemnity Release Date which claims or amounts shall not have been resolved on or prior to the Indemnity Release Date.

7.9        If, on the Indemnity Release Date, the Reserved Amount is less than the product of (x) the total number of Company Indemnity Shares and (y) $2.30, then on the Indemnity Release Date the Escrow Agent shall (A) retain such number of Company Indemnity Shares (rounded up to the nearest whole integer) equal to the quotient obtained by dividing the Reserved Amount by $2.30 and (B) transfer to the Stockholders’ Representative on behalf of the Stockholders the remaining Company Indemnity Shares.

7.10      If, on the Indemnity Release Date, the Reserved Amount is greater than the product of (x) the number of Company Indemnity Shares and (y) $2.30, then the Escrow Agent shall retain all of the Company Indemnity Shares until all amounts claimed and unpaid with respect to all of the Indemnification Certificates delivered to the Escrow Agent prior to the Indemnity Release Date are paid or otherwise resolved pursuant to the terms of this Agreement.

7.11      Upon the termination of this Agreement in accordance with Section 13.1 hereof, the Escrow Agent shall promptly liquidate all investments (other than the shares of Parent Common Stock) of the Escrow Fund, if any, and transfer to the Stockholders’ Representative on behalf of the Stockholders (i) the Escrow Shares then remaining in the Escrow Fund and (ii) by wire transfer in immediately available funds, the amount in cash, if any, then remaining in the Escrow Fund in accordance with the written wire transfer instructions provided by the Stockholders’ Representative, which shall be deemed to be standing instructions unless revised instructions are subsequently received by the Escrow Agent.

7.12      Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Escrow Agent shall, if so instructed in writing signed by Parent and the Stockholders’ Representative, pay from the Escrow Fund, as instructed in such writing, to Parent, any Parent Indemnified Party, the Stockholders’ Representative or any Stockholder the number of Escrow Shares and the amount of cash or other property so instructed.

8.          RESERVATION OF RIGHTS

8.1

Subject to Article 8 of the Merger Agreement, the rights of the Parent Indemnified Parties to receive releases from the Company Indemnity Shares with respect to Indemnification Claims shall be without prejudice to any other rights the Parent Indemnified Parties may have under the Merger Agreement to seek indemnity or other recourse for such Indemnification Claims.

9.          ALLOCATION OF ESCROW SHARES

9.1        With respect to any Escrow Shares released to the Stockholders’ Representative on behalf of the Stockholders pursuant to Section 7 of this Agreement, the Escrow Agent, the Stockholders’ Representative and Parent will take such action as may be necessary (i) to cause appropriate certificates or direct registration statements to be issued and delivered to the Stockholders’ Representative on behalf of the Stockholders and (ii) to the extent necessary, if not all Escrow Shares have been released from the Escrow Fund, to cause appropriate certificates or direct registration statements to be issued and delivered to the Escrow Agent representing the number of Escrow Shares remaining in the Escrow Fund after such distribution to the Stockholders’ Representative on behalf of the Stockholders.

9.2        Notwithstanding any of the provisions of Section 7 of this Agreement, in each circumstance in which Escrow Shares are to be released to a Parent Indemnified Party or to the Stockholders’ Representative on behalf of the Stockholders pursuant to this Agreement, the number of Escrow Shares to be released shall be rounded down to the nearest whole integer.

10.        MAINTENANCE OF THE ESCROW FUND; TERMINATION OF THE ESCROW FUND

10.1

The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (a) the time at which there shall be no funds, Escrow Shares, or other property in the Escrow Fund and (b) the termination of this Agreement pursuant to Section 13.1.

11.       STOCKHOLDERS’ REPRESENTATIVE

11.1      Notwithstanding anything to the contrary contained herein (a) each Stockholder shall indemnify and hold harmless and reimburse the Stockholders’ Representative from and against such Stockholder’s ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Stockholders’ Representative arising out of or resulting from any action taken or omitted to be taken by the Stockholders’ Representative under the Merger Agreement or this Agreement other than such liabilities, losses, damages, claims, costs, or expenses arising out of or resulting from the Stockholders’ Representative’s negligence, bad faith, or willful misconduct (such indemnifiable amounts being referred to collectively as “Expenses”), and (b) with respect to any Expenses that are not reimbursed by any Stockholder as provided for herein, the Stockholders’ Representative shall be entitled to set off such Expenses against the Escrow Shares that would otherwise have been released to such Stockholder pursuant to the terms hereof.

11.2      In addition, the Stockholder Representative may request the Escrow Agent to set aside in a separate escrow account up to 261,000 share of the Principal Stockholder Merger Consideration to the Stockholder Representative Account (with such particular amount to be specified by the Stockholders’ Representative) for expenses, professional fees and other amounts required to be paid by the Stockholder Representative or the Stockholders pursuant to Article VIII of the Merger Agreement, provided that such portion of the Principal Stockholder Merger Consideration so set aside may only be sold in accordance with Section 2.2(j) of the Merger Agreement. If any of the shares that are set aside in the Stock Representative Account are not used for expenses, professional fees and other amounts required to be paid by the Stockholder Representative or the Stockholders pursuant to Article VIII of the Merger Agreement, then such shares shall be distributed to the Stockholders pursuant to this Agreement.

12.        ESCROW AGENT

12.1      Except as expressly contemplated by this Agreement or by joint written instructions from Parent and the Stockholders’ Representative, the Escrow Agent shall not sell, transfer or otherwise dispose of, in any manner, all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

12.2      The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

12.3      In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument, or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

12.4      The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its negligence, bad faith or willful misconduct.

12.5      The Escrow Agent shall have no duty as to the collection or protection of the Escrow Funds or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds or Escrow Shares actually in its possession.

12.6      As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule C to this Agreement and shall be reimbursed upon request for all expenses, disbursements, and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be divided equally between and paid by Parent, on the one hand, and the Stockholders’ Representative on behalf of the Stockholders on the other.

12.7      Parent and the Stockholders shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, incurred without negligence, bad faith, or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement; provided that such loss, liability, or expense shall be divided equally between Parent, on the one hand, and the Stockholders, on the other; and provided further that the portion of such loss, liability, or expense to be paid by the Stockholders shall be paid by the Stockholders’ Representative on behalf of the Stockholders. Promptly after receipt by the Escrow Agent of notice of the commencement of any claim against the Escrow Agent with respect to which the Escrow Agent demands indemnification under this Agreement, the Escrow Agent shall promptly notify Parent and the Stockholders’ Representative of the commencement of such claim.

12.8      The Escrow Agent may at any time resign by giving ten (10) business days’ prior written notice of resignation to Parent and the Stockholders’ Representative. Parent and the Stockholders’ Representative may at any time jointly remove the Escrow Agent by giving ten (10) business days’ prior written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor escrow agent shall be appointed by Parent by a written instrument executed by Parent and the Stockholders’ Representative and delivered to the Escrow Agent and to such successor escrow agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor escrow agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder by such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Parent and the Stockholders’ Representative, execute and deliver to such successor escrow agent all of its right, title and interest hereunder in and to the Escrow Fund and all of its other rights hereunder. If no successor escrow agent shall have been appointed within twenty (20) business days of a notice of resignation by the Escrow Agent, the Escrow Agent’s sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of its receipt of designation of a successor escrow agent, joint written instructions by Parent and the Stockholders’ Representative, or termination of this Agreement in accordance with its terms.

13.        MISCELLANEOUS

13.1      This Agreement shall terminate on the later of (i) the date on which there are no Escrow Shares, funds, or other property remaining in the Escrow Fund and (ii) ten (10) business days following the date on which all claims made in Indemnification Certificates delivered to the Escrow Agent prior to the Expiration Date shall have been resolved.

13.2      If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto (other than the Escrow Agent), the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

13.3      This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Stockholder may assign such Stockholder’s rights under this Agreement (by operation of law or otherwise) without the express prior written consent of Parent; provided, however, that upon the death of a Stockholder, such Stockholder’s rights under this Agreement shall be transferred to the person(s) who receive such Stockholder’s shares of Parent Common Stock under the laws of descent and distribution. Parent may assign this Agreement to (i) an affiliate of Parent and (ii) any person who purchases Parent’s entire interest in Parent or all or substantially all of the assets of Parent, in both instances without the consent of the other parties hereto.

13.4      This Agreement is for the sole benefit of Parent, the Parent Indemnified Parties, the Stockholders’ Representative, the Stockholders, and the Escrow Agent (it being understood and agreed that the Stockholders shall exercise their rights hereunder solely through the Stockholders’ Representative) and their respective permitted successors and assigns, if any, and nothing in this Agreement, express or implied, is intended to confer, or shall be deemed to confer, any rights, benefits or remedies upon any other person or entity under or by reason of this Agreement.

13.5      All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given:

(a)	when delivered by hand (with written confirmation of receipt);

(b)	when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);

(c)

on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or

(d)

on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.5):

(i)	If to Parent or Merger Sub, to:

THE ALKALINE WATER COMPANY INC.
14646 N. Kierland Blvd., Suite 255
Scottsdale, AZ 85254 USA

Attention: Chief Executive Officer
Email:

and

Attention: Michael Reagan
Email:

with a copy (which will not constitute notice to the Parent) to:

CLARK WILSON LLP
900 – 885 West Georgia Street
Vancouver, BC V6C 3H1
Canada

Attention: Virgil Hlus
Facsimile:
Email:

(ii)	if to the Stockholders’ Representative:

YUCAIPA AMERICAN ALLIANCE FUND LLC
[Address]

Attention: [Name]
Facsimile: [Number]
Email: [email address]

with a copy (which will not constitute notice to the Stockholders’
Representative) to:

Glaser Weil
520 Newport Center Drive, Suite 420
Newport Beach, CA 92660

Attention: George Wall
Facsimile:
Email:

(iii)	if to the Escrow Agent:

[Name of Escrow Agent]
[Address]

Attention: [Name]
Facsimile: [Number]
Email: [email address]

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

13.6      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action (other than an action pursuant to Section 7.6 regarding a Contested Claim) between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. Except as otherwise specifically set forth in this Agreement to the contrary, any dispute hereunder shall be determined in accordance with Sections 9.5 (Submission to Jurisdiction), 9.6 (Waiver of Jury Trial), 9.12 (Remedies), 9.13 (Specific Performance) and 9.15 (Attorneys’ Fees) of the Merger Agreement.

13.7      This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Parent, the Stockholders’ Representative, and the Escrow Agent or (b) by a waiver in accordance with Section 13.9; provided that any amendment duly executed and delivered by the Stockholders’ Representative shall be deemed to have been duly executed and delivered by all of the Stockholders.

13.8	(a)

The parties hereto agree that, for tax reporting purposes, all dividends, interest, or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Stockholders in accordance with their percentage interests in the Escrow Fund set forth in Schedule A.

(b)

The Stockholders’ Representative, on behalf of each of the Stockholders, agrees to provide the Escrow Agent with a certified tax identification numbers for each of them by furnishing an appropriate Form W-9 (or Form W-8, in the case of a non- U.S. person) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) within 30 days after the date hereof. The Stockholders and the parties hereto understand that if such Tax Reporting Documentation is not provided to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as amended, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to the terms of this Agreement. The Escrow Agent need not determine whether or what amount of any payment should be treated by the Stockholders as being imputed interest and shall allocate all income earned on investments of monies in the Escrow Fund to Parent in accordance herewith, without regard to how the Stockholders may treat payments by the Escrow Agent to them.

13.9      Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance by any other party with any agreement or condition contained herein, provided in either case the waiving party is owed the duty, or is the beneficiary of the condition, that has been waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights, powers, privileges, or remedies hereunder, and any delay on the part of any party in exercising any right, power, privilege, or remedy hereunder shall not constitute a waiver of any of such rights, powers, privileges, or remedies.

13.10    If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

13.11    This Agreement and the Merger Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Parent, the Stockholders’ Representative and the Escrow Agent with respect to the subject matter hereof.

13.12    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

13.13    This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

13.14    If for any reason Schedule A should need to be recalculated, Parent and the Stockholders’ Representative shall jointly: (i) calculate revised percentage interests for the Stockholders and (ii) submit such calculations in writing to the Escrow Agent.

13.15    The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

13.16    To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each party hereto has executed or has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first written above.

THE ALKALINE WATER COMPANY INC.

By:      _______________________________________________

Name: _______________________________________________

Title:   _______________________________________________

YUCAIPA AMERICAN ALLIANCE FUND LLC

By:     _______________________________________________
           [Name], as Stockholders’ Representative

[ESCROW AGENT]

By:      _______________________________________________

Name: _______________________________________________

Title:   _______________________________________________

SCHEDULE A

LISTING OF EACH STOCKHOLDER’S INTEREST IN ESCROW FUND

SCHEDULE B

LISTING OF EACH PRINCIPAL STOCKHOLDER’S INTEREST IN ESCROW FUND

SCHEDULE C

ESCROW AGENT FEES

EXHIBIT B

WORKING CAPITAL RATIO

Working Capital Ratio is defined as Current Assets divided by Current Liabilities, at Closing, with all of the numbers to be calculated in accordance with GAAP (as such term is defined in the Agreement and Plan of Merger to which this Exhibit B is attached).

Current Assets = Receivables + Inventory + Cash and Investments + Prepaid Expenses.

Current Liabilities = Vendor Payables + Accrued Liabilities + Accrued Compensation + Other Payables.

Please see below for an illustrative working capital ratio calculation at the time of closing.

(Figures in $ millions)

At Closing
Receivables	$2,524
Prepaid Expenses	$383
Inventory	$1,827
Cash	$50
Current Assets	$4,784

Payables	$3,834
Accrued Comp	$180
Accrued Liabilities	$538
Other Payables	$77
Current Liabilities	$4,628

Current Ratio	1.03

EXHIBIT C

SEVENTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

AQUAHYDRATE, INC.

ARTICLE I

                          The name of this corporation is AquaHydrate, Inc. (the “Company”).

ARTICLE II

                          The address of the Company’s registered office in the State of Nevada is 318 N. Carson Street, #208, Carson City, Nevada 89701. The name of its registered agent at such address is Paracorp Incorporated.

ARTICLE III

                          The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes, as amended (the “NRS”).

ARTICLE IV

                   A.        Authorized Shares. The aggregate number of shares that the Company shall have authority to issue is ________ shares, divided into ______ shares of Common Stock (the “Common Stock”) each with the par value of $0.001 per share and _____ shares of Preferred Stock (the “Preferred Stock”) each with the par value of $0.001 per share. Upon the filing of this Seventh Amended and Restated Articles of Incorporation (i) each outstanding share of Series A Preferred Stock will be converted into ___ shares of Common Stock, (ii) each outstanding share of Series B Preferred Stock will be converted into ___ shares of Common Stock, (iii) each outstanding share of Series C Preferred Stock will be converted into __ shares of Common Stock, (iv) each outstanding share of Series D Preferred Stock will be converted into ___ shares of Common Stock, (v) each outstanding share of Series E Preferred Stock will be converted into ____ shares of Common Stock, (vi) each outstanding share of Series F will be converted into ___ shares of Common Stock, (vii) each outstanding share of Series G Preferred Stock will be converted into ____ shares of Common Stock; (viii) each outstanding share of Series H Preferred Stock will be converted into ___ shares of Common Stock, and (ix) each outstanding share of Series I Preferred Stock will be converted into ___ shares of Common Stock and __ shares of Preferred Stock. In each case, any fractional shares shall be rounded up or down to the closest whole number.

                   B       Common Stock. The terms and provisions of the Common Stock are as follows:

                                        1.        Dividend Rights. Subject to the rights of holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

                                        2.        Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, any assets of the Company shall be distributed as provided in Section 2 of Article IV(C).

                                        3.        Redemption. The Company shall not be obligated to redeem the Common Stock of any holder, nor shall it have the right to redeem the Common Stock of any holder without that holder’s consent.

                                        4.        Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis). The right of the holders of Common Stock to vote on any such increase or decrease as a separate class is hereby specifically denied, in accordance with NRS 78.2055 and 78.207. Similarly, the right of the holders of Common Stock to vote on any other amendment to these Seventh Amended and Restated Articles of Incorporation (as they may be amended, these “Articles of Incorporation”) as a separate class is hereby specifically denied pursuant to NRS 78.390.

                          C.        Preferred Stock. The terms and provisions of the Preferred Stock are as follows:

                                        1.        Dividends. The holders of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

                                        2.        Liquidation Rights.

                                                      (a)        Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation”), the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Company legally available for distribution, the Liquidation Preference specified below for each share of Preferred Stock then held by them before any payment shall be made or any assets distributed in respect of any shares of Common Stock. Any remaining assets shall be distributed ratably to holders of the Common Stock. If upon the Liquidation, the assets to be distributed among the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares of Preferred Stock, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the Preferred Stock. “Liquidation Preference” shall mean, with respect to a share of Preferred Stock, $0.001 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like affecting the Preferred Stock), plus any declared or accumulated but unpaid dividends on such share;

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                                                      (b)        Determination of Value if Proceeds Other than Cash. In any Liquidation, if the proceeds received by the Company are other than cash, the value of such proceeds will be deemed to be the fair market value thereof as reasonably determined by the Board of Directors.

                                        3.        Voting. The holders of Preferred Stock shall not be entitled vote the shares of Preferred Stock. Without limiting the generality of the foregoing, any right that the holders of the Preferred Stock would have to vote on any amendment to these Articles of Incorporation as separate classes or otherwise pursuant to NRS 78.2055, 78.207 or 78.390 is hereby specifically denied. Fractional votes shall not, however, be permitted and any fractional voting rights shall be disregarded.

                                        4.        Redemption. The Company shall have no right or obligation to redeem any shares of Preferred Stock.

ARTICLE V

                          The Board of Directors shall have the power to adopt, amend and repeal the Bylaws of the Company (except insofar as the Bylaws of the Company as adopted by action of the stockholders of the Company shall otherwise provide and except as otherwise provided in these Articles of Incorporation). Any Bylaws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders, and the powers conferred in this Article V shall not abrogate the right of the stockholders to also adopt, amend and repeal bylaws.

ARTICLE VI

                          Election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

ARTICLE VII

                          Except as set forth herein, the Company reserves the right to amend the provisions of these Articles of Incorporation and in any certificate amendatory hereof in the manner now or hereafter prescribed by law and these Articles of Incorporation.

ARTICLE VIII

                          A.        To the fullest extent permitted by the NRS as the same exists or as may hereafter be amended, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages resulting from any act or failure to act in his or her capacity as a director or officer. If the NRS is amended after the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the NRS as so amended.

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                          B.        The Company shall indemnify to the fullest extent permitted by law any person who was or is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding.

                                               (a)        Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Company’s Articles of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                               (b)        The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NRS.

ARTICLE IX

                          In lieu of issuing certificates for shares, the Company may issue uncertificated shares to the extent permitted by, and in accordance with, NRS 78.235. If the Company utilizes uncertificated shares, all references herein to share certificates shall be deemed to be references to the required written statement or evidence of the shares, mutatis mutandis.

ARTICLE X

                          The period of duration of the Company is perpetual.

*        *        *

            The amendment and restatement of the articles of incorporation of the Company as set forth above has been approved by at least a majority of the voting power of the outstanding capital stock of the Company, by stockholders holding at least a majority of the shares of Series F Preferred Stock, voting as a separate class, by stockholders holding at least a majority of the shares of Series G Preferred Stock, voting as a separate class, by stockholders holding at least a majority of the shares of Series H Preferred Stock, and by stockholders holding at least a majority of the shares of Series I Preferred Stock voting as a separate class, which is sufficient for approval thereof.

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            IN WITNESS WHEREOF, I have executed these Seventh Amended and Restated Articles of Incorporation of the Company as of _____ __, 2019.

[_____]
Chief Executive Officer

Transaction Chronology

            In connection with the solicitation of proxies from the Company Stockholders to approve the Merger, the Company will also solicit proxies of the Company Stockholders to approve the Company Capital Reorganization which will be effected through an amendment and restatement of the Company’s articles of incorporation. The amendment and restatement will result in the conversion of all outstanding shares of current preferred stock of the Company, other than the Series I Preferred Stock, into common stock of the Company. The Series I Preferred Stock will be converted into common stock and a new class of the preferred stock. In the Merger the new class of preferred stock will be entitled to receive the Performance Shares issued pursuant to Section 1.2 of the Merger Agreement (as defined below). In addition, immediately prior to the amendment and restatement of the articles of incorporation, $4,304,582 principal amount of promissory notes will be exchanged for 593,565,687 shares of Series I Preferred Stock. Such Series I Preferred Stock is included in the Series I Preferred Stock mentioned above.

            Specifically, prior to the Merger, each share of the Series A Preferred Stock will be converted into 8.98099 shares of common stock, each share of the Series B Preferred Stock will be converted into 8.98099 shares of common stock, each share of the Series C Preferred Stock will be converted into 17.96197 shares of common stock, each share of the Series D Preferred Stock will be converted into 17.96197 shares of common stock, each share of the Series E Preferred Stock will be converted into 8.90899 shares of common stock, each share of the Series F Preferred Stock will be converted into 1.79620 shares of common stock; each share of the Series G Preferred Stock will be converted into 2.06563 shares of common stock, each share of the Series H Preferred Stock will be converted into 1.08485 shares of common stock, and each share of the Series I Preferred Stock (including the Series I Preferred Stock to be issued in exchange for the promissory notes) will be converted into 1.56452 shares of common stock and 0.51285 shares of the new class of preferred stock;

            The amendment and restatement of the Company’s articles of incorporation must receive approval of the holders of:

  Majority of common stock, Series F, Series G, Series H and Series I Preferred Stock voting together as a single class;

  Majority of Series F Preferred Stock voting as a single class;

  Majority of Series G Preferred Stock voting as a single class;

  Majority of Series H Preferred Stock voting as a single class; and

  Majority of Series I Preferred Stock voting as a single class.

            The holders of Series A, B, C, D and E Preferred Stock are not entitled to vote on the amendment and restatement of the articles of incorporation.

            Capitalized terms used but not defined herein shall have the meaning ascribed thereto by the Agreement and Plan of Merger dated September 9, 2019 by and among AQUAhydrate, Inc., The Alkaline Water Company, Inc. and AWC Acquisition Company Inc., (the “Merger Agreement”).

EXHIBIT D

CREDITOR ESCROW AGREEMENT

This Creditor Escrow Agreement dated as of <>, 2019 (this “Agreement”), by and among The Alkaline Water Company Inc., a Nevada corporation (the “Parent”), Yucaipa American Alliance (Parallel) Fund II, LP (“YAAPF”), Yucaipa American Alliance Fund II, LP (“YAAF”), SC Beverages, LLC (“SC Bev”), and the Mark Wahlberg Trust (the “MW Trust”, and together with YAAPF, YAAF and SC Bev, the “Creditors”), and <> , a <>, as escrow agent (the “Escrow Agent”).

WHEREAS:

A.        Parent, AWC Acquisition Company Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and AQUAhydrate, Inc., a Nevada corporation (the “Company”) have entered into an Agreement and Plan of Merger, dated as of <>, 2019 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”);

B.        In connection with the Merger Agreement, the Creditors have advanced a loan to the Company (the “Loan”);

C.        It is contemplated under the Merger Agreement, the stockholders of the Company will be issued 19,565,217 shares of Parent common stock, par value $0.001 per share (the “Parent Common Stock”) less any shares of the Parent Common Stock to be issued in connection with the Merger to any finders or placement agents and to any other persons for the payment of any outstanding liabilities, including the Creditors in connection with Loan (collectively, the “Excluded Parent Common Stock”);

D.        It is contemplated under the Merger Agreement that the Creditors will be issued <> shares of Parent Common Stock (the “Creditor Escrow Shares”) as their portion of the Excluded Parent Common Stock, with each Creditor having an interest in the Creditor Escrow Shares in the proportions as set out in Schedule B (each, an “Interest”), and it is further contemplated that the Creditors will enter into this Agreement governing the escrow conditions and release of the Creditor Escrow Shares; and

E.        The Escrow Agent is willing to act as the Escrow Agent hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.        DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2.        APPOINTMENT AND AGREEMENT OF THE ESCROW AGENT

Parent and the Creditors hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, the escrow agent upon the terms and conditions set forth in this Agreement.

3.        ESTABLISHMENT OF THE ESCROW FUND

3.1        Pursuant to the terms of the Merger Agreement, Parent shall deliver to the Escrow Agent as soon as practicable, but in no event more than twenty (20) days from the Effective Time, a certificate representing <> shares of Parent Common Stock, representing the Creditor Escrow Shares, to be issued in the name of the Escrow Agent.

3.2        The Escrow Agent shall hold the Creditor Escrow Shares and/or any cash and all interest and other amounts earned thereon (the “Escrow Fund”) in escrow and will not transfer any interest in the Escrow Fund except pursuant to the terms of this Agreement. Parent and each of the Creditors confirm to the Escrow Agent and to each other that the Escrow Fund is free and clear of any lien, charge, claim, option, pledge, security interest, or other encumbrance, except as may be created by this Agreement.

3.3        Each Creditor shall have an interest in the Escrow Fund in proportion to the applicable Creditor’s Interest.

4.          CREDITORS RIGHTS

4.1        While any Creditor Escrow Shares are held in the Escrow Fund, and pending the release thereof to Creditors in connection with any release from the Escrow Fund in accordance with Section 5 hereof, each of the Creditors will have all rights with respect to the Creditor Escrow Shares attributable to the respective Creditor’s Interest (including, without limitation, the right to vote such shares as set forth in Section 4.2 below), except (i) the right of possession thereof and (ii) the right to sell, assign, pledge, hypothecate, or otherwise transfer, dispose of or encumber such shares or any interest therein. Any cash dividend or other distribution (other than a distribution that is not taxable pursuant to §305 of the Internal Revenue Code, as amended (“Non-taxable Distribution”)) made with respect to the Creditor Escrow Shares shall be distributed to the Creditors in proportion to the respective Creditor’s Interest and any other Non-taxable Distribution shall be deposited and included in the Escrow Fund and shall be considered Creditor Escrow Shares for purposes hereof.

4.2        Each of the Creditors shall have the right to exercise any voting right with respect to the Creditor Escrow Shares attributable to the respective Creditor’s Interest. The applicable Creditor shall direct the Escrow Agent in writing as to the exercise of any voting rights by such Creditor, and the Escrow Agent shall comply with any such directions. In the absence of such directions, the Escrow Agent shall not vote any of the Creditor Escrow Shares.

4.3        The Creditors shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Creditor Escrow Shares in proportion to the respective Creditor’s Interest.

4.4        If, after the date of this Agreement, the shares of Parent Common Stock comprising the Creditor Escrow Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares, the relevant provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares. Upon the occurrence of any such event, Parent and the Creditors shall deliver to the Escrow Agent a new version of Schedule B reflecting such action.

5.          DISTRIBUTION OF ESCROW SHARES AND PAYMENTS FROM ESCROW FUND

5.1        Subject to this Section 5, the Escrow Agent shall release the Creditor Escrow Shares to the Creditors in proportion to the respective Creditor’s Interest on the date which is twelve (12) months from the date of the Effective Time.

5.2        Upon the termination of this Agreement in accordance with Section 8.1 hereof, the Escrow Agent shall promptly liquidate all investments (other than the shares of Parent Common Stock) of the Escrow Fund, if any, and transfer to the Creditors in proportion to the respective Creditor’s Interest (i) the Creditor Escrow Shares then remaining in the Escrow Fund and (ii) by wire transfer in immediately available funds, the amount in cash, if any, then remaining in the Escrow Fund in accordance with the written wire transfer instructions provided by the Creditors, which shall be deemed to be standing instructions unless revised instructions are subsequently received by the Escrow Agent.

5.3        Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Escrow Agent shall, if so instructed in writing signed by Parent and each of the Creditors, pay from the Escrow Fund, as instructed in such writing, to Parent or the Creditors the number of Creditor Escrow Shares and the amount of cash or other property so instructed.

5.4        With respect to any Creditor Escrow Shares released to the Creditors pursuant to this Section 5, the Escrow Agent, the Creditors and Parent will take such action as may be necessary (i) to cause appropriate certificates or direct registration statements to be issued and delivered to the Creditors and (ii) to the extent necessary, if not all Creditor Escrow Shares have been released from the Escrow Fund, to cause appropriate certificates or direct registration statements to be issued and delivered to the Escrow Agent representing the number of Creditor Escrow Shares remaining in the Escrow Fund after such distribution to the Creditors in proportion to the respective Creditor’s Interest.

6.          MAINTENANCE OF THE ESCROW FUND; TERMINATION OF THE ESCROW FUND

The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (a) the time at which there shall be no funds, Creditor Escrow Shares, or other property in the Escrow Fund and (b) the termination of this Agreement pursuant to Section 8.1.

7.          ESCROW AGENT

7.1        Except as expressly contemplated by this Agreement or by joint written instructions from Parent and each of the Creditors, the Escrow Agent shall not sell, transfer or otherwise dispose of, in any manner, all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

7.2        The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

7.3        In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument, or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

7.4        The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its negligence, bad faith or willful misconduct.

7.5        The Escrow Agent shall have no duty as to the collection or protection of the Escrow Funds or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds or Creditor Escrow Shares actually in its possession.

7.6        As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements, and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be paid by Parent.

7.7        Parent shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, incurred without negligence, bad faith, or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. Promptly after receipt by the Escrow Agent of notice of the commencement of any claim against the Escrow Agent with respect to which the Escrow Agent demands indemnification under this Agreement, the Escrow Agent shall promptly notify Parent and each of the Creditors of the commencement of such claim.

7.8        The Escrow Agent may at any time resign by giving ten (10) business days’ prior written notice of resignation to Parent and each of the Creditors. Parent and the Creditors may at any time jointly remove the Escrow Agent by giving ten (10) business days’ prior written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor escrow agent shall be appointed by Parent by a written instrument executed by Parent and each of the Creditors and delivered to the Escrow Agent and to such successor escrow agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor escrow agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder by such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Parent and each of the Creditors, execute and deliver to such successor escrow agent all of its right, title and interest hereunder in and to the Escrow Fund and all of its other rights hereunder. If no successor escrow agent shall have been appointed within twenty (20) business days of a notice of resignation by the Escrow Agent, the Escrow Agent’s sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of its receipt of designation of a successor escrow agent, joint written instructions by Parent and each of the Creditors, or termination of this Agreement in accordance with its terms.

8.          MISCELLANEOUS

8.1        This Agreement shall terminate on the date on which there are no Creditor Escrow Shares, funds, or other property remaining in the Escrow Fund.

8.2        If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto (other than the Escrow Agent), the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.3        This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Creditor may assign its rights under this Agreement (by operation of law or otherwise) without the express prior written consent of Parent. Parent may assign this Agreement to (i) an affiliate of Parent and (ii) any person who purchases Parent’s entire interest in Parent or all or substantially all of the assets of Parent, in both instances without the consent of the other parties hereto.

8.4        This Agreement is for the sole benefit of Parent, the Creditors, and the Escrow Agent and their respective permitted successors and assigns, if any, and nothing in this Agreement, express or implied, is intended to confer, or shall be deemed to confer, any rights, benefits or remedies upon any other person or entity under or by reason of this Agreement.

8.5        All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given:

(a)	when delivered by hand (with written confirmation of receipt);

(b)	when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);

(c)

on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or

(d)	on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.5):

(i)	If to Parent or Merger Sub, to:

THE ALKALINE WATER COMPANY INC.
14646 N. Kierland Blvd., Suite 255 Scottsdale, AZ 85254 USA

Attention: Chief Executive Officer Email:

and

Attention: Michael Reagan Email:

with a copy (which will not constitute notice to the Parent or the Merger Sub) to:

CLARK WILSON LLP

900 – 885 West Georgia Street Vancouver, BC V6C 3H1 Canada

Attention: Virgil Hlus Facsimile: Email:

(ii)	if to YAAPF:

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, LP
[Address]

Attention: [Name] Facsimile: [Number] Email: [email address]

(iii)	if to YAAF:

YUCAIPA AMERICAN ALLIANCE FUND II, LP
[Address]

Attention: [Name] Facsimile: [Number] Email: [email address]

(iv)	if to SC Bev:

SC BEVERAGES, LLC
[Address]

Attention: [Name] Facsimile: [Number] Email: [email address]

(v)	if to the MW Trust:

MARK WAHLBERG TRUST
[Address]

Attention: [Name] Facsimile: [Number] Email: [email address]

(vi)	if to the Escrow Agent:

[NAME]
[Address]

Attention: [Name] Facsimile: [Number] Email: [email address]

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

8.6        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.

8.7        This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Parent, each of the Creditors, and the Escrow Agent or (b) by a waiver in accordance with Section 8.9.

8.8	(a)

The parties hereto agree that, for tax reporting purposes, all dividends, interest, or other income, if any, attributable to the Creditor Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Creditors in proportion to the respective Creditor’s Interest.

(b)

Each of the Creditors agrees to provide the Escrow Agent with a certified tax identification number by furnishing an appropriate Form W-9 (or Form W-8, in the case of a non-U.S. person) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) within 30 days after the date hereof. The parties hereto understand that if such Tax Reporting Documentation is not provided to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as amended, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to the terms of this Agreement. The Escrow Agent need not determine whether or what amount of any payment should be treated by the Creditors as being imputed interest and shall allocate all income earned on investments of monies in the Escrow Fund to Parent in accordance herewith, without regard to how the Creditors may treat payments by the Escrow Agent to them.

8.9        Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance by any other party with any agreement or condition contained herein, provided in either case the waiving party is owed the duty, or is the beneficiary of the condition, that has been waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights, powers, privileges, or remedies hereunder, and any delay on the part of any party in exercising any right, power, privilege, or remedy hereunder shall not constitute a waiver of any of such rights, powers, privileges, or remedies.

8.10      If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

8.11      This Agreement and the Merger Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Parent, each of the Creditors and the Escrow Agent with respect to the subject matter hereof.

8.12      The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.13      This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

8.14      The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

8.15      To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

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IN WITNESS WHEREOF, each party hereto has executed or has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first written above.

THE ALKALINE WATER COMPANY INC.

By: Name: Title:

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, LP

By:      _________________________________________

Name: _________________________________________

Title:   _________________________________________

YUCAIPA AMERICAN ALLIANCE FUND II, LP

By:      _________________________________________

Name: _________________________________________

Title:   _________________________________________

SC BEVERAGES, LLC

By:      _________________________________________

Name: _________________________________________

Title:   _________________________________________

MARK WAHLBERG TRUST

By:      _________________________________________

Name: _________________________________________

Title:   _________________________________________

[ESCROW AGENT]

By:      _________________________________________

Name: _________________________________________

Title:   _________________________________________

:

SCHEDULE A

ESCROW AGENT FEES

SCHEDULE B

LISTING OF EACH CREDITOR’S INTEREST IN ESCROW FUND

EXHIBIT E

ROTH / EMERALD ESCROW AGREEMENT

This Escrow Agreement dated as of <>, 2019 (this “Agreement”), by and among The Alkaline Water Company Inc., a Nevada corporation (the “Parent”), <>, a <> (the “Subject Party”), and <> , a <>, as escrow agent (the “Escrow Agent”).

WHEREAS:

A.        Parent, AWC Acquisition Company Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and AQUAhydrate, Inc., a Nevada corporation (the “Company”) have entered into an Agreement and Plan of Merger, dated as of <>, 2019 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”);

B.        It is contemplated under the Merger Agreement, the stockholders of the Company will be issued 19,565,217 shares of Parent common stock, par value $0.001 per share (the “Parent Common Stock”) less any shares of the Parent Common Stock to be issued in connection with the Merger to any finders or placement agents, including the Subject Party, and to any other persons for the payment of any outstanding liabilities (collectively, the “Excluded Parent Common Stock”);

C.        It is contemplated under the Merger Agreement that the Subject Party will be issued <> shares of Parent Common Stock (the “Subject Escrow Shares”) as its portion of the Excluded Parent Common Stock, and it is further contemplated that the Subject Party will enter into this Agreement governing the escrow conditions and release of the Subject Escrow Shares;

D.        The Escrow Agent is willing to act as the Escrow Agent hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.          DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2.          APPOINTMENT AND AGREEMENT OF THE ESCROW AGENT

Parent and the Subject Party hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, the escrow agent upon the terms and conditions set forth in this Agreement.

3.          ESTABLISHMENT OF THE ESCROW FUND

3.1        Pursuant to the terms of the Merger Agreement, Parent shall deliver to the Escrow Agent as soon as practicable, but in no event more than twenty (20) days from the Effective Time, a certificate representing <> shares of Parent Common Stock, representing the Subject Escrow Shares, to be issued in the name of the Escrow Agent.

3.2        The Escrow Agent shall hold the Subject Escrow Shares and/or any cash and all interest and other amounts earned thereon (the “Escrow Fund”) in escrow and will not transfer any interest in the Escrow Fund except pursuant to the terms of this Agreement. Each of Parent and the Subject Party confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of any lien, charge, claim, option, pledge, security interest, or other encumbrance, except as may be created by this Agreement.

4.          SUBJECT PARY RIGHTS

4.1        While any Subject Escrow Shares are held in the Escrow Fund, and pending the release thereof to Subject Party in connection with any release from the Escrow Fund in accordance with Section 5 hereof, the Subject Party will have all rights with respect to the Subject Escrow Shares attributable to the Subject Party (including, without limitation, the right to vote such shares as set forth in Section 4.2 below), except (i) the right of possession thereof and (ii) the right to sell, assign, pledge, hypothecate, or otherwise transfer, dispose of or encumber such shares or any interest therein. Any cash dividend or other distribution (other than a distribution that is not taxable pursuant to §305 of the Internal Revenue Code, as amended (“Non-taxable Distribution”)) made with respect to the Subject Escrow Shares shall be distributed to the Subject Party and any other Non-taxable Distribution shall be deposited and included in the Escrow Fund and shall be considered Subject Escrow Shares for purposes hereof.

4.2        The Subject Party shall have the right to exercise any voting right with respect to the Subject Escrow Shares attributable to the Subject Party. The Subject Party shall direct the Escrow Agent in writing as to the exercise of any voting rights by the Subject Party, and the Escrow Agent shall comply with any such directions. In the absence of such directions, the Escrow Agent shall not vote any of the Subject Escrow Shares.

4.3        The Subject Party shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Subject Escrow Shares.

4.4        If, after the date of this Agreement, the shares of Parent Common Stock comprising the Subject Escrow Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares, the relevant provisions of this Agreement shall be correspondingly adjusted to the extent appropriate to reflect equitably such stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares.

5.          DISTRIBUTION OF ESCROW SHARES AND PAYMENTS FROM ESCROW FUND

5.1        Subject to this Section 5, the Escrow Agent shall release the Subject Escrow Shares to the Subject Party on the date which is six (6) months from the date of the Effective Time.

5.2        Upon the termination of this Agreement in accordance with Section 8.1 hereof, the Escrow Agent shall promptly liquidate all investments (other than the shares of Parent Common Stock) of the Escrow Fund, if any, and transfer to the Subject Party (i) the Subject Escrow Shares then remaining in the Escrow Fund and (ii) by wire transfer in immediately available funds, the amount in cash, if any, then remaining in the Escrow Fund in accordance with the written wire transfer instructions provided by the Subject Party, which shall be deemed to be standing instructions unless revised instructions are subsequently received by the Escrow Agent.

5.3        Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of this Agreement, the Escrow Agent shall, if so instructed in writing signed by Parent and the Subject Party, pay from the Escrow Fund, as instructed in such writing, to Parent or the Subject Party the number of Subject Escrow Shares and the amount of cash or other property so instructed.

5.4        With respect to any Subject Escrow Shares released to the Subject Party pursuant to this Section 5, the Escrow Agent, the Subject Party and Parent will take such action as may be necessary (i) to cause appropriate certificates or direct registration statements to be issued and delivered to the Subject Party and (ii) to the extent necessary, if not all Subject Escrow Shares have been released from the Escrow Fund, to cause appropriate certificates or direct registration statements to be issued and delivered to the Escrow Agent representing the number of Subject Escrow Shares remaining in the Escrow Fund after such distribution to the Subject Party.

6.          MAINTENANCE OF THE ESCROW FUND; TERMINATION OF THE ESCROW FUND

The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (a) the time at which there shall be no funds, Subject Escrow Shares, or other property in the Escrow Fund and (b) the termination of this Agreement pursuant to Section 8.1.

7.          ESCROW AGENT

7.1        Except as expressly contemplated by this Agreement or by joint written instructions from Parent and the Subject Party, the Escrow Agent shall not sell, transfer or otherwise dispose of, in any manner, all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

7.2        The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

7.3        In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument, or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

7.4        The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its negligence, bad faith or willful misconduct.

7.5        The Escrow Agent shall have no duty as to the collection or protection of the Escrow Funds or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds or Subject Escrow Shares actually in its possession.

7.6        As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements, and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be paid by Parent.

7.7        Parent shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, incurred without negligence, bad faith, or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. Promptly after receipt by the Escrow Agent of notice of the commencement of any claim against the Escrow Agent with respect to which the Escrow Agent demands indemnification under this Agreement, the Escrow Agent shall promptly notify Parent and the Subject Party of the commencement of such claim.

7.8        The Escrow Agent may at any time resign by giving ten (10) business days’ prior written notice of resignation to Parent and the Subject Party. Parent and the Subject Party may at any time jointly remove the Escrow Agent by giving ten (10) business days’ prior written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor escrow agent shall be appointed by Parent by a written instrument executed by Parent and the Subject Party and delivered to the Escrow Agent and to such successor escrow agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor escrow agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder by such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Parent and the Subject Party, execute and deliver to such successor escrow agent all of its right, title and interest hereunder in and to the Escrow Fund and all of its other rights hereunder. If no successor escrow agent shall have been appointed within twenty (20) business days of a notice of resignation by the Escrow Agent, the Escrow Agent’s sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of its receipt of designation of a successor escrow agent, joint written instructions by Parent and the Subject Party, or termination of this Agreement in accordance with its terms.

8.          MISCELLANEOUS

8.1        This Agreement shall terminate on the date on which there are no Subject Escrow Shares, funds, or other property remaining in the Escrow Fund.

8.2        If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto (other than the Escrow Agent), the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8.3        This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. The Subject Party may not assign its rights under this Agreement (by operation of law or otherwise) without the express prior written consent of Parent. Parent may assign this Agreement to (i) an affiliate of Parent and (ii) any person who purchases Parent’s entire interest in Parent or all or substantially all of the assets of Parent, in both instances without the consent of the other parties hereto.

8.4        This Agreement is for the sole benefit of Parent, the Subject Party, and the Escrow Agent and their respective permitted successors and assigns, if any, and nothing in this Agreement, express or implied, is intended to confer, or shall be deemed to confer, any rights, benefits or remedies upon any other person or entity under or by reason of this Agreement.

8.5        All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given:

(a)	when delivered by hand (with written confirmation of receipt);

(b)	when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);

(c)

on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or

(d)

on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.5):

(i)	If to Parent or Merger Sub, to:

THE ALKALINE WATER COMPANY INC.
14646 N. Kierland Blvd., Suite 255 Scottsdale, AZ 85254 USA

Attention: Chief Executive Officer Email:

and

Attention: Michael Reagan Email:

with a copy (which will not constitute notice to the Parent or the Merger Sub) to:

CLARK WILSON LLP
900 – 885 West Georgia Street Vancouver, BC V6C 3H1 Canada

Attention: Virgil Hlus Facsimile: Email:

(ii)	if to the Subject Party:

[NAME]
[Address]

Attention: [Name] Facsimile: [Number] Email: [email address]

(iii)	if to the Escrow Agent:

[NAME]

[Address]

Attention: [Name] Facsimile: [Number] Email: [email address]

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

8.6        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law.

8.7        This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Parent, the Subject Party, and the Escrow Agent or (b) by a waiver in accordance with Section 8.9.

8.8	(a)

The parties hereto agree that, for tax reporting purposes, all dividends, interest, or other income, if any, attributable to the Subject Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Subject Party.

(b)

The Subject Party agrees to provide the Escrow Agent with a certified tax identification number by furnishing an appropriate Form W-9 (or Form W-8, in the case of a non-U.S. person) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) within 30 days after the date hereof. The parties hereto understand that if such Tax Reporting Documentation is not provided to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as amended, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to the terms of this Agreement. The Escrow Agent need not determine whether or what amount of any payment should be treated by the Subject Party as being imputed interest and shall allocate all income earned on investments of monies in the Escrow Fund to Parent in accordance herewith, without regard to how the Subject Party may treat payments by the Escrow Agent to it.

8.9        Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance by any other party with any agreement or condition contained herein, provided in either case the waiving party is owed the duty, or is the beneficiary of the condition, that has been waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights, powers, privileges, or remedies hereunder, and any delay on the part of any party in exercising any right, power, privilege, or remedy hereunder shall not constitute a waiver of any of such rights, powers, privileges, or remedies.

8.10      If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

8.11      This Agreement and the Merger Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Parent, the Subject Party and the Escrow Agent with respect to the subject matter hereof.

8.12      The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.13      This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

8.14      The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

8.15      To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

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IN WITNESS WHEREOF, each party hereto has executed or has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first written above.

THE ALKALINE WATER COMPANY INC.

By:        _______________________________________

Name:   _______________________________________

Title:     _______________________________________

[SUBJECT PARTY]

By:        _______________________________________

Name:   _______________________________________

Title:     _______________________________________

[ESCROW AGENT]

By:        _______________________________________

Name:   _______________________________________

Title:     _______________________________________

SCHEDULE A

ESCROW AGENT FEES